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                         [logo of NTL Incorporated]
                            110 East 59th Street
                          New York, New York 10022


                                                 [      ] [ ], 2000

Dear Stockholders:

     On behalf of your board of directors and your management, I cordially invite you to attend our special meeting of stockholders. The special meeting will take place at 10:00 a.m., local time, on [ ] [ ], 2000 at the Essex House Hotel, 160 Central Park South, New York, New York 10019.

     At the special meeting you will be asked to consider and approve a proposal that we refer to in the enclosed proxy statement as our "tracking stock proposal." Under the tracking stock proposal, we would amend article fourth of our current restated certificate of incorporation to:

     o      authorize the issuance of our common stock in multiple series,

     o      initially designate two new series of common stock, and

     o      increase the total authorized shares of common stock of NTL
            from 800,000,000 to [         ].

     One new series of common stock, our Broadcast Tracking Stock, is intended to track the performance of our broadcast operations, including the national broadcast transmission and tower network infrastructure primarily in the U.K. and Australia that we refer to as the Broadcast Group. Currently, the Broadcast Group does not represent a material part of our total business operations. Your existing shares of NTL common stock will be reclassified into the other new series of common stock, our NTL Stock, that is intended to track our other businesses, including our residential telecommunications services and national telecommunications services that we refer to as the NTL Group. Also, as part of the tracking stock proposal you will be asked to consider and approve the creation of a stock-based compensation plan for the senior management and employees of the Broadcast Group.

     The board of directors unanimously recommends that you adopt the tracking stock proposal. The board of directors adopted the tracking stock proposal following its review of various alternatives to support our strategic objectives and to increase the overall return to stockholders. The board of directors believes that the recent historical price performance of our existing common stock has failed to adequately reflect the value of the various businesses of NTL, including our broadcast operations. The board of directors believes that the tracking stock proposal will, among other things:

  o enable investors to review separate financial information about the Broadcast Group and separately value Broadcast Tracking Stock. This should encourage investors and analysts to focus more attention on our Broadcast Group and its contribution to the value of NTL;

  o enable us to issue Broadcast Tracking Stock in one or more private or public financings, thus raising capital for the NTL Group and/or the Broadcast Group;

  o provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either NTL Stock or Broadcast Tracking Stock, as appropriate under the circumstances;

  o enable us to attract, retain and motivate the senior management and employees of the Broadcast Group through the issuance of stock-based compensation tied to the performance of Broadcast Tracking Stock; and

  o preserve the financial, tax, strategic and operational benefits of being a single enterprise.

     If you approve the tracking stock proposal and it is implemented by the board of directors, we currently plan to distribute shares of Broadcast Tracking Stock representing approximately 10% of the initial equity value of the Broadcast Group to holders of NTL Common Stock.

     We expect that we will first issue Broadcast Tracking Stock in our fiscal year 2000. NTL Group initially will hold the remaining equity value of the Broadcast Group that is not represented by issued Broadcast Tracking Stock.

     We have included for your convenience, in "Q and A" format, a summary of certain questions you may have about the special meeting and the tracking stock proposal and our answers to these questions beginning on page 1 of the enclosed proxy statement.

     Please also see page [ ] for a discussion of the material risk factors you should consider before voting on the tracking stock proposal and related matters.

     The vote of each and every stockholder is most important to us. We are grateful that so many of you have in the past exercised your right to vote your shares.

     Approval of each part of the tracking stock proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock. Only stockholders of record at the close of business on [ ] [ ], 2000 may vote at the special meeting.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF NTL HAS APPROVED THE TRACKING PROPOSAL AND THE AMENDMENT OF ARTICLE FOURTH OF THE CURRENT RESTATED CERTIFICATE OF INCORPORATION OF NTL.

     If you have any questions prior to the special meeting or need further assistance, please call our proxy solicitor, D.F. King & Co., Inc. at (800) 207-3155.

     Thank you for your cooperation and continued support and interest in NTL.


                                             Very truly yours,


                                             George S. Blumenthal
                                             Chairman of the Board



                          YOUR VOTE IS IMPORTANT.
             PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                THIS PROXY STATEMENT IS DATED [     ] [ ], 2000,
 AND IS FIRST BEING MAILED TO NTL STOCKHOLDERS ON OR ABOUT [     ] [ ], 2000.






                              NTL Incorporated
                            110 East 59th Street
                          New York, New York 10022

                          ------------------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON [     ],[ ], 2000

                          ------------------------


To the Stockholders of NTL Incorporated,

     We will hold a special meeting of stockholders of NTL Incorporated, a Delaware corporation, at the Essex House Hotel, 160 Central Park South, New
York, New York 10019 on [        ],[ ], 2000, beginning at 10:00 a.m. local
time.

     The special meeting will be held to consider and vote upon the following proposals that would authorize NTL to:

     (1) amend article fourth of NTL's current restated certificate of incorporation to:

         o designate two series of common stock of NTL, of which shares initially would be designated as "NTL Incorporated--NTL Stock," and "NTL Incorporated--Broadcast Tracking Stock;"

         o reclassify each outstanding share of the existing common stock of NTL as one share of NTL Stock;

         o    increase the total authorized shares of common stock of NTL
              from 800,000,000 to [         ]; and

         o authorize the board of directors to create additional series of common stock of NTL other than NTL Stock and Broadcast Tracking Stock; and

     (2) establish the NTL Broadcast Incentive Plan to allow us to issue Broadcast Tracking Stock to the senior management and employees of the Broadcast Group.

     A copy of our proposed amendment of article fourth of our restated certificate of incorporation in accordance with the tracking stock proposal is attached as Annex II to this proxy statement, and is referred to in this proxy statement as our "charter amendment." A copy of the NTL Broadcast Incentive Plan as proposed to be adopted is attached as Annex III.

     We refer to the amendment and restatement of our certificate of incorporation and the adoption of our incentive plan together as the "tracking stock proposal." We describe the proposal in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

     Only stockholders of record at the close of business on [ ] [ ], 2000, are entitled to notice of and to vote at the special meeting. For at least ten days prior to the special meeting, a list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during ordinary business hours at NTL 's corporate office.

     Stockholders of record are cordially invited to attend the special meeting. Please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, whether or not you have already signed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters proposed for your consideration.

     The proxy statement and proxy card are enclosed with this notice.


                                      By order of the Board of Directors,

                                      Richard J. Lubasch
                                      Secretary


New York, New York    [     ], 2000.





                             TABLE OF CONTENTS

                                                                         PAGE

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND OUR
  TRACKING STOCK PROPOSAL...................................................1
  Time, Place And Date Of The Special Meeting...............................1
  The Tracking Stock Proposal...............................................1
  Special Meeting Voting And Record Date....................................4
  Quorum And Required Vote..................................................5
  Cost Of Proxy Solicitation................................................5
  Additional Information And Stockholder Communication......................6

SUMMARY OF OUR TRACKING STOCK PROPOSAL......................................9
  NTL, NTL Group And The Broadcast Group....................................9
  The Tracking Stock Proposal..............................................11
  Initial Issuance of Broadcast Tracking Stock.............................12
  Subsequent Issuances of Broadcast Tracking Stock.........................12
  Risk Factors.............................................................13
  Reasons for the Tracking Stock Proposal..................................13

SUMMARY COMPARISON OF EXISTING COMMON STOCK WITH TERMS OF
  NTL STOCK AND BROADCAST TRACKING STOCK...................................15
  U.S. Federal Income Tax Considerations...................................23
  Establishment of NTL Broadcast Management Incentive Plan.................23
  Amendments to Stock Based Compensation Plans.............................23

NTL--SUMMARY CONSOLIDATED FINANCIAL DATA...................................23

NTL GROUP--SUMMARY COMBINED FINANCIAL DATA.................................23

THE BROADCAST GROUP--SUMMARY FINANCIAL DATA................................23

RISK FACTORS...............................................................24
  We cannot predict how the issuance of Broadcast Tracking
     Stock will affect the market price of NTL Stock.......................24
  Holders of NTL Stock and Broadcast Tracking Stock will be
     common stockholders of NTL and will not have any legal
     rights relating to specific assets of NTL.............................24
  Financial performance of one group could adversely affect
     the other group.......................................................24
  If NTL encounters financial difficulty, the value of a
     group's stock may suffer for reasons unrelated to the
     prospects of that group...............................................24
  Holders of NTL Stock and Broadcast Tracking Stock will
     vote together as a single class and will have limited
     separate voting rights................................................24
  Limits exist on voting power of Broadcast Tracking Stock,
     and as a result the holders of NTL Stock will be able
     to control majority votes.............................................25
  In circumstances where a separate class vote is required,
     a series of common stock with less than a majority of
     the total voting power can block action...............................25
  Existing stockholders of NTL will have a reduced interest
     in the Broadcast Group................................................25
  The cost of maintaining separate businesses will likely
     exceed the costs associated with operating NTL as a
     single entity.........................................................25
  Conversion of Broadcast Tracking Stock into NTL Stock may
     adversely affect the holders of Broadcast Tracking Stock
     or the holders of NTL Stock...........................................25
  Having multiple series of common stock could create conflicts between the interests of the holders of each series, and
     our board of directors could resolve those conflicts in a
     manner that adversely affects holders of one or more groups...........26
  Principles of Delaware law may protect decisions of our board of directors that have a disparate impact upon holders of
     NTL Stock and Broadcast Tracking Stock................................26
  Stockholders will not vote separately as a series on how to allocate consideration received in connection with a merger of NTL between holders of NTL Stock or Broadcast Tracking
     Stock.................................................................27
  We may dispose of assets of NTL Group or the Broadcast Group without your approval.................................................27
  Corporate-level income taxes may be incurred on a sale of a group that would not be incurred if the group were a
     separate corporation..................................................27
  We do not intend to pay dividends on Broadcast Tracking Stock, and even if we decide to do so, we are not required to pay dividends equally on NTL Stock and Broadcast Tracking Stock...........27
  Having multiple series of common stock may inhibit or prevent acquisition bids for NTL, NTL Group or the Broadcast Group............28
  The market prices of NTL Stock and Broadcast Tracking Stock could decline if we issue more common stock...........................28
  We may not offer Broadcast Tracking Stock at all.........................28
  The IRS could assert that the receipt of tracking stock is taxable to you or us or that the tracking stock is
     "section 306 stock"...................................................29
  Recent Clinton Administration proposals, if enacted, could result in taxation on issuances of tracking stock.....................29

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................30

INFORMATION ABOUT NTL COMMON STOCK OWNERSHIP...............................31
  NTL Common Stock Owned by NTL Directors and Executive Officers...........31
  Compensation Committee Interlocks and Insider Participation..............33
  Executive Compensation...................................................33
  Option Grants Table......................................................34
  Option Exercises and Year-end Value Table................................34

MARKET PRICE DATA AND DIVIDEND POLICY......................................35

THE TRACKING STOCK PROPOSAL................................................36
  Background and Reasons for the Tracking Stock Proposal...................36
  Initial Issuance of Broadcast Tracking Stock.............................38
  Options, Awards and Rights to Purchase relating to Broadcast
     Tracking Stock........................................................38
  Subsequent Issuances of Broadcast Tracking Stock.........................38

PROPOSAL NUMBER 1
  AMENDMENT AND RESTATEMENT OF OUR CURRENT
  CERTIFICATE OF INCORPORATION.............................................39
  Description of NTL Stock and Broadcast Tracking Stock....................39
  Other Provisions Of Our Charter, Bylaws And Delaware Law.................50
  NTL Common Stock.........................................................51
  NTL Preferred Stock......................................................51
  Special Charter Provisions...............................................54
  Section 203 of the Delaware General Corporation Law......................55
  Transfer Agent and Registrar.............................................55
  Rights Agreement.........................................................56
  Certain Management and Allocation Policies...............................57
  Anti-takeover Considerations.............................................61
  Recommendation of the Board of Directors.................................61

PROPOSAL NUMBER 2
  ADOPTION OF THE NTL BROADCAST MANAGEMENT INCENTIVE PLAN..................61
  Recommendation of the Board of Directors.................................62

PROPOSAL NUMBER 3
  AMENDMENT AND RESTATEMENT OF CURRENT STOCK OPTION PLANS..................62
  Recommendation of the Board of Directors.................................62
  Stockholder Proposals and Nominations....................................62

STOCK EXCHANGE LISTINGS....................................................63

NO DISSENTERS' RIGHTS......................................................63

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.............................63

INDEPENDENT AUDITORS.......................................................68

LEGAL MATTERS..............................................................68


Annex I     --    Illustrations of Certain Terms
Annex II    --    NTL Incorporated Amendment to Article Fourth of the
                    Restated Certificate of Incorporation
Annex III   --    NTL Broadcast Management Incentive Plan
Annex IV    --    NTL Group Description of Business
Annex V     --    The Broadcast Group Description of Business





          QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND OUR
                          TRACKING STOCK PROPOSAL

TIME, PLACE AND DATE OF THE SPECIAL MEETING

Why did I receive this proxy statement?

     We sent you this proxy statement and the enclosed proxy card because NTL's board of directors is soliciting your proxy to vote at the special meeting of stockholders. The special meeting will be held on [ ], [ ], 2000, beginning at 10:00 a.m., local time, at the Essex House Hotel, 160 Central Park South, New York, New York 10019.

     At this special meeting, we will ask you to consider and approve the tracking stock proposal described in this proxy statement.

     This proxy statement summarizes the information you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares (under the section entitled "Special Meeting Voting and Record Date", see "How do I vote by proxy?"). We began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card on [ ], 2000, to all stockholders entitled to vote.

THE TRACKING STOCK PROPOSAL

What is the tracking stock proposal?

     If you approve the tracking stock proposal we will be authorized to:

     (1) amend article fourth of our current restated certificate of incorporation to:

         o authorize the board of directors to issue common stock in multiple series, with the initial two series to be designated as "NTL Incorporated-NTL Stock" and "NTL
              Incorporated-Broadcast Tracking Stock";

         o reclassify each outstanding share of existing common stock of NTL as one share of NTL Stock;

         o    increase the total authorized shares of common stock from
              800,000,000 to [        ];

         o authorize the board of directors to create additional series of common stock of NTL other than NTL Stock and Broadcast Tracking Stock; and

     (2) establish the NTL Broadcast Incentive Plan described in this proxy statement.

What is "tracking stock"?

     "Tracking stock," which people sometimes call "alphabet stock," "letter stock" or "targeted stock," is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business or division. Tracking stock is an equity interest in a corporation with rights determined in part by reference to the performance of specific assets of the corporation.

     As mentioned above, we propose creating two new series of common stock, to be designated as NTL Stock and Broadcast Tracking Stock, in the form of tracking stock.

  o We intend Broadcast Tracking Stock to reflect the performance of the Broadcast Group.

  o We intend NTL Stock to reflect the performance of our other businesses and our retained interest in the Broadcast Group. We refer to these businesses and our retained interest in the Broadcast Group as NTL Group.

  o We have allocated, for financial reporting purposes, all NTL's consolidated assets, liabilities, revenue, expenses and cash flow between the NTL Group and the Broadcast Group. Currently, the Broadcast Group is not a material part of NTL's total business operations. More detailed descriptions of these businesses are included as annexes to this proxy statement. We encourage you to review this information before you vote.

     We can't assure you that the market values of NTL Stock and Broadcast Tracking Stock will in fact reflect the performance of the NTL Group and the Broadcast Group as we intend. Holders of NTL Stock and Broadcast Tracking Stock will continue to be common stockholders of NTL and, as such, will be subject to risks associated with an investment in NTL as a whole and all of our businesses, assets and liabilities.

What happens to my existing common stock when you implement the tracking stock proposal? Do I need to send in my certificates?

     If we file our charter amendment implementing the tracking stock proposal, that filing will automatically reclassify each of your shares as one share of NTL Stock and your existing stock certificate will automatically represent the same number of shares of NTL Stock. Since the reclassification is automatic, you do not need to send in your stock certificates or make any notation reflecting the change.

How and when will you first issue Broadcast Tracking Stock?

     If you approve the tracking stock proposal and it is implemented by the board of directors, we currently plan to distribute to our stockholders, shares of Broadcast Tracking Stock intended to represent approximately 10% of the equity value initially attributed to the Broadcast Group. We expect that this distribution would occur some time in our fiscal year 2000. However, we could choose to conduct the distribution at a later time, or not to make the distribution at all, depending on circumstances at the time.

     This would leave NTL Group with a retained interest intended to represent the remaining equity value initially attributed to the Broadcast Group that is not represented by issued and outstanding Broadcast Tracking Stock.

     Instead of a distribution, we may first issue Broadcast Tracking Stock through an initial public offering or private placement for cash, by an offer of exchange with the holders of NTL Stock, or by issuing the stock to acquire stock or assets of another company. We do not currently intend to pursue an initial public offering, private sale, exchange offer, or acquisition using the Broadcast Tracking Stock.

Why are you presenting the tracking stock proposal?

     The board of directors believes that designating NTL Stock and Broadcast Tracking Stock as tracking stocks should:

  o enable investors to review separate financial information about the Broadcast Group and separately value Broadcast Tracking Stock. This should encourage investors and analysts to focus more attention on the Broadcast Group and its contribution to the value of NTL;

  o enable us to issue Broadcast Tracking Stock in one or more private or public financings, thus raising capital for NTL Group and/or the Broadcast Group;

  o provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either NTL Stock or Broadcast Tracking Stock, as appropriate under the circumstances; and

  o preserve the financial, tax, strategic and operational benefits of being a single enterprise.

     The designation of the tracking stocks, together with the creation of the NTL Broadcast Incentive Plan, will also enable us to issue stock-based compensation tied to Broadcast Tracking Stock, thereby providing more focused incentives to management and employees of the Broadcast Group.

     The tracking stock proposal would provide us with the flexibility to designate additional series of common stock with respect to our other businesses, if similar considerations would warrant this action.

     Finally, the increase in our authorized common stock which is part of the tracking stock proposal will ensure that NTL continues to have sufficient common stock to meet its obligations under its rights plan and compensation plans, while maintaining the ability to sell additional stock in private or public financings, or issue common stock as consideration in an acquisition or effect stock splits in the future.

Will NTL Stock be listed on the NASDAQ National Market? What about Broadcast Tracking Stock?

     When we reclassify our existing common stock as NTL Stock, it will continue to trade on the NASDAQ National Market under the symbol "NTLI". We currently intend to apply to the NASDAQ National Market for quotation of Broadcast Tracking Stock on the NASDAQ National Market.

What voting rights will I have?

     On all matters as to which holders of NTL Stock and Broadcast Tracking Stock will vote together as a single class, and subject to some exceptions and qualifications:

  o   each share of NTL Stock will entitle the holder to one vote;

  o each share of Broadcast Tracking Stock will entitle the holder, for any particular vote, to one vote prior to the 31st trading day after the effective date of our charter amendment and after that date, to a number of votes equal to the average market value of one share of Broadcast Tracking Stock divided by the average market value of one share of NTL Stock over a specified 20 trading day period prior to the record date of that vote; and

  o in no event will Broadcast Tracking Stock represent in excess of 15% of the total voting power of all outstanding shares of the common stock of NTL.

Do you intend to pay dividends?

     We currently intend to retain all earnings of the Broadcast Group to finance operations and fund future growth for the Broadcast Group. We do not expect to pay any dividends on Broadcast Tracking Stock for the foreseeable future. We do not expect to change our dividend policy with respect to our currently outstanding existing common stock (which will become NTL Stock) as a result of the tracking stock proposal. In addition, we are a holding company and the existing indentures and credit facilities of our operating subsidiaries contain covenants which may limit the amount of funds which may be transferred by our subsidiaries to us for dividends to our stockholders or otherwise.

What kind of financial information will I receive in the future?

     You will continue to receive consolidated financial information for NTL as a whole. In addition, you will receive separate operating results and business and financial information for NTL Group and the Broadcast Group.

Will the tracking stock proposal result in a change of control of NTL?

     No.

Will the tracking stock proposal result in a spin-off?

     No. This proposal will not result in a distribution or spin-off of any of our assets or liabilities and will not affect ownership of our assets or responsibility for our liabilities. Holders of NTL Stock and Broadcast Tracking Stock will all be stockholders of the same company and subject to all risks associated with an investment in NTL and all of our businesses, assets and liabilities. These series of common stock do not represent ownership interests in the assets of any business group and do not entitle their holders to any special rights to receive specific assets of any business group.

If I hold my shares through a broker, how do I vote on the tracking stock proposal?

     You should contact your broker directly to determine the procedures through which you can vote on the tracking stock proposal.

Why is NTL seeking stockholder approval?

     NTL is a company incorporated in Delaware. Under Delaware law, the amendments to NTL's restated certificate of incorporation to authorize the issuance of multiple classes of common stock, including the Broadcast Trading Stock, and to increase the authorized common stock of NTL must be approved by the affirmative vote of the holders of a majority of the outstanding shares of NTL common stock.

Am I entitled to appraisal rights?

     No. You will have no right under Delaware law to seek appraisal of the value of your NTL shares in connection with the matters being voted upon.

Are there any significant disadvantages to me from the share issuances?

     NTL does not believe so. You should, however, review the risk factors commencing on page [ ] before deciding on how to vote.

What are the consequences of my not voting on the tracking stock proposal?

     Your failure to vote on the tracking stock proposal will have the same effect as a vote against the proposal.

What are the tax consequences of the tracking stock proposal?

     NTL believes that neither you nor NTL will recognize any income, gain or loss for U.S. Federal income tax purposes as a result of the reclassification of existing common stock into NTL Stock or the issuance of Broadcast Tracking Stock. Moreover, except where cash is received in lieu of fractional shares, neither you nor NTL will recognize any income, gain, or loss upon the distribution of a dividend of Broadcast Tracking Stock to the holders of NTL Stock, or upon the exchange of Broadcast Tracking Stock for NTL Stock, as we presently contemplate such transactions would be carried out. The Internal Revenue Service ("IRS") could, however, disagree. There are no court decisions bearing directly on similar transactions, and the IRS has announced that it will not issue advance rulings on the Federal income tax consequences of such transactions. Thus, you should consult a tax advisor.

How does the board of directors recommend I vote on the tracking stock proposal?

     The board of directors recommends a vote FOR the tracking stock proposal and related matters.

SPECIAL MEETING VOTING AND RECORD DATE

Who can vote?

     You are entitled to vote if you owned our existing common stock at the
close of business on [      ], 2000. This is called the record date.

How many shares of voting stock are outstanding?

     The existing common stock is our only class of voting stock as of the record date. The existing common stock held by NTL in treasury is not
eligible to vote. On [     ], 2000, there were [     ] shares of our
existing common stock outstanding.

How many votes do I have?

     Each share of existing common stock that you own entitles you to one vote. The proxy card indicates the number of shares of existing common stock that you owned on the record date and are eligible to vote at the special meeting.

How do I vote in person?

     If you owned existing common stock on the record date, you can attend the special meeting. If you plan to attend the special meeting you may vote in person. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the record date.

How do I vote by proxy?

     To vote by proxy, you should complete, sign and date the enclosed proxy card and return it promptly, to be received by NTL no later than [ ], 2000 at 3:00 p.m. (E.S.T.) in the prepaid envelope provided.

May I revoke my proxy?

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Special Meeting you may, if you wish, revoke your proxy by voting in person.

If I plan to attend the special meeting, should I still vote by proxy?

     Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the special meeting and vote.

How will my proxy get voted?

     If you properly fill in your proxy card and send it to us in time to vote no later than [ ], 2000 at 3:00 p.m. (E.S.T.), your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" each of the charter amendment proposal and the incentive plan proposal.

     If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. If necessary and unless you have indicated on your proxy card that you wish to vote against the charter amendment proposal and the incentive plan proposal, the individuals named on your proxy card may vote in favor of a proposal to adjourn the special meeting to a later date in order to solicit and obtain sufficient votes for the charter amendment proposal and the incentive plan proposal.

What does it mean if I get more than one proxy card?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card. Sign and return all proxy cards to ensure that all your shares are voted.

QUORUM AND REQUIRED VOTE

What is a quorum and why is it necessary?

     In order to carry on the business of the special meeting, we must have a quorum. This means a majority of the votes eligible to be cast by holders of our voting stock must be represented in person or by proxy at the special meeting. Abstentions will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker non-votes are not entitled to vote and therefore will not be counted for quorum purposes.

What is a broker non-vote?

     A broker non-vote occurs with respect to any proposal when a broker holds your shares in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote is not counted as either a favorable or unfavorable vote.

What vote is required to approve the tracking stock proposal?

     The approval of this proposal will require the favorable vote of the holders of a majority of the common stock of NTL outstanding. For purposes of this vote, abstentions will have the same effect as votes against the proposal.

     Our directors and executive officers beneficially owned approximately 5.04% of the outstanding shares of our existing common stock as of June 23, 2000. They have advised us that they will vote, or cause to be voted, all shares of existing common stock that they own of record or beneficially in favor of the tracking stock proposal.

COST OF PROXY SOLICITATION

What are the costs of soliciting these proxies and who pays them?

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by NTL. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of NTL, but NTL will not pay any compensation for such solicitations. In addition, NTL has agreed to pay D.F. King & Co., Inc. a fee of $[ ], plus reasonable expenses, for proxy solicitation services. NTL will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

ADDITIONAL INFORMATION AND STOCKHOLDER COMMUNICATION

Where can I find more information about NTL?

     NTL files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by NTL at the SEC's public reference rooms at the following locations:

   Public Reference Room       New York Regional Office      Chicago Regional Office
   450 Fifth Street, N.W.        7 World Trade Center            Citicorp Center
         Room 1024                   Suite 1300              500 West Madison Street
  Washington, D.C. 20549          New York, NY 10048               Suite 1400
                                                                Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NTL's filings with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning NTL may also be inspected at the offices of The NASDAQ Stock Market, Inc. which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows NTL to "incorporate by reference" information into this proxy statement, which means that NTL can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. This proxy statement incorporates by reference the documents set forth below that NTL has previously filed with the SEC. These documents contain important business and financial information about NTL that is not included in or delivered with this proxy statement.

FILINGS                                PERIOD
----------------------------------------------------------------------------
Annual Report on Form 10-K of          Year ended December 31, 1998 (filed
NTL Communications Corp.               March 31, 1999) and Year ended
                                       December 31, 1999 (filed March 27,
                                       2000)

Annual Report on Form 10-K of          Year ended December 31, 1999 (filed
NTL (Delaware), Inc.                   March 17, 2000)

Quarterly Report on Form 10-Q          Quarter ended March 31, 1999 (filed
of NTL Communications Corp.            May 17, 1999), quarter ended June
                                       30, 1999 (filed August 16, 1999),
                                       quarter ended September 30, 1999
                                       (filed November 12, 1999) and
                                       quarter ended March 31, 2000 (filed
                                       May 15, 2000)

Quarterly Reports on Form 10-Q         Quarters ended March 31, 1999 (filed
of NTL (Delaware), Inc.                May 17, 1999), June 30, 1999 (filed
                                       August 16, 1999), September 30, 1999
                                       (filed November 12, 1999) and March
                                       31, 2000 (filed May 15, 2000)

Current Reports on Form 8-K of         Dated April 1, 1999 (filed April 1,
NTL (Delaware), Inc.                   1999), dated April 8, 1999 (filed
                                       April 12, 1999), dated April 30,
                                       1999 (filed May 12, 1999), dated May
                                       26, 1999 (filed June 9, 1999), dated
                                       June 23, 1999 (filed July 8, 1999),
                                       dated July 9, 1999 (filed July 19,
                                       1999), dated July 18, 1999 (filed
                                       July 26, 1999), dated July 26, 1999
                                       (filed July 30, 1999), dated August
                                       13, 1999 (filed August 16, 1999),
                                       dated August 19, 1999 (filed
                                       September 17, 1999), dated September
                                       20, 1999 (filed October 4, 1999),
                                       dated September 24, 1999 (filed
                                       October 20, 1999), dated October 25,
                                       1999 (filed November 9, 1999), dated
                                       November 8, 1999 (filed November 8,
                                       1999), dated November 12, 1999
                                       (filed November 12, 1999), dated
                                       November 23, 1999 (filed November
                                       24, 1999), dated December 3, 1999
                                       (filed December 15, 1999), dated
                                       December 9, 1999 (filed December 21,
                                       1999), dated December 16, 1999
                                       (filed December 16, 1999), dated
                                       January 6, 2000 (filed January 21,
                                       2000), dated January 25, 2000 (filed
                                       January 25, 2000), dated February 4,
                                       2000 (filed February 10, 2000),
                                       dated February 15, 2000 (filed
                                       February 16, 2000), dated February
                                       17, 2000 (filed February 22, 2000),
                                       dated March 16, 2000 (filed March
                                       29, 2000), dated April 27, 2000
                                       (dated April 27, 2000), dated May 4,
                                       2000 (filed May 4, 2000), dated May
                                       10, 2000 (filed May 16, 2000) and
                                       dated May 18, 2000 (filed May 19,
                                       2000)

Current Reports on Form 8-K of         Dated January 25, 1999 (filed
NTL Communications Corp.               January 25, 1999), dated Corp. March
                                       8, 1999 (filed March 11, 1999),
                                       dated March 18, 1999 (filed March
                                       23, 1999), dated April 1, 1999
                                       (filed April 1, 1999), dated April
                                       8, 1999 (filed April 12, 1999),
                                       dated April 8, 1999 (filed April 13,
                                       1999), dated June 3, 1999 (filed
                                       June 3, 1999), dated August 19, 1999
                                       (filed September 17, 1999), dated
                                       September 20, 1999 (filed October 4,
                                       1999), dated November 23, 1999
                                       (filed November 24, 1999), dated
                                       January 25, 2000 (filed January 25,
                                       2000), dated February 4, 2000 (filed
                                       February 10, 2000) and dated
                                       February 15, 2000 (filed February
                                       16, 2000)

Current Reports on Form 8-K of         Dated May 17, 2000 (filed May 30,
NTL Incorporated                       2000) and dated May 30, 2000 (filed
                                       May 30, 2000)


     If you are a stockholder, NTL may have sent you some of the documents incorporated by reference. You can obtain any of the documents incorporated by reference from NTL, the SEC, the SEC's world wide web site or The NASDAQ Stock Market, Inc. as described above. Documents incorporated by reference are available from NTL without charge, excluding all exhibits, except that if NTL has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from NTL at the following address:

                              NTL Incorporated
                            110 East 59th Street
                          New York, New York 10022
                         Telephone: (212) 906-8440
                       Attention: Investor Relations

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM NTL, PLEASE DO SO BY [   ], 2000
TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     You should rely only on the information contained or incorporated by reference in this proxy statement. NTL has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of NTL Stock or Broadcast Tracking Stock creates any implication to the contrary.

Can I get information on NTL's latest earnings, Form 10-K, Form 10-Q or the Annual Report directly from NTL?

     Yes.

     o   You can contact NTL Investor Relations at (212) 906-8440

     o You can e-mail NTL Investor Relations at investor_relations@ntli.com

     o You can write to NTL at 110 East 59th Street, New York, New York 10022, Attention: Investor Relations




                   SUMMARY OF OUR TRACKING STOCK PROPOSAL

     This summary, together with the section "Questions and Answers About the Special Meeting and Our Tracking Stock Proposal" on pages 1 through [ ] highlights important selected information from this document. To understand the tracking stock proposal fully and for a more complete description of the legal terms of the tracking stock proposal, you should read carefully this entire proxy statement and the documents to which you have been referred or which are incorporated by reference in this proxy statement.

     In this proxy statement, references to "(pound sterling)" "pounds sterling," "(pound)," "pence" or "p" are to the lawful currency of the United Kingdom and references to "U.S. dollars," "dollars," "$" or "(cent)" are to the lawful currency of the United States. Solely for your convenience, this proxy statement contains translations of certain foreign currency amounts into U.S. dollars and certain U.S. dollar amounts into foreign currencies. These translations should not be construed as representations that the foreign currency amounts actually represent such U.S. dollar amounts or vice versa or could have been or could be or will be converted into U.S. dollars or foreign currencies, as the case may be, at the rate indicated or at any other rate.

NTL, NTL GROUP AND THE BROADCAST GROUP

NTL

     NTL, through its subsidiaries, owns and operates broadband communications networks, for telephone, cable television and Internet services and transmission networks for television and radio systems in the United
Kingdom, the Republic of Ireland, France, Switzerland and Australia. NTL's predominant lines of business are residential services, national telecommunications services and broadcast transmission and tower services. Residential services include telephony, cable television, Internet access and interactive services. National telecommunications services include business telephony, national and international carrier telecommunications, Internet services and communications services. Broadcast transmission and tower services include digital and analog television and radio broadcasting, tower and site leasing and Satellite Communications services. From an accounting standpoint, we have separated the Broadcast Group, a division whose business is the provision of facilities and services to the broadcast and wireless communications industries principally in the U.K.
and Australia, from the rest of our businesses. We have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between the NTL Group and the Broadcast Group. Currently, the Broadcast
Group is not a material part of NTL's total business operations.

     On April 1, 1999, NTL Incorporated completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL became a wholly owned subsidiary of the new holding company. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL Communications Corp.

     On May 18, 2000, NTL Incorporated again completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished under Section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL became a wholly owed subsidiary of the new holding company. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL (Delaware), Inc.

     The new holding company's stock trades under the same NTLI symbol on the NASDAQ National Market with the same CUSIP number. In each merger, all outstanding shares of old NTL Incorporated were converted into shares of the new holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations, as the shares of old NTL Incorporated.

     Our principal executive offices are located at 110 East 59th Street, New York, New York 10022. Our telephone number is (212) 906-8440.

NTL Group

     NTL Group is a leading broadband communications company providing services in the U.K., the Republic of Ireland, France and Switzerland. Further expansion into Continental Europe is intended as, and when, opportunities arise.

     In the U.K., NTL Group provides residential, business and wholesale customers with the following services:

     o Residential Services, including telephony, cable television, personal computer and television-based Internet access and interactive services. Based on the expertise it has developed in the U.K., NTL Group expects to develop similar residential product offerings for its cable television systems in Switzerland, France and the Republic of Ireland as their network upgrade permits it has developed in the U.K. and in Switzerland. Cable systems in Continental Europe typically feature mature cable television product offerings, but are relatively unmodernized compared to equivalent systems in the U.K. As such, penetration of basic cable television services is much higher than that currently achieved in the U.K., but there is low penetration of telephony and Internet products. NTL Group plans to modernize and expand the product. In addition to its residential fixed line operations, NTL Group is placing increasing emphasis on developing a mobile product offering to complement its fixed line operations and continues to explore cost effective alternatives.

     o National Telecommunications Services, including business telecommunications, national and international carrier telecommunications, Internet services and radio communications services. NTL Group's U.K. business services group (excluding CWC Consumer Co.) serves approximately 46,200 business and carrier customers, including: AT&T, Cisco, Colt, MCI Worldcom, Microsoft, Orange, Sun Microsystems and Vodafone.

     NTL Group provides its broad range of services over local, national and international network infrastructure. This network infrastructure in the U.K. consists of:

     o Broadband Communications Networks that currently pass approximately 8.2 million homes (an additional 2.1 million homes are passed by broadband networks in Switzerland, France and Ireland). These high-capacity two-way local broadband networks serve entire communities throughout their regional franchise areas. NTL Group's fiber optic cables will ultimately pass nearly every business in each regional franchise area and are connected to nodes which are typically within approximately 500 meters of each of the 600 homes typically served by each node. Each home is then connected by a siamese cable consisting of two copper pair telephone wires and a coaxial cable, allowing NTL Group to deliver telephone, cable television and Internet services over a single integrated network. This siamese cable also allows NTL Group to deploy both cable modems and digital subscriber line technology for the provision of broadband communications services.

     o National/International Synchronous Digital Hierarchy, Known as Sdh, Fiber Optic Telecommunications Network which connects all of the major population centers in the U.K. to Ireland, Continental Europe and the United States. This self-healing, fully redundant 3,500 mile backbone network utilizes Asynchronous Transfer Mode, known as ATM, technology and was built with sufficient duct capacity to accommodate over 2,300 fibers on the majority of its routes. NTL Group has designed this network to allow NTL Group to place the active components, such as routing devices, at its edge and close to NTL's customers. This design will ultimately reduce NTL Group's costs and increase NTL Group's ability to offer a broad range of voice and data solutions.

     We have included a more detailed description of the current business of NTL Group in Annex IV to this proxy statement. You should review this information before you decide how to vote on the tracking stock proposal.

     The Broadcast Group

     The Broadcast Group is a leading owner and operator of broadcast and wireless communications infrastructure principally in the U.K. and Australia. In April 1999, we acquired NTN, the exclusive provider of television and radio transmission services to Australia's national TV and radio broadcasters. The Broadcast Group utilizes 2,710 tower sites in the U.K. for its broadcast and wireless services while NTN transmits from 561 tower sites throughout Australia.

     The Broadcast Group provides a number of services:

     o   Television and radio broadcast transmission

     o   Tower and site leasing

     o    Satellite communications services

     Based on our experience of providing broadcast services to the U.K.'s commercial television operators, our pioneering approach and expertise in digital broadcasting, we believe the Broadcast Group is uniquely positioned to capitalize on the global trends towards privatization, outsourcing and digitalization and the tremendous growth opportunities in the wireless communications industry.

     U.K. Broadcast Transmission

     The Broadcast Group transmits its services using a national infrastructure in the U.K. of 1,289 owned or shared transmission sites with over 3,500 transmitters delivering broadcast signals for the three commercial national television channels and most of the U.K.'s independent local, regional and national radio broadcasters. The Broadcast Group also designs, installs, operates, and maintains new transmitter networks and has developed radio spectrum expertise which enables it to plan and develop the coverage of television and radio services and networks.

     Television Broadcasting

     The Broadcast Group provides analog broadcast transmission for national and regional broadcasters, such as the regional ITV companies, Channel 4 and Channel 4 and Channel 5 in the U.K. We also currently provide digital broadcast transmission for two of the three commercial national digital television operators in the U.K. These services currently carry up to 12 separate channels which include the ITV network, Channel Four, Channel Five and a range of new digital channels and services including Pay Per View. For all of these services the Broadcast Group builds, owns, operates and maintains all of the facilities and infrastructure required to broadcast.

     Radio Broadcasting

     The Broadcast Group is one of two major companies providing transmission sites and services to the radio industry in the U.K. We have an 85% share by value of the local commercial radio transmission market and have approximately 40% (by value) of the national commercial market. The Broadcast Group offers a range of services to local and national radio broadcasting licensees in the U.K. including: target service area planning; site location; installation and commissioning; and equipment selection, procurement, operation, monitoring and maintenance. We offer total broadcast contract services, in which we design, build, own and maintain the operators' transmission facilities, and facility management contract services where we maintain customer-owned equipment and administer the operation of the transmission service.

     Satellite and Media Services

     The Broadcast Group owns and operates a network of over 30 satellite uplink dishes which have access to over 50 satellites and are used by its broadcast and media customers to provide a total of 130 television channels. These uplink facilities also have extensive fiber connections with facility houses, studios and playout facilities in the U.K. and Ireland, and via a partnership with Williams Vyvx in the U.S., 48 U.S. cities. In addition, the Broadcast Group also owns and operates a fleet of satellite news gathering vehicles and "flyaway" uplinks which together with its fixed uplink facilities are used by a range of broadcast, satellite and media customers for occasional transmissions such as live news and sports events.

     Australian Broadcast Transmission

     In April 1999, the Broadcast Group purchased NTN, the exclusive provider of television and radio transmission services to Australia's national TV and radio broadcasters, ABC and SBS. NTN transmits from 561 tower sites throughout Australia. In addition, NTN serves regional and community TV and radio broadcasters, and provides equipment hosting services to telecommunications operators and emergency service communications operators on its towers. NTN's customers include Telstra, WIN Television, Prime Television, Vodafone and Air Services Australia. NTN holds long term contractual relationships with the majority of its customers.

     Towers and Sites

     The Broadcast Group is a network service provider in the wireless communications industry, renting antenna space on our owned and leased towers and sites to a variety of carriers operating wireless services. In addition, through our strategy of outsourcing services, the Broadcast Group also provides facilities and services, relating to the leasing of space on our towers, directly to the professional user market. Typically we receive fees for installing customers' equipment and antennas on a tower in addition to rental payments from customers payable under site leases. As of April 30, 2000, in the U.K. over 378 companies rented antenna space on our towers and sites. During the last four years, the number of lessees on our towers has grown from 1,989 to over 3,813 in April 2000 (excluding broadcast customers).

     We have included a more detailed description of the current business of the Broadcast Group in Annex V to this proxy statement. You should review this information before you decide how to vote on the tracking stock proposal.

THE TRACKING STOCK PROPOSAL

     You are being asked to consider and vote in favor of the tracking stock proposal. If you approve the tracking stock proposal, we will file a charter amendment that will:

     o authorize the board of directors to issue common stock in multiple series, with the initial two series to be designated as "NTL Incorporated-NTL Stock" and "NTL Incorporated-Broadcast Tracking Stock";

     o reclassify each outstanding share of the existing common stock as one a share of NTL Stock;

     o   increase the total authorized shares of common stock of NTL from
         800,000,000 to [         ]; and

     o authorize the board of directors to create additional series of common stock of NTL other than NTL Stock and Broadcast Tracking Stock.

     Further, as part of the tracking stock proposal:

     o We intend Broadcast Tracking Stock to reflect the performance of the Broadcast Group.

     o   We intend NTL Stock to reflect the performance of NTL Group.

     o We have allocated, for financial reporting purposes, all of NTL's consolidated assets, liabilities, revenue, expenses and cash flow between NTL Group and the Broadcast Group.

     o   We will initially authorize [      ] shares of NTL Stock and
         [      ] shares of Broadcast Tracking Stock.

     If you approve the tracking stock proposal, we expect to file our charter amendment and establish the NTL Broadcast Incentive Plan shortly before we issue Broadcast Tracking Stock. Our board of directors, in its sole discretion, may determine not to proceed with the tracking stock proposal at any time prior to the effectiveness of the charter amendment, or may determine not to designate Broadcast Tracking Stock in the charter amendment.

INITIAL ISSUANCE OF BROADCAST TRACKING STOCK

     We currently plan to distribute to our stockholders shares of Broadcast Tracking Stock intended to represent approximately 10% of the equity value initially attributed to the Broadcast Group. This would leave NTL Group with a retained interest intended to represent the remainder of the equity value initially attributable to the Broadcast Group that is not represented by issued and outstanding Broadcast Tracking Stock.

     We expect that this distribution would occur some time in our fiscal year 2000. However, we could choose to conduct this distribution at a later time, or not to make any distribution at all, depending on circumstances at the time. Instead of a distribution, NTL may first issue Broadcast Tracking
Stock:

     o   by an offer to the public for cash;

     o   by a private placement for cash;

     o by issuing the stock to acquire stock or assets of another company; or

     o by an offer to exchange shares of Broadcast Tracking Stock for shares of NTL Stock.

     We also currently plan to grant to management and employees of the Broadcast Group under the NTL Broadcast Incentive Plan, stock options to purchase, or restricted stock awards of, Broadcast Tracking Stock representing approximately [ ]% of the total shares of Broadcast Tracking Stock deemed outstanding after we first issue Broadcast Tracking Stock, assuming for this purpose that NTL Group's retained interest in the Broadcast Group is represented by issued and outstanding shares of Broadcast Tracking Stock.

     The exercise of these stock options or grant of these stock awards would reduce NTL Group's retained interest in the Broadcast Group.

SUBSEQUENT ISSUANCES OF BROADCAST TRACKING STOCK

     After we first distribute Broadcast Tracking Stock, we may issue additional shares of Broadcast Tracking Stock from time to time and further reduce NTL Group's retained interest in the Broadcast Group by:

     o distributing a dividend of Broadcast Tracking Stock to the holders of NTL Stock;

     o selling Broadcast Tracking Stock in public or in a private placement for cash;

     o   offering to exchange Broadcast Tracking Stock for NTL Stock;

     o issuing Broadcast Tracking Stock or options to purchase Broadcast Tracking Stock to employees under stock-based compensation arrangements;

     o   using Broadcast Tracking Stock as consideration in an acquisition;
         or

     o   any combination of the above.

     Authorized but unissued shares of NTL Stock, Broadcast Tracking Stock and any common stock not previously designated by the board of directors as NTL Stock or Broadcast Tracking Stock, will be available for issuance by NTL from time to time at the discretion of the board of directors. The board of directors could authorize issuance of the remaining shares for any proper corporate purpose, such as raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. Your approval is not necessary for the issuance of the remaining authorized but unissued shares of common stock unless such approval is required by the board of directors, Delaware law, or NASDAQ rules.

RISK FACTORS

     When evaluating whether to vote in favor of the tracking stock proposal, you should be aware that there are a number of risks relating to such proposal. Some of the risks are set forth below:

     o the market value of NTL Stock may be less than the market value of the existing common stock after the reclassification;

     o financial performance of one group could adversely affect the other;

     o actions by directors and officers could favor the holders of one series of common stock or one group over the other;

     o the board of directors may pay more or less dividends on a series of common stock than if the related group was a separate company;

     o allocation of corporate opportunities could favor one group over the other group;

     o holders of a series of common stock may receive less consideration upon a sale of assets than if the related group was a separate company;

     o in circumstances where a separate series vote is required, a series of common stock with less than a majority of the voting power may have limited influence on stockholder votes; and

     o the existence of a tracking stock structure could discourage a change of control.

     You should carefully consider these risks, described more fully in "Risk Factors" beginning on page [ ] , as well as the other information and data included or incorporated by reference in this proxy statement before you vote on the tracking stock proposal.

REASONS FOR THE TRACKING STOCK PROPOSAL

     The tracking stock proposal was adopted by our board of directors following its review of various alternatives to enhance stockholder value and support NTL's strategic objectives. The board of directors believes that the recent historical price performance of the existing common stock has failed to adequately reflect the value of the various businesses of NTL, including the Broadcast Group. The board of directors believes that proceeding with the tracking stock proposal, and initially designating NTL Stock and Broadcast Tracking Stock as tracking stocks, will:

     o enable investors to review separate financial information about the Broadcast Group and separately value Broadcast Tracking Stock. This should encourage investors and analysts to focus more attention on the Broadcast Group and its contribution to the value of NTL;

     o enable us to issue Broadcast Tracking Stock in one or more private or public financings, thus raising capital for NTL Group and/or the Broadcast Group;

     o provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either NTL Stock or Broadcast Tracking Stock as appropriate under the circumstances;

     o enable us to attract, retain and motivate the senior management and employees of the Broadcast Group through the issuance of stock-based compensation tied to the performance of Broadcast Tracking Stock; and

     o preserve the financial, tax, strategic and operational benefits of being a single enterprise.

     The tracking stock proposal also gives the board of directors the flexibility to use its authority to designate additional series of common stock to obtain the benefits of the creation of tracking stock for NTL's other business groups as it deems appropriate. Any such issuance would be subject to the risk factors set forth above.

     Finally, the increase in the number of authorized shares of common stock contemplated by the tracking stock proposal will ensure that we have a sufficient number of shares of common stock available to implement the tracking stock proposal, provide additional common stock available for future designation and issuance, fund our rights plan and stock compensation plan obligations, provide for future stock splits and allow NTL to address any future capital needs that may arise.


                   SUMMARY COMPARISON OF EXISTING COMMON STOCK WITH TERMS OF
                             NTL STOCK AND BROADCAST TRACKING STOCK

                                EXISTING
                              COMMON STOCK                   NTL STOCK                           BROADCAST TRACKING STOCK
BUSINESS:                 All businesses               NTL Group consists of all of              The Broadcast Group consists
                          of NTL                       our businesses and other                  of our broadcast and wireless
                                                       assets other than the                     communications assets and
                                                       Broadcast Group.                          operations as more fully
                                                                                                 described in Annex V of this
                                                                                                 proxy statement.

                                                       We cannot assure you that                 We cannot assure you that the
                                                       the market value of NTL                   market value of Broadcast
                                                       Stock will in fact reflect the            Tracking Stock will in fact
                                                       performance of NTL Group                  reflect the performance of the
                                                       as we intend. Holders of                  Broadcast Group as we intend.
                                                       NTL Stock will continue to                Holders of Broadcast Tracking
                                                       be common stockholders of                 Stock will continue to be
                                                       NTL and, as such, will be                 common stockholders of NTL
                                                       subject to all of the risks               and, as such, will be subject to
                                                       associated with an                        all of the risks associated with
                                                       investment in NTL and all of              an investment in NTL and all
                                                       our businesses, assets and                of our businesses, assets and
                                                       liabilities.                              liabilities.

ISSUANCE:                 Our existing                 The charter amendment                     The restated charter would
                          common stock                 would reclassify each                     create a new series of common
                          is already                   outstanding share of existing             designated "Broadcast
                          outstanding.                 common stock as one share                 Tracking Stock".  We
                                                       of NTL Stock.                             currently plan to distribute to
                                                                                                 our stockholders, shares of
                                                                                                 Broadcast Tracking Stock
                                                                                                 intended to represent
                                                                                                 approximately 10% of the
                                                                                                 equity value initially attributed
                                                                                                 to the Broadcast Group.  We
                                                                                                 expect that this distribution
                                                                                                 would occur some time in our
                                                                                                 fiscal year 2000.  However,
                                                                                                 we could choose to conduct
                                                                                                 the distribution at a later time,
                                                                                                 or not to make the distribution
                                                                                                 at all, depending on
                                                                                                 circumstances at the time.
                                                                                                 Instead of this distribution,
                                                                                                 NTL may first issue Broadcast
                                                                                                 Tracking Stock through an
                                                                                                 initial public offering or
                                                                                                 private placement for cash, by
                                                                                                 an offer of exchange with the
                                                                                                 holders of NTL Stock, or by
                                                                                                 issuing the stock to acquire
                                                                                                 stock or assets of another
                                                                                                 company.  NTL Group would
                                                                                                 hold a retained interest in the
                                                                                                 Broadcast Group intended to
                                                                                                 represent the balance of the
                                                                                                 equity value initially
                                                                                                 attributable to the Broadcast
                                                                                                 Group.

                                                                                                 We also currently plan to grant
                                                                                                 to the Broadcast Group senior
                                                                                                 management and employees
                                                                                                 under the NTL Incentive Plan
                                                                                                 options to purchase, or
                                                                                                 restricted stock awards of,
                                                                                                 Broadcast Tracking Stock
                                                                                                 representing approximately [ ]%
                                                                                                 of the Broadcast Tracking Stock
                                                                                                 deemed outstanding at the time we
                                                                                                 first issue Broadcast Tracking
                                                                                                 Stock (assuming, for this
                                                                                                 purpose, that NTL Group's
                                                                                                 retained interest in the
                                                                                                 Broadcast Group is represented
                                                                                                 by issued and outstanding shares
                                                                                                 of Broadcast Tracking Stock). The
                                                                                                 exercise of these stock options
                                                                                                 or grant of stock awards would
                                                                                                 reduce NTL Group's retained
                                                                                                 interest in the Broadcast Group.

                                                                                                 After we first issue Broadcast
                                                                                                 Tracking Stock, we may
                                                                                                 issue additional shares of
                                                                                                 Broadcast Tracking Stock,
                                                                                                 and further reduce NTL Group's
                                                                                                 retained interest in the
                                                                                                 Broadcast Group by:

                                                                                                 o    distributing a dividend of
                                                                                                      Broadcast Tracking Stock to
                                                                                                      the holders of NTL Stock or
                                                                                                      Broadcast Tracking Stock;

                                                                                                 o    selling Broadcast Tracking
                                                                                                      Stock in private or public
                                                                                                      financings for cash;

                                                                                                 o    offering to exchange
                                                                                                      Broadcast Tracking Stock
                                                                                                      for NTL Stock;

                                                                                                 o    issuing Broadcast Tracking
                                                                                                      Stock or options to purchase
                                                                                                      Broadcast Tracking Stock to
                                                                                                      employees under compensation
                                                                                                      arrangements;

                                                                                                 o    using Broadcast Tracking
                                                                                                      Stock as consideration in an
                                                                                                      acquisition; or

                                                                                                 o    any combination of the above.

RETAINED                  N/A                          We would adjust the retained              N/A
INTEREST:                                              interest in the Broadcast
                                                       Group of NTL Group as
                                                       appropriate to reflect
                                                       issuances or repurchases of
                                                       Broadcast Tracking Stock,
                                                       capital contributions to, or
                                                       returns of capital from, the
                                                       Broadcast Group and certain
                                                       other events.

AUTHORIZED                We are currently             The tracking stock proposal               The tracking stock proposal
AND                       authorized to                will authorize us to issue                will authorize us to issue
OUTSTANDING               issue only one               multiple series of common                 multiple series of common
COMMON                    series of                    stock, and we will initially              stock, and we will initially
STOCK:                    common stock.                designate two series of                   designate two series of
                                                       common stock--NTL Stock                    common stock--NTL Stock
                                                       and Broadcast Tracking                    and Broadcast Tracking Stock.
                                                       Stock.

                          We are currently             The tracking stock proposal               The tracking stock proposal
                          authorized to                will authorize us to increase             will authorize us to increase
                          issue up to                  the number of authorized                  the number of authorized
                          800,000,000                  shares to [            ] shares of        shares to [           ] shares of
                          shares of                    common stock.                             common stock.
                          common stock.

                          Approximately                We will initially authorize               We will initially authorize
                          270,775,000                  [              ] shares of NTL            [                   ] shares of
                          shares of                    Stock. Authorized shares of               Broadcast Tracking Stock.
                          existing                     NTL Stock, together with the              Authorized shares of
                          common stock                 then authorized shares of                 Broadcast Tracking Stock,
                          were                         Broadcast Tracking Stock,                 together with the then
                          outstanding on               will count against the total              authorized shares of NTL
                          June 23, 2000.               number of shares of common                Stock, will count against the
                          These shares                 stock we are authorized to                total number of shares of
                          count against                issue.  Immediately                       common stock we are
                          the total number             following the                             authorized to issue.  After the
                          of shares we are             implementation of the                     tracking stock proposal is
                          authorized to                tracking stock proposal,                  implemented, we expect to
                          issue.                       approximately [                 ]         issue those shares of
                          In addition, the             shares of NTL Stock will be               Broadcast Tracking Stock
                          board of                     outstanding, based on the                 described above in this table
                          directors has                number of shares of existing              under "Issuance."
                          currently                    common stock outstanding
                          reserved                     on [             ], 2000.
                          approximately
                          133,889,000
                          shares of
                          existing
                          common stock
                          for issuance
                          upon exercise of
                          the rights plan,
                          upon conversion
                          of outstanding
                          convertible
                          notes, upon
                          exercise of
                          outstanding
                          warrants, upon
                          conversion of
                          outstanding
                          convertible
                          preferred stock
                          and upon exercise
                          of existing
                          employee and
                          director options.

LISTING:                  NASDAQ                       NTL will apply to the                     NTL will apply to the
                          National Market              NASDAQ National Market                    NASDAQ National Market for
                          under the                    for the redesignation of the              the listing of Broadcast
                          symbol "NTLI".               existing common stock as                  Tracking Stock.

                                                       NTL Stock, which would
                                                       continue to trade under the
                                                       symbol "NTLI".

DIVIDENDS:                NTL has never                We do not expect to change                We currently intend to retain
                          paid a cash                  our dividend policy with                  all of our earnings attributable
                          dividend.                    respect to our existing                   to the Broadcast Group to
                                                       common stock, which                       finance its operations, repay
                                                       becomes NTL Stock as a                    its allocable indebtedness and
                                                       result of the tracking stock              fund future growth. We do not
                                                       proposal.  Also, see "Risk                expect to pay any cash
                                                       Factors" for a discussion of              dividends on Broadcast
                                                       our dividend policy and                   Tracking Stock in the
                                                       limitations imposed by our                foreseeable future.  Also, see
                                                       operating subsidiaries'                   "Risk Factors" for a discussion
                                                       indentures and credit                     of our dividend policy and
                                                       facilities.                               limitations imposed by our
                                                                                                 operating subsidiaries'
                                                                                                 indentures and credit facilities.

                          We are                       We will be permitted to pay               We will be permitted to pay
                          permitted to pay             dividends out of all funds of             dividends out of all funds of
                          dividends out of             NTL legally available for the             NTL legally available for the
                          the assets of                payment of dividends under                payment of dividends under
                          NTL legally                  Delaware law, but our                     Delaware law, but our charter
                          available for                charter amendment will                    amendment will provide that
                          dividends under              provide that the total                    the total amounts paid as
                          Delaware law.                amounts paid as dividends                 dividends on Broadcast
                                                       on NTL Stock cannot exceed                Tracking Stock cannot exceed
                                                       the available dividend                    the available dividend amount
                                                       amount for NTL Group. The                 for the Broadcast Group.  The
                                                       available dividend amount                 available dividend amount for
                                                       for NTL Group is based on                 the Broadcast Group is based
                                                       the amount that would be                  on the amount that would be
                                                       legally available for the                 legally available for the
                                                       payment of dividends under                payment of dividends under
                                                       Delaware law if NTL Group                 Delaware law if the Broadcast
                                                       were a separate Delaware                  Group were a separate
                                                       corporation and  certain                  Delaware corporation and
                                                       other assumptions applied.                certain other assumptions
                                                       Also, see "Risk Factors" for              applied.  Also, see "Risk
                                                       a discussion of our dividend              Factors" for a discussion of
                                                       policy and limitations                    our dividend policy and
                                                       imposed by our operating                  limitations imposed by our
                                                       subsidiaries' indentures and              operating subsidiaries'
                                                       credit facilities.                        indentures and credit facilities.

                          Dividends on                 The board of directors,                   The board of directors, subject
                          the existing                 subject to the limitations set            to the limitations set forth
                          common stock                 forth above, and subject to               above, and subject to the
                          are payable at               the operating subsidiaries on             limitations on dividends
                          the sole                     dividends contained in our                contained in our operating
                          discretion of the            operating subsidiaries'                   subsidiaries' indentures and
                          board of                     indentures and credit                     credit facilities may, in its
                          directors and are            facilities, may in its sole               sole discretion, declare and pay
                          determined after             discretion, declare and pay               dividends on neither series of
                          consideration of             dividends on neither series of            common stock, on one, but not
                          various factors              common stock, on one, but                 both, series of common stock,
                          including (without           not both, series of common                or on both series of common
                          limitation) the              both, series of common stock,             stock, in equal or unequal
                          earnings and financial       or on both series of common               amounts.
                          condition of NTL             stock, in equal or unequal
                          and its subsidiaries.        amounts.

VOTING                    One vote per                 NTL Stock will have one                   On all matters as to which all
RIGHTS:                   share.                       vote per share.                           series of our common stock
                                                                                                 vote together as a single class,
                                                                                                 each outstanding share of
                                                                                                 Broadcast Tracking Stock will
                                                                                                 have one vote prior to the
                                                                                                 31st trading day after the
                                                                                                 effective date of the charter
                                                                                                 amendment. For each vote of
                                                                                                 stockholders on or after that
                                                                                                 day, each share of Broadcast
                                                                                                 Tracking Stock will have a
                                                                                                 number of votes equal to the
                                                                                                 ratio of the average market
                                                                                                 value of one share of Broadcast
                                                                                                 Tracking Stock to the average
                                                                                                 market value of one share of NTL
                                                                                                 Stock over a specified 20 trading
                                                                                                 day period prior to the record
                                                                                                 date of that vote. Outstanding
                                                                                                 Broadcast Tracking Stock will
                                                                                                 in no event represent in excess
                                                                                                 of 15% of the total voting power
                                                                                                 of all outstanding shares of all
                                                                                                 series of NTL common stock.

                                                       Because each share of                     Because each share of
                                                       Broadcast Tracking Stock                  Broadcast Tracking Stock will
                                                       ill have a variable number                have a variable number of
                                                       votes, the relative voting                votes, the relative voting
                                                       power of one share of NTL                 power of one share of NTL
                                                       Stock and one share of                    Stock and one share of
                                                       Broadcast Tracking Stock                  Broadcast Tracking Stock will
                                                       will fluctuate as described               fluctuate as described more
                                                       more fully beginning on                   fully beginning on page[   ].
                                                       page[   ].

                                                                                                 The holders of NTL Stock
                                                       The holders of NTL Stock                  and Broadcast Tracking
                                                       and Broadcast Tracking                    Stock will vote together
                                                       Stock will vote together                  as a single class, except
                                                       as a single class, except                 for certain class
                                                       for certain class votes as                votes as provided under
                                                       provided under Delaware                   Delaware law or by NASDAQ
                                                       law or by NASDAQ rules.                   rules.

RIGHTS ON                None.                         If we dispose of all or                   If we dispose of all or
DISPOSITION:                                           substantially all of the assets           substantially all of the assets
                                                       of NTL Group, and the                     of the Broadcast Group, and
                                                       disposition is not an exempt              the disposition is not an
                                                       disposition, as described on              exempt disposition, as
                                                       [  ] , subject to the limitations         described on page [    ],
                                                       contained in our operating                subject to the limitations
                                                       subsidiaries' indentures and              contained in our operating
                                                       credit facilities, we would be            subsidiaries' indentures and
                                                       required to choose one of the             credit facilities, we would be
                                                       following alternatives:                   required to choose one of the
                                                                                                 following alternatives:
                                                       o   pay a dividend to the
                                                           holders of NTL Stock in an            o  pay a dividend to the holders
                                                           amount equal to the net                  of Broadcast Tracking Stock
                                                           proceeds of such                         in an amount equal to the net
                                                           disposition;                             proceeds of such disposition
                                                                                                    (net of corresponding
                                                       o   if the disposition involves              amounts allocated to NTL
                                                           all of the assets of NTL                 Group in respect of its
                                                           Group, redeem all                        retained interest in the
                                                           outstanding shares of NTL                Broadcast Group);
                                                           Stock in exchange for an
                                                           amount equal to the net               o  if the disposition involves
                                                           proceeds of the disposition;             all of the assets of the
                                                           or                                       Broadcast Group, redeem all
                                                                                                    outstanding shares of
                                                        o   if the disposition involves             Broadcast Tracking Stock in
                                                            substantially all, but not              exchange for an amount
                                                            all, of the assets of NTL               equal to the net proceeds of
                                                            Group, redeem a number                  the disposition (net of
                                                            of whole shares of NTL                  corresponding amounts
                                                            Stock in exchange for an                allocated to NTL Group in
                                                            amount equal to the net                 respect of its retained
                                                            proceeds of the disposition.            interest in the Broadcast
                                                                                                    Group);

                                                                                                 o  if the disposition involves
                                                                                                    substantially all, but not
                                                                                                    all, of the assets of the
                                                                                                    Broadcast Group, redeem a
                                                                                                    number of whole shares of
                                                                                                    Broadcast Tracking Stock in
                                                                                                    exchange for an amount
                                                                                                    equal to the net proceeds of
                                                                                                    the disposition (net of
                                                                                                    corresponding amounts
                                                                                                    allocated to NTL Group in
                                                                                                    respect of its retained
                                                                                                    interest in the Broadcast
                                                                                                    Group); or

                                                                                                 o  convert each share of
                                                                                                    Broadcast Tracking Stock
                                                                                                    into a number of shares of
                                                                                                    NTL Stock equal to 110% of
                                                                                                    the ratio of the average
                                                                                                    market value of one share of
                                                                                                    Broadcast Tracking Stock to
                                                                                                    the average market value of
                                                                                                    one share of NTL Stock,
                                                                                                    calculated during a specified
                                                                                                    20 trading day period prior
                                                                                                    to the disposition.

SALES OF                  None                         The proceeds from any                     The proceeds from any
LESS THAN                                              disposition of assets that do             disposition of assets that do
SUBSTANTIALLY                                          not comprise all or                       not comprise all or
ALL OF THE                                             substantially all of the                  substantially all of the
ASSETS OF A                                            properties and assets                     properties and assets attributed
GROUP:                                                 attributed to NTL Group will              to the Broadcast Group will be
                                                       be assets attributed to NTL               assets attributed to the
                                                       Group and used for its                    Broadcast Group and used for
                                                       benefit, subject to the                   its benefit, subject to the
                                                       policies described under                  policies described under "The
                                                       "The Tracking Stock                       Tracking Stock
                                                       Proposal--Certain                         Proposal--Certain
                                                       Management and Allocation                 Management and Allocation
                                                       Policies" beginning on page[              Policies" beginning on page [
                                                        ].                                         ].

CONVERSION AT             None                         None                                      We will have the right, at any
OPTION OF                                                                                        time, to convert shares of
COMPANY:                                                                                         Broadcast Tracking Stock into
                                                                                                 a number of shares of NTL
                                                                                                 Stock initially equal to 120%
                                                                                                 of the ratio of the average
                                                                                                 market value of one share of
                                                                                                 Broadcast Tracking Stock to
                                                                                                 the average market value of
                                                                                                 one share of NTL Stock over a
                                                                                                 20 trading day period ending
                                                                                                 on the fifth trading day prior
                                                                                                 to the mailing of the
                                                                                                 conversion notice for
                                                                                                 conversions occurring in the
                                                                                                 first quarter after the original
                                                                                                 issuance of Broadcast
                                                                                                 Tracking Stock.  The
                                                                                                 percentage applied to the ratio
                                                                                                 of market values will decline
                                                                                                 ratably each quarter over a
                                                                                                 period of ten quarters to
                                                                                                 110%.

                                                                                                 Notwithstanding the conversion
                                                                                                 provisions outlined above,
                                                                                                 in the event that certain
                                                                                                 adverse tax law changes
                                                                                                 were to take place, as further
                                                                                                 explained on page [  ],
                                                                                                 we will have the right to
                                                                                                 convert shares of Broadcast
                                                                                                 Tracking Stock into a
                                                                                                 number of shares of NTL
                                                                                                 Stock equal to a percentage,
                                                                                                 which will not be more
                                                                                                 than 110% or less than 100% (as
                                                                                                 determined by our board
                                                                                                 of directors, at the time the
                                                                                                 charter amendment is filed, to
                                                                                                 be in the best interests of our
                                                                                                 stockholders), applied to the
                                                                                                 ratio of the average market
                                                                                                 values of the Broadcast Tracking
                                                                                                 Stock and the NTL Stock described
                                                                                                 above, regardless of when such
                                                                                                 adverse tax law changes take
                                                                                                 place.

LIQUIDATION:              Upon liquidation             Upon liquidation of NTL,                  Upon liquidation of NTL,
                          of NTL, holders of           holders of NTL Stock will be              holders of Broadcast Tracking
                          existing                     entitled to receive the net               Stock will be entitled to
                          common stock                 assets of NTL, if any,                    receive the net assets of NTL,
                          are entitled to              available for distribution to             if any, available for
                          receive the net              stockholders (after payment               distribution to stockholders
                          assets of NTL, if            or provision for all liabilities          (after payment or provision for
                          any, remaining               of NTL and payment of the                 all liabilities of NTL and
                          for distribution             liquidation preference                    payment of the liquidation
                          to holders of existing       payable to any holders of                 preference payable to any
                          common stock in equal        preferred stock, if any).                 holders of preferred stock, if
                          amounts per share            Amounts due upon liquidation              any).  Amounts due upon
                          (after payment or            in respect of shares of NTL               liquidation in respect of shares
                          provision for all            Stock and Broadcast Tracking              of NTL Stock and Broadcast
                          liabilities of NTL and       Stock will be distributed                 Tracking Stock will be
                          payment of the               pro rata in accordance                    distributed pro rata in
                          liquidation preference       with the relative average                 accordance with the relative
                          payable to any holders       market value of one share                 average market value of one
                          of preferred stock,          of NTL Stock and one share                share of NTL Stock and one
                          if any).                     of Broadcast Tracking Stock               share of Broadcast Tracking
                                                       over a specified 20 trading               Stock over a specified 20
                                                       day period ending 300 days                trading day period ending 300
                                                       after the implementation of               days after the implementation
                                                       the tracking stock proposal               of the tracking stock proposal
                                                       (or, if the liquidation occurs            (or, if the liquidation occurs
                                                       prior to that date, the 20                prior to that date, the 20
                                                       trading day period prior to               trading day period prior to the
                                                       the liquidation).  In the                 liquidation).  In the absence of
                                                       absence of a public trading               a public trading market for
                                                       market for Broadcast Tracking             Broadcast Tracking Stock,
                                                       Stock, market value would be              market value would be
                                                       determined in good faith by               determined in good faith by
                                                       the board of directors in                 the board of directors in their
                                                       their sole discretion.                    sole discretion.

CERTAIN                   N/A                          Because NTL Group and the                 Because NTL Group and the
MANAGEMENT                                             Broadcast Group are part of               Broadcast Group are part of a
AND                                                    a single enterprise, we will              single enterprise, we will
ALLOCATION                                             establish guidelines for                  establish guidelines for
POLICIES:                                              allocation of corporate costs             allocation of corporate costs
                                                       and charges among NTL,                    and charges among NTL, NTL
                                                       NTL Group and the                         Group and the Broadcast
                                                       Broadcast Group, including:               Group, including:

                                                       o   allocation of the existing            o   allocation of the existing
                                                           indebtedness of NTL;                      indebtedness of NTL;

                                                       o   accounting for transfers of           o   accounting for transfers of
                                                           cash or property from one                 cash or property from one
                                                           group to the other;                       group to the other;

                                                       o   the allocation of shared              o   the allocation of shared
                                                           services and corporate,                   services and corporate,
                                                           general and administrative                general and administrative
                                                           costs;                                    costs;

                                                       o   allocation of retirement              o   allocation of retirement plan
                                                           plan costs; and                           costs; and

                                                       o   the allocation of taxes and           o   the allocation of taxes and
                                                           tax benefits.                             tax benefits.

                                                       We will also establish                    We will also establish
                                                       guidelines to handle                      guidelines to handle
                                                       corporate opportunity and                 corporate opportunity and
                                                       fiduciary duty questions.                 fiduciary duty questions.

                                                       Once adopted, the board of                Once adopted, the board of
                                                       directors or management                   directors or management
                                                       may modify or rescind any                 may modify or rescind any
                                                       of these policies at any time,            of these policies at any time,
                                                       or may adopt additional                   or may adopt additional
                                                       policies, at any time, in its or          policies, at any time, in its or
                                                       their sole discretion,                    their sole discretion,
                                                       without stockholder approval.             without stockholder approval.
                                                       These policies are described              These policies are described
                                                       more fully beginning on                   more fully beginning on
                                                       page [ ].                                 page [ ].

STOCKHOLDERS              Holders of                   Holders of NTL Stock will                 Holders of Broadcast Tracking
OF ONE                    existing                     continue to be subject to the             Stock will continue to be
COMPANY:                  common stock                 risks associated with an                  subject to the risks associated
                          are subject to               investment in NTL and all of              with an investment in NTL
                          the risks                    its businesses, assets and                and all of its businesses, assets
                          associated with              liabilities.  Financial effects           and liabilities.  Financial
                          an investment in             arising from the Broadcast                effects arising from NTL
                          NTL and all of               Group that affect NTL's                   Group that affect NTL's
                          its businesses,              overall results of operations             overall results of operations or
                          assets and                   or financial condition could,             financial condition could, if
                          liabilities.                 if significant, affect the                significant, affect the results
                                                       results of operations or                  of operations or financial
                                                       financial position of NTL                 position of the Broadcast
                                                       Group or the market price of              Group or the market price of
                                                       NTL Stock.  Any net losses                Broadcast Tracking Stock.
                                                       of NTL Group or the                       Any net losses of NTL Group
                                                       Broadcast Group, and                      or the Broadcast Group, and
                                                       dividends or distributions on,            dividends or distributions on,
                                                       or repurchases of, NTL                    or repurchases of, NTL Stock,
                                                       Stock, Broadcast Tracking                 Broadcast Tracking Stock, or
                                                       Stock, or any other common                any other common stock or
                                                       stock or preferred stock, will            preferred stock, will reduce
                                                       reduce the assets of NTL                  the assets of NTL legally
                                                       legally available for payment             available for payment of
                                                       of future dividends on NTL                future dividends on NTL
                                                       Stock and Broadcast                       Stock and Broadcast Tracking
                                                       Tracking Stock.                           Stock.

REDEMPTION                None                         None                                      Although we have no present
IN EXCHANGE                                                                                      intention to do so, our board
FOR STOCK OF                                                                                     of directors may in the future
SUBSIDIARY:                                                                                      decide to spin-off the
                                                                                                 Broadcast Group. To do so, NTL
                                                                                                 may, subject to the
                                                                                                 limitations contained in our
                                                                                                 operating subsidiaries'
                                                                                                 indentures and credit facilities,
                                                                                                 redeem Broadcast Tracking Stock
                                                                                                 for a number of shares of one
                                                                                                 or more wholly owned subsidiaries
                                                                                                 of NTL then owning all of the
                                                                                                 assets and liabilities of the
                                                                                                 Broadcast Group.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

      We have been advised by Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, that (i) for U.S. Federal income tax purposes, NTL Stock and Broadcast Tracking Stock will be treated as stock of NTL; (ii) neither NTL nor you, except where you receive cash in lieu of fractional shares, will recognize any income, gain, or loss upon the reclassification of the existing stock, the issuance of Broadcast Tracking Stock, the distribution of a dividend of Broadcast Tracking Stock to the holders of NTL Stock, or the exchange of Broadcast Tracking Stock for NTL Stock, as we presently contemplate such transactions would be carried out; and (iii) the Broadcast Tracking Stock so received will not be "section 306 stock" in your hands. There are no court decisions or other authorities that control the tax treatment of tracking stock, such as the Broadcast Tracking Stock. In addition, the IRS has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of NTL Stock and Broadcast Tracking Stock. Therefore, the U.S. Federal income tax treatment of the tracking stock proposal is subject to some uncertainty. See "Certain U.S. Federal Income Tax Considerations" beginning on page [ ].

ESTABLISHMENT OF NTL BROADCAST INCENTIVE PLAN

      As part of the tracking stock proposal, we will establish the NTL Broadcast Incentive Plan. Under this plan, we will grant to senior management and employees of the Broadcast Group options to purchase, or restricted stock awards of, Broadcast Tracking Stock representing approximately % of the total shares of Broadcast Tracking Stock deemed outstanding after we first issue Broadcast Tracking Stock, assuming for this purpose that NTL Group's retained interest in the Broadcast Group is represented by issued and outstanding shares of Broadcast Tracking Stock. See Annex III for the complete text of the plan as proposed.


               NTL--SUMMARY CONSOLIDATED FINANCIAL DATA


                              [TO COME]



              NTL GROUP--SUMMARY COMBINED FINANCIAL DATA


                              [TO COME]



             THE BROADCAST GROUP--SUMMARY FINANCIAL DATA


                              [TO COME]




                            RISK FACTORS

      You should carefully consider the risk factors described below, as well as the other information included in this proxy statement, before you decide how to vote on the proposals.

WE CANNOT PREDICT HOW THE ISSUANCE OF BROADCAST TRACKING STOCK WILL AFFECT THE MARKET PRICE OF NTL STOCK

      We cannot predict the price at which NTL Stock will trade following the issuance of Broadcast Tracking Stock. The market price of NTL Stock may not equal or exceed the market price of our existing common stock. Some of the terms of NTL Stock and Broadcast Tracking Stock may adversely affect their trading price. Examples include:

      o the right of the NTL board of directors to convert Broadcast Tracking Stock into NTL Stock; and

      o the discretion of NTL's board of directors in making various determinations relating to (1) a variety of matters affecting the rights of the holders of NTL Stock and Broadcast Tracking Stock, such as dividends and the allocation of merger proceeds, and (2) a variety of cash management and allocation matters.

HOLDERS OF NTL STOCK AND BROADCAST TRACKING STOCK WILL BE COMMON
STOCKHOLDERS OF NTL AND WILL NOT HAVE ANY LEGAL RIGHTS RELATING TO SPECIFIC ASSETS OF NTL

      Holders of NTL Stock and Broadcast Tracking Stock will be common stockholders of the same company. NTL Group and the Broadcast Group will not be separate legal entities but rather parts of NTL. As a result, stockholders will continue to be subject to all of the risks of an investment in NTL and all of our businesses, assets and liabilities. The reclassification of the existing common stock as NTL Stock and the issuance of Broadcast Tracking Stock, and the allocation of assets and liabilities and stockholders' equity between NTL Group and the Broadcast Group will not result in a distribution or spin-off to stockholders of any of our assets or liabilities and will not affect ownership of our assets or responsibility for our liabilities or those of our subsidiaries. As a result, the implementation of the tracking stock proposal will not affect the rights of the holders of any debt of NTL or its subsidiaries. The assets we attribute to one group will be subject to the liabilities of the other groups, whether such liabilities arise from lawsuits, contracts or indebtedness that we attribute to another group. If we are unable to satisfy one group's liabilities out of the assets we attribute to it, we may be required to satisfy those liabilities with assets we have attributed to another group. Further, holders of NTL Stock and Broadcast Tracking Stock will only have the rights specified in our charter amendment, and will not have any legal rights related to specific assets of any specific group.

FINANCIAL PERFORMANCE OF ONE GROUP COULD ADVERSELY AFFECT THE OTHER GROUP

      The financial performance of one group that affects our consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other group and the market price of the tracking stock relating to the other group. In addition, net losses of either group and dividends and distributions on, or repurchases of, any series of common stock or repurchases of preferred stock at a price per share greater than par value will reduce the funds we can pay on each series of common stock under Delaware law. For these reasons, you should read our consolidated financial information in addition to the financial information we provide for each group.

IF NTL ENCOUNTERS FINANCIAL DIFFICULTY, THE VALUE OF A GROUP'S STOCK MAY SUFFER FOR REASONS UNRELATED TO THE PROSPECTS OF THAT GROUP

      Financial results of each group will affect NTL's consolidated results of operations, financial position and borrowing costs. This could affect the results of operations or financial position of the other group or the market price of the series of stock relating to the other group.

HOLDERS OF NTL STOCK AND BROADCAST TRACKING STOCK WILL VOTE TOGETHER AS A SINGLE CLASS AND WILL HAVE LIMITED SEPARATE VOTING RIGHTS

      Holders of NTL Stock and Broadcast Tracking Stock will vote together as a single class, except in certain limited circumstances provided under Delaware General Corporation Law or NASDAQ rules. In addition to the approval of the holders of a majority of the voting power of all shares of tracking stock voting together as a single class, the approval of a majority of the outstanding shares of NTL Stock and Broadcast Tracking Stock, each voting as a separate class, would be required under Delaware law to approve any amendment to our charter that would change the par value of the shares of the series or alter or change the powers, preferences or special rights of the shares of the series so as to affect them adversely.

LIMITS EXIST ON VOTING POWER OF BROADCAST TRACKING STOCK, AND AS A RESULT THE HOLDERS OF NTL STOCK WILL BE ABLE TO CONTROL MAJORITY VOTES

      Except for limited matters on which a separate class vote may be required, holders of NTL Stock and Broadcast Tracking Stock will vote together as a single class on all matters requiring a stockholder vote. Matters on which the NTL Stock and Broadcast Tracking Stock will vote together may involve an apparent or real divergence of interests between the holders of each series of common stock in the aggregate. The aggregate voting power of all of the outstanding shares of Broadcast Tracking Stock at any time is limited to 15% of the total voting power of all of the outstanding shares of all series of NTL common stock. Consequently, the aggregate voting power of all of the outstanding shares of Broadcast Tracking Stock will not represent a majority of the outstanding voting power of all of the outstanding shares of all series of NTL common stock. Currently, if matters come before the stockholders of NTL that require a majority vote, the holders of NTL Stock, if they vote in a similar manner, will be able to control the vote. These matters may include mergers or other extraordinary transactions. In addition, the issuance or repurchase of shares of any series of common stock could cause changes in the relative voting power of the groups, subject to the 15% limitation on the voting power of the Broadcast Tracking Stock described above.

IN CIRCUMSTANCES WHERE A SEPARATE CLASS VOTE IS REQUIRED, A SERIES OF COMMON STOCK WITH LESS THAN A MAJORITY OF THE TOTAL VOTING POWER CAN BLOCK ACTION

      If Delaware law, NASDAQ rules, our restated certificate of incorporation or the board of directors requires a separate vote on a matter by the holders of either NTL Stock or Broadcast Tracking Stock, those holders could prevent approval of the matter--even if the holders of a majority of the total number of votes cast or entitled to be cast, voting together as a class, were to vote in favor of it.

EXISTING STOCKHOLDERS OF NTL WILL HAVE A REDUCED INTEREST IN THE BROADCAST
GROUP

      Following the proposed distribution of the Broadcast Group shares to NTL stockholder, holders of NTL Stock will participate in the ownership of the Broadcast Group through NTL Group's retained interest in the Broadcast Group. NTL Group's retained interest in the Broadcast Group will decrease as a result of the issuance of additional shares of the series of common stock that tracks the Broadcast Group. After any issuance of Broadcast Tracking Stock, the stockholders of NTL will no longer share as holders of NTL Stock in the gains or losses attributable to the portion of that group that is represented by the outstanding shares of Broadcast Tracking Stock that are issued. The price at which any shares of Broadcast Tracking Stock may be sold in the future may not reflect accurately the value of the series of common stock that is issued and thus holders of NTL Stock may not appropriately benefit from such issuances. Following the proposed distribution of the Broadcast Group shares to NTL stockholders, existing stockholders of NTL will not have any special rights to subscribe for Broadcast Tracking Stock.

THE COST OF MAINTAINING SEPARATE BUSINESSES WILL LIKELY EXCEED THE COSTS ASSOCIATED WITH OPERATING NTL AS A SINGLE ENTITY

      The costs associated with implementing the tracking stock proposal and the ongoing costs of operating separate businesses will likely exceed the costs associated with operating NTL as it currently exists. At a minimum, the issuance of Broadcast Tracking Stock will result in a complex capital structure and additional reporting requirements with respect to the Broadcast Group.

CONVERSION OF BROADCAST TRACKING STOCK INTO NTL STOCK MAY ADVERSELY AFFECT THE HOLDERS OF BROADCAST TRACKING STOCK OR THE HOLDERS OF NTL STOCK

      At any time, the board of directors, in its sole discretion and without stockholder approval, could choose to convert shares of Broadcast Tracking Stock into shares of NTL Stock, including a conversion at a time when either or both series of our common stock may be considered to be overvalued or undervalued. Any conversion at a premium would dilute the interests of the holders of NTL Stock in NTL. Any conversion would also preclude holders of Broadcast Tracking Stock from retaining their investment in a security that is intended to reflect separately the performance of the Broadcast Group. It would also give holders of shares of Broadcast Tracking Stock a greater or lesser premium than any premium that might be paid by a third-party buyer of all or substantially all of the assets of the Broadcast Group.

HAVING MULTIPLE SERIES OF COMMON STOCK COULD CREATE CONFLICTS BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES, AND OUR BOARD OF DIRECTORS COULD RESOLVE THOSE CONFLICTS IN A MANNER THAT ADVERSELY AFFECTS HOLDERS OF ONE OR MORE GROUPS

      Having multiple series of common stock could give rise to occasions when the interests of holders of one or more series might diverge or appear to diverge from the interests of holders of the remaining series. In addition, given the inter-group relationships between NTL Group and the Broadcast Group, there will likely be inherent conflicts of interest between the groups. Inter-group issues that could give rise to conflicts of interest include:

      o whether to allocate the proceeds of issuances (or the costs of repurchases) of Broadcast Tracking Stock to NTL Group in respect of its retained interest in the Broadcast Group, on the one hand, or to the equity of the Broadcast Group on the other;

     o how to allocate consideration received in connection with a merger involving NTL among holders of each series of common stock;

     o whether and when to issue NTL Stock in exchange for Broadcast Tracking Stock;

     o      whether or when to approve dispositions of assets of any group;

      o how to allocate available cash between NTL Group and the Broadcast Group and decisions as to whether and how to make transfers of funds from one group to another;

     o how to allocate assets and resources, such as management time, between the groups;

     o      how to allocate costs and expenses between the groups; and

      o whether and to what extent the groups compete with each other and how corporate opportunities are allocated between the groups.

      Our board of directors intends to adopt certain policies relating to cash management and allocations between the Broadcast Group and NTL Group. For a more comprehensive description of these policies, see "Cash Management and Allocation Policies," beginning on page [ ]. We cannot assure you that the policies determined by our board of directors are as favorable to the holders of one series of common stock as policies that could be set by the related business group if it were a separate company. Our board of directors will make operational and financial decisions concerning the groups, and implement these policies in a manner, that may affect these businesses differently, potentially favoring one group at the expense of the other. Our board of directors will be required to make any decision relating to these matters in the good faith business judgment that the decision is in the best interests of NTL and all of our stockholders as a whole. Although it has no present intention to do so, the board of directors also may, in the exercise of its business judgment in accordance with the directors' fiduciary duties to NTL and our stockholders, modify, rescind or add to any of these policies. A decision to modify or rescind these policies, or adopt additional policies, could have different effects on the holders of Broadcast Tracking Stock or NTL Stock, or could adversely affect the holders of one series of common stock compared to the other.

      If directors own disproportionate interests (in percentage or value terms) in NTL Stock or Broadcast Tracking Stock, that disparity could create, or appear to create, potential conflicts of interest when those directors are faced with decisions that could affect the holders of one series of common stock differently than the holders of the other series.

PRINCIPLES OF DELAWARE LAW MAY PROTECT DECISIONS OF OUR BOARD OF DIRECTORS THAT HAVE A DISPARATE IMPACT UPON HOLDERS OF NTL STOCK AND BROADCAST TRACKING STOCK

      Delaware law provides that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to the holders of any particular class or series of stock. Recent cases in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of tracking stocks may be judged under the "business judgment rule." Under these principles of Delaware law and the "business judgment rule," you may not be able to challenge board of directors' decisions that have a disparate impact upon holders of NTL Stock or Broadcast Tracking Stock, if the board of directors is adequately informed with respect to such decisions and acts in good faith and in the honest belief that it is acting in the best interest of our stockholders and does not have a conflict of interest.

STOCKHOLDERS WILL NOT VOTE SEPARATELY AS A SERIES ON HOW TO ALLOCATE CONSIDERATION RECEIVED IN CONNECTION WITH A MERGER OF NTL BETWEEN HOLDERS OF NTL STOCK OR BROADCAST TRACKING STOCK

      Our charter amendment will not contain any provisions governing how consideration received in connection with a merger or consolidation involving NTL is to be allocated among the holders of NTL Stock and Broadcast Tracking Stock. None of the holders of NTL Stock or Broadcast Tracking Stock will have a separate class vote in any merger or consolidation so long as we divide the type and amount of consideration among these holders in a manner we determine, in our sole discretion, to be fair. As a result, the consideration to be received by holders of NTL Stock or Broadcast Tracking Stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if that group had been sold separately or if a separate class vote on such merger or consolidation had occurred.

WE MAY DISPOSE OF ASSETS OF NTL GROUP OR THE BROADCAST GROUP WITHOUT YOUR
APPROVAL

      Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of NTL. Any disposition requiring stockholder approval would require a vote of all NTL stockholders voting together as a single class. As long as the assets attributed to a group represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of that group without any stockholder approval. If we dispose of all or substantially all of the assets of any group, we would be required, if the disposition is not an exempt disposition under the terms of our charter amendment, to choose one of the following three alternatives:

     o declare and pay a dividend to the holders of the relevant series of common stock;

     o redeem shares of the relevant series of common stock for cash, securities or other property; or

      o if the Broadcast Group's assets were sold, convert shares of Broadcast Tracking Stock into outstanding shares of NTL Stock.

      Holders of any series of common stock may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such group. The board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of NTL Stock or Broadcast Tracking Stock.

CORPORATE-LEVEL INCOME TAXES MAY BE INCURRED ON A SALE OF A GROUP THAT WOULD NOT BE INCURRED IF THE GROUP WERE A SEPARATE CORPORATION

      NTL may incur a tax liability upon a sale of the assets of a group, which would be allocated to that group and reduce the amount available for distribution to the holders of the tracking stock for that group. By contrast, if the group were a separate corporation whose stock was held directly by such holders, they could sell their stock directly to the buyer, in which case no corporate-level tax would be incurred. Consequently, the holders of tracking stock could receive less upon a disposition of a related group than they would if they directly held stock of a separate corporation.

WE DO NOT INTEND TO PAY DIVIDENDS ON BROADCAST TRACKING STOCK, AND EVEN IF WE DECIDE TO DO SO, WE ARE NOT REQUIRED TO PAY DIVIDENDS EQUALLY ON NTL STOCK AND BROADCAST TRACKING STOCK

      We do not intend to pay cash dividends in the foreseeable future on Broadcast Tracking Stock. We do not intend to change our current dividend policy with respect to our existing common stock, which will become NTL Stock. In addition, we are a holding company and the existing indentures and credit facilities of our operating subsidiaries contain covenants which may limit the amount of funds which may be transferred by our subsidiaries to us for dividends to our stockholders or otherwise. Under our charter amendment, our board of directors could, subject to the limitations on dividends contained in our operating subsidiaries' indentures and credit facilities, decide to pay dividends on neither series of common stock, on one, but not both series of common stock, or on both series of common stock, in equal or unequal amounts. Such a decision would not necessarily have to reflect:

     o      the financial performance of any group;

     o the amount of assets available for dividends on any series of common stock; or

     o the amount of prior dividends declared on any series of common stock.

HAVING MULTIPLE SERIES OF COMMON STOCK MAY INHIBIT OR PREVENT ACQUISITION BIDS FOR NTL, NTL GROUP OR THE BROADCAST GROUP

      If NTL Group or the Broadcast Group were separate companies, any person interested in acquiring either of them without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend NTL Stock and Broadcast Tracking Stock to reflect the separate performance of NTL Group and the Broadcast Group, as appropriate, a person interested in acquiring only one group without negotiation with NTL's management could obtain control of that group only by obtaining control of the outstanding voting stock of NTL.

      The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of NTL by delaying or preventing such a change in control.

      In addition, some of the provisions of our charter amendment, by-laws, and Delaware law may inhibit changes of control not approved by the board of directors. For additional anti-takeover constraints, see "The Tracking Stock Proposal--Other Provisions of Our Charter, Bylaws and Delaware Law" beginning on page [ ].

THE MARKET PRICES OF NTL STOCK AND BROADCAST TRACKING STOCK COULD DECLINE IF WE ISSUE MORE COMMON STOCK

      Our charter amendment will allow our board of directors, in its sole discretion, to issue authorized but unissued shares of common stock in multiple series. Our board of directors may issue NTL Stock or Broadcast Tracking Stock, or may designate and issue a new series of common stock, to, among other things:

     o      raise capital;

     o      pay stock dividends or provide for stock splits;

     o      acquire companies or businesses; or

     o      provide compensation or benefits to employees.

      Under Delaware law, the board of directors would not need your approval for these issuances. We do not intend to seek your approval for any such issuances unless:

     o stock exchange regulations or other applicable law require approval; or

     o      the board of directors deems it advisable.

      These issuances could cause the market prices of the series of common stock issued to decline as more stock became available.

WE MAY NOT OFFER BROADCAST TRACKING STOCK AT ALL

      This proxy statement describes our current intentions regarding future issuances of Broadcast Tracking Stock. Because these issuances are subject to various conditions and uncertainties, we cannot assure you that any issuances will occur.

THE IRS COULD ASSERT THAT THE RECEIPT OF TRACKING STOCK IS TAXABLE TO YOU OR US OR THAT THE TRACKING STOCK IS "SECTION 306 STOCK"

      We have been advised by our special tax counsel that unless you receive cash in lieu of fractional shares, no income, gain or loss will be recognized by you or NTL for U.S. Federal income tax purposes as a result of the reclassification of the existing stock, the distribution of a dividend of Broadcast Tracking Stock to the holders of NTL Stock, or an exchange of Broadcast Tracking Stock for NTL Stock, as we presently contemplate such transactions would be carried out. However, the IRS could disagree. There are no court decisions or other authorities that control the tax treatment of tracking stock such as Broadcast Tracking Stock. In addition, the IRS has announced that it will not issue rulings on the characterization of stock with characteristics similar to Broadcast Tracking Stock. It is possible, therefore, that the IRS could successfully assert that the receipt of Broadcast Tracking Stock, as well as the subsequent conversion of Broadcast Tracking Stock into NTL Stock, or the sale of Broadcast Tracking Stock by NTL, could be taxable to NTL or you. In addition, it is possible that the IRS will successfully assert that Broadcast Tracking Stock is section 306 stock, with the consequence that the gain on a subsequent disposition of that stock would be treated as ordinary income, unless the disposition terminates the stockholder's entire interest in NTL. See "Certain U.S. Federal Income Tax Considerations" beginning on page [ ].

RECENT CLINTON ADMINISTRATION PROPOSALS, IF ENACTED, COULD RESULT IN TAXATION ON ISSUANCES OF TRACKING STOCK

      In February 1999 and again in February 2000 the Clinton Administration proposed legislation relating to the issuance of tracking stock similar to Broadcast Tracking Stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would tax shareholders on the receipt of tracking stock received in a distribution on or in exchange for their existing stock. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. Neither of these proposals has been incorporated in any proposed legislation in the U.S. House of Representatives or the U.S. Senate. We cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. If enacted, these proposals could impede NTL's ability to distribute or sell Broadcast Tracking Stock. The enactment of the proposal could also be a "Tax Event" that would entitle us to convert outstanding Broadcast Tracking Stock into a number of shares of NTL Stock equal to a factor, which will not be more than 110% or less than 100% (as determined by our board of directors to be in the best interests of our stockholders at the time the charter amendment is filed), applied to the ratio of the average market values of the Broadcast Tracking Stock and the NTL Stock over a specified trading period prior to that conversion. See "Description of NTL Stock and Broadcast Tracking Stock--Conversion of Broadcast Tracking Stock at Option of NTL" at page [ ] and "Certain U.S. Federal Income Tax Considerations," beginning on page [ ].


      CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used in this proxy, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NTL, NTL Group or the Broadcast Group, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, among others: general economic and business conditions, industry trends, NTL's, NTL Group's and the Broadcast Group's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment, terms and deployment of capital.


            INFORMATION ABOUT NTL COMMON STOCK OWNERSHIP

NTL COMMON STOCK OWNED BY NTL DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Principal Stockholders and Management

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of June 23, 2000, by (i) each executive officer and director of NTL, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Common Stock.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                    -------------------------------------------------------------
                                                  PRESENTLY EXERCISABLE
                                                    OPTIONS WARRANTS,
                                                   CONVERTIBLE BONDS
EXECUTIVE OFFICERS, DIRECTORS         COMMON        AND EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS             STOCK           PREFERRED(1)          TOTAL      PERCENT(2)
-----------------------------       -----------   ----------------------   ---------    ----------
Barclay Knapp....................       224,428         3,057,509          3,281,937       1.20%
George S. Blumenthal(3)..........       113,217         2,554,073          2,667,290        *
Richard J. Lubasch(4)............        61,249           502,289            563,538        *
John F. Gregg(5).................         1,250           437,450            438,700        *
Leigh Costikyan Wood.............         1,086           548,264            549,350        *
Gregg N. Gorelick................        85,154            97,752            182,906        *
Bret Richter.....................           291           100,653            100,944        *
Steven L. Wagner.................             0           293,753            293,753        *
Robert T. Goad(6)................       854,950                 0            854,950        *
Sidney R. Knafel(7)..............     1,679,268           608,638          2,287,906        *
Ted H. McCourtney(8).............       179,879           124,365            304,244        *
Del Mintz(9).....................       921,995           130,743          1,052,738        *
Alan J. Patricof(10).............        11,263           124,365            135,628        *
Warren Potash(11)................         2,170           126,916            129,086        *
Jean-Louis Vinciguerra...........             0                 0                  0        *
Graham Wallace...................             0                 0                  0        *
Michael S. Willner(12)...........       694,201           580,602          1,274,803        *
ALL DIRECTORS AND OFFICERS
  AS A GROUP (17 in number)......     4,830,401         9,287,372         14,117,773       5.04%
France Telecom S.A.(13)..........    50,680,756        36,813,058         87,493,814      28.44%
Cable & Wireless plc(14).........    44,362,614                 0         44,362,614      16.38%
Bell Atlantic Corporation(15)....    24,469,861                 0         24,469,861       9.04%
Prime 66 Partners, L.P.(16)......    13,349,999         1,275,510         14,625,509       5.68%
Composite 66, L.P.(16)...........       344,429                 0            344,429
H&S Partners I, L.P.(16).........             0           510,204            510,204
AXA Assurances I.A.R.D.
  Mutuelle(17)...................   113,471,917         1,397,172         14,869,089       5.46%
Janus Capital Corporation(18)....    11,707,370         3,018,651         14,726,021       5.38%

---------------
*     Represents less than one percent

(1) Includes shares of NTL common stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options"), shares of NTL common stock purchased upon the conversion of the 7% Convertible Subordinated Notes due 2008 or 5.75% Convertible Subordinated Notes due 2009 (the "Convertible Bonds") and shares of Common Stock purchased upon the exchange of the Senior Redeemable Exchangeable Preferred Stock which are exchangeable or become so in the next 60 days (the "Exchangeable Preferred"). Of the options, warrants, convertible bonds and exchangeable preferred shown in the table above:

      (a) 610,309 options were assumed by NTL in 1993, having a weighted average exercise price of $1.08 per share;

      (b) 12,163,088 options are employee and non-employee director options that have been issued by NTL under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan, the 1998 Non-Qualified Stock Option Plan or certain other stock option agreements, having a weighted average exercise price of $16.82 per share; and

      (c) 968,546 are NTL seven-year warrants that were issued pursuant to certain non-competition agreements having an exercise price of $3.568 per share.

(2) Includes Common Stock, Presently Exercisable Options, warrants, Convertible Bonds and Exchangeable Preferred.

(3) Includes 3,299 shares of Common Stock owned by trusts for the benefit of Mr. Blumenthal's children. Also includes 711,118 options held in Grantor Retained Annuity Trusts.

(4) Includes 174 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

(5) Mr. Gregg owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of common stock.

(6) Includes 824,701 shares of Common Stock owned by Columbia Management, Inc., Mr. Goad's wholly-owned investment company. Columbia Management, Inc., of which Mr. Goad is the sole shareholder, is a limited partner in European Cable Capital Partners, L.P. ("ECCP"). Columbia Management, Inc. owns or has options to acquire, in each case as a limited partner, an aggregate of 206,086 units of partnership interests in ECCP ("ECCP Units"), which constitute 9.20% of all ECCP Units on a fully-diluted basis. ECCP owns 8,765,286 shares of NTL. Neither Mr. Goad nor Columbia Management, Inc. has a right to control or direct ECCP on the disposition of shares of NTL, which it owns, and they therefore disclaim any beneficial ownership of the shares of NTL owned by ECCP.

(7)   Includes 25,958 shares of Common Stock owned by Insight
      Communications UK, Inc., Mr. Knafel's wholly-owned investment company. Also includes 73,363 shares of Common Stock owned by a foundation of which Mr. Knafel is President, as to which shares Mr. Knafel disclaims beneficial ownership.

(8) Includes 162,616 shares of Common Stock held by limited partnerships of which Mr. McCourtney is a general partner as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 2,572 shares of Common Stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

(9) Includes 39 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership. Mr. Mintz owns $250,000 of the 7% Convertible Bonds, convertible into 6,378 shares of Common Stock.

(10) Includes 499 shares of Common Stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.

(11) Mr. Potash owns $100,000 of the 7% Convertible Bonds, convertible into 2,551 shares of Common Stock.

(12) Includes 138,579 shares of Common Stock held by trust accounts for the benefit of Mr. Willner's children as to which shares Mr. Willner disclaims beneficial ownership.

(13) Based solely upon Schedule 13-D (Amendment No. 5), dated June 9, 2000, filed by France Telecom S.A. and Compagnie Generale des Communications (COGECOM) S.A. with the Securities and Exchange Commission (the "SEC") and 42,229,730 shares of common stock and 2,000,000 preferred shares, convertible into 25,000,000 shares of common stock, acquired on May 30, 2000.

(14) Based solely upon acquisition of 44,362,614 shares of Common Stock on May 30, 2000 in connection with NTL's acquisitions of CWC ConsumerCo.

(15) Based solely on the acquisition of 24,469,861 shares of Common Stock on May 30, 2000 in connection with NTL's acquisitions of CWC ConsumerCo.

(16) Based solely upon Schedule 13-G (Amendment No. 4), dated May 24, 2000, filed by Prime 66 Partners, L.P., Composite 66, L.P. and H&S Partners I, L.P. with the SEC.

(17) Based solely upon Schedule 13-G, dated February 14, 2000, filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. with the SEC.

(18) Based solely upon Schedule 13-G (Amendment No. 1), dated February 14, 2000, filed by Janus Capital Corporation and Thomas H. Bailey with the SEC.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1999, the members of the Compensation Committee were Sidney R. Knafel, Ted H. McCourtney and Del Mintz.

                           EXECUTIVE COMPENSATION

      The following table discloses compensation received by NTL's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1999.

                               SUMMARY COMPENSATION TABLE (1)

                                                                          LONG-TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION             AWARDS
                                     --------------------------------   ------------
                                                         OTHER ANNUAL   COMMON STOCK    ALL OTHER
                                     SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)         ($)(2)       OPTIONS(#)      ($)(3)
---------------------------   ----   -------   -------   ------------   ------------   ------------
Barclay Knapp.............    1999   273,333   350,000         --               --        16,000
  President and Chief         1998   270,000   350,000         --        1,484,375        14,667
    Executive Officer         1997   270,000       --          --               --        12,734

George S. Blumenthal......    1999   273,333   350,000         --               --        16,000
  Chairman and Treasurer      1998   270,000   350,000         --        1,484,375        14,667
                              1997   270,000       --          --               --        12,734

Leigh C. Wood.............    1999   243,750   128,751    159,845(a)       156,250            --
  Senior Vice President       1998   225,000   186,300    162,000(b)       625,000            --
    and Chief Operating       1997   225,000   149,500    331,800(c)       117,188            --
    Officer of
    U.K. Operations

Richard J. Lubasch........    1999   235,083   250,000         --          117,188        16,000
  Executive Vice              1998   227,000   250,000         --          312,500        14,667
    President--General        1997   227,000   165,000         --           39,064        12,734
    Counsel and Secretary

Steven L. Wagner..........    1999   216,044   85,071     170,727(d)            --            --
  Vice President--            1998   204,000   127,900    169,600(e)       312,500            --
    Marketing                 1997   195,700   100,100    216,200(f)        54,689         2,500

---------------

(1) In 1997, NTL charged Cellular Communications International, Inc. ("CCII") and Cellular Communications of Puerto Rico, Inc. ("CCPR") $871,000 and $1,492,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. In 1998, NTL charged CCII, CCPR and CoreComm (which was formed in 1998) $982,000, $1,148,000 and $313,000, respectively. In 1999, NTL charged
    CCII, CCPR and CoreComm $439,000, $741,000 and $2,268,000,
    respectively. In the opinion of management of NTL, the above allocations are reasonable.

(2) Other annual compensation reflects perquisites, such as relocation expenses and housing, travel, professional fee and car and fuel allowances, including:

    (a) housing allowance of $96,000

    (b) housing allowance of $121,900.

    (c) housing allowance of $162,900 and relocation expense of $122,300.

    (d) housing allowance of $96,000.

    (e) housing allowance of $127,500.

    (f) housing allowance of $120,800.

(3) All other compensation reflects NTL's match of employee contributions to a 401(k) plan.


OPTION GRANTS TABLE

      The following table provides information on stock option grants during 1999 to the named executive officers.

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                      ----------------------                VALUE AT ASSUMED ANNUAL RATE
                          NUMBER OF   % OF TOTAL                                   OF STOCK PRICE
                         SECURITIES    OPTIONS                                    APPRECIATION FOR
                         UNDERLYING   GRANTED TO    EXERCISE                        OPTION TERM(2)
                          OPTIONS     EMPLOYEES     OR BASE                 ----------------------------
                          GRANTED     IN FISCAL      PRICE     EXPIRATION       5%($)         10%($)
         NAME              (#)(1)        YEAR      ($/SHARE)      DATE         $81.84         $130.32
         ----            ----------   ----------   ---------   ----------     ---------     ----------
Leigh C. Wood..........   156,250        2.39%       50.24      03/18/09      4,937,500     12,512,500
Richard J. Lubasch.....   117,188        1.79%       50.24      03/18/09      3,703,141      9,384,415

---------------

(1) All options were granted on March 19, 1999 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market (the "NASDAQ") on such date; 20% were exercisable upon issuance, 20% became exercisable on January 1, 2000 and an additional 20% will become exercisable on each of January 1, 2001, 2002 and 2003. Upon a change of control of NTL, all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

      The following table provides information on stock option exercises during 1999 by the named executive officers and the value at December 31, 1999 of unexercised in-the-money options held by each of the named executive officers.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                                AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS AT
                              SHARES                    OPTIONS AT FY-END(#)          FY-END($)*
                            ACQUIRED        VALUE          EXERCISABLE(E)/         EXERCISABLE(E)/
                           EXERCISE(#)   REALIZED($)      UNEXERCISABLE(U)         UNEXERCISABLE(U)
                           -----------   -----------   ----------------------   -----------------------
Barclay Knapp............    31,471       2,517,765        2,834,853(E)             261,527,967(E)
                                                           1,335,937(U)             102,114,849(U)

George S. Blumenthal.....   463,390      22,307,233        2,424,565(E)             222,662,671(E)
                                                           1,335,937(U)             102,114,849(U)

Leigh C. Wood............      --              --            360,764(E)              29,199,784(E)
                                                             773,438(U)              56,379,810(U)

Richard J. Lubasch.......    25,000       2,276,500          416,351(E)              36,689,371(E)
                                                             398,439(U)              28,117,318(U)

Steven L. Wagner.........      --              --            220,315(E)              18,534,716(E)

---------------
* Based on the closing price on the NASDAQ on December 31, 1999 of $99.80.


                   MARKET PRICE DATA AND DIVIDEND POLICY

      Shares of NTL common stock trade on NASDAQ and Easdaq under the symbol "NTLI." From October 14, 1993 through March 26, 1997, NTL common stock was quoted and traded on the NASDAQ under the symbol "ICTL." The information set forth below gives retroactive effect to the 5-for-4 stock split in February 2000, the 5-for-4 stock split in October 1999 and the 4-for-3 stock split in August 1995.

                                                        NTL COMMON STOCK
                                                  ----------------------------
1996                                                  HIGH            LOW
                                                  -------------   ------------
   First Quarter.................................     $19.275       $13.838
   Second Quarter................................      21.838        17.763
   Third Quarter.................................      19.200        14.475
   Fourth Quarter................................      18.075        14.475
1997
   First Quarter.................................     $17.125       $11.600
   Second Quarter................................      17.328        12.163
   Third Quarter.................................      17.838        12.875
   Fourth Quarter................................      18.800        16.163
1998
   First Quarter.................................     $29.275       $17.125
   Second Quarter................................      34.563        22.875
   Third Quarter.................................      41.600        22.725
   Fourth Quarter................................      38.078        20.475
1999
   First Quarter.................................     $54.563       $33.638
   Second Quarter................................      64.638        43.600
   Third Quarter.................................      68.725        51.200
   Fourth Quarter................................     102.300        51.100
2000
   First Quarter.................................    $109.688       $78.876
   Second Quarter................................    [      ]       [     ]
   Third Quarter (through                  ).....    [      ]       [     ]

      On [ ], the last trading day prior to the public announcement of the tracking stock proposal, NTL common stock closed at $[ ] per share. On [ ], 2000, the last practicable trading day prior to the printing of this proxy statement, NTL common stock closed at $[ ] per share on NASDAQ.

      The market price of shares of NTL common stock is subject to fluctuation. As a result, stockholders of NTL are urged to obtain current market quotations.

      Since its inception, NTL has not declared or paid any cash dividends on the NTL common stock. NTL currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future. Also, see "Risk Factors" for a discussion of our dividend policy and limitations imposed by our operating subsidiaries' indentures and credit facilities.

                     THE TRACKING STOCK PROPOSAL

BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSAL

      We continually review each of our businesses and NTL as a whole to determine the best way to realize the inherent value of our business operations. As a result of this review process, we recently began to evaluate various alternatives to maximize stockholder value, including the creation of a "tracking stock" intended to track the performance of the Broadcast Group.

      At a board meeting on May 31, 2000, the board of directors met with management of NTL and discussed the alternatives to achieve NTL's strategies and have NTL's equity valuation more fully recognize the value of our broadcast and wireless communications assets. In these discussions, our board of directors evaluated the effect that each alternative would have on our ability to:

     o      enhance stockholder value;

     o      raise funds in a cost-effective manner in the capital markets;

     o      create a more valuable currency for strategic acquisitions; and

     o      attract and retain key personnel.

      The board of directors considered the following alternatives:

     o      the preservation of our current equity and operating structure;

     o the operation of one or more of our businesses as stand-alone companies;

     o      one or more "spin-offs" of the businesses; and

     o      the tracking stock proposal.

      Our board of directors used several criteria to contrast the benefits and drawbacks of these alternatives to our stockholders, including:

      o the assessment of the capital markets acceptance of the alternatives and the likelihood of success of the alternatives, based on its understanding of these markets and consultations between members of the board of directors and our financial advisors, independent accountants and counsel;

     o the flexibility to provide equity incentives to the employees of NTL's separate businesses;

     o the ability to raise equity capital to fund the specific need of NTL's separate businesses in the future; and

     o the regulatory and tax consequences to NTL and the separate businesses of operating under the various alternatives.

      Our board of directors concluded in its business judgment that the tracking stock proposal would be most likely to enhance stockholder value and address NTL's strategic objectives. The board of directors based its decision on its belief that the proper valuation of certain of our businesses, including the Broadcast Group's provision of facilities and services to the broadcast and wireless communications industries principally in the UK and Australia, was not reflected in the current equity structure and that there are benefits to be retained by maintaining NTL's current operating structure. In reaching its conclusion, the board of directors was informed by management that it had consulted with NTL's legal counsel and independent accountants. The board of directors considered various strategic, financial, legal and tax implications of the tracking stock proposal and considered the following principal potential advantages of the tracking stock proposal:

      o The initial designation of two series of common stock that would separately track the businesses of NTL Group and the Broadcast Group could increase stockholder value by more specifically tracking the earnings, growth and cash flows of each group;

      o The expectation that different groups of investors will invest in Broadcast Tracking Stock who might otherwise not invest in the existing common stock;

      o Multiple series of common stock should provide NTL with additional equity securities that can be used to raise capital and can be issued in connection with acquisitions and investments;

      o By remaining a single enterprise, NTL believes it will retain certain benefits including the oversight of certain key members of the current management; and

      o The creation of multiple series of common stock that track its different businesses would provide NTL flexibility to link employee incentive compensation plans with the performances of the different businesses.

      The board of directors also considered the following potential disadvantages of the tracking stock proposal:

      o NTL will incur additional administrative costs in connection with the creation and ongoing maintenance of multiple series of common stock;

      o The tracking stock proposal could create diverging or conflicting interests among tracked business groups and could pose potential conflicts for the board of directors;

      o The creation of multiple series of common stock increases the complexity of NTL's capital structure, may not be well understood by investors, and could inhibit the efficient valuation of one or more of the series of common stock;

      o The holders of each series of common stock would continue to be subject to all the risks associated with investing in NTL as a whole; and

      o There is no controlling precedent as to the tax treatment of tracking stock, and an adverse change in the tax laws, or in the interpretations of the tax laws, could require us to revise our capital structure.

      Additionally, creating the tracking stocks and establishing the NTL Broadcast Incentive Plan will enable us to issue stock-based compensation tied to the tracking stocks, thereby providing more focused incentives to management and employees of the tracked groups.

      The tracking stock proposal also gives the board of directors the flexibility to use its authority to designate additional series of common stock to obtain the benefits of the creation of tracking stock for NTL's other business groups as it deems appropriate.

      Finally, the increase in the number of shares of authorized common stock contemplated by the tracking stock proposal will ensure that we have a sufficient number of shares of common stock available for:

     o obligations we may have under our rights plan with respect to each series of common stock;

     o      future stock splits or stock dividends;

     o      future designations of additional series of common stock;

     o future sale or distribution of any series of common stock to the public; and

     o issuance of any series of common stock under our stock-based compensation plans.

      After considering these factors and others, based upon management's recommendation and after extensive consultation with our financial and legal advisors, the board of directors determined in its business judgment that on balance the potential advantages of the tracking stock proposal outweighed its potential disadvantages. The board of directors ultimately concluded that the tracking stock proposal is advisable, in the best interests of the stockholders and NTL and is the best means for achieving NTL's strategic goals.

      On [ ], the board of directors considered the tracking stock proposal described in this proxy statement, determined that it is in the best interests of NTL and its stockholders, approved it and resolved to recommend that you vote for it.

INITIAL ISSUANCE OF BROADCAST TRACKING STOCK

      We currently plan to distribute to our stockholders shares of Broadcast Tracking Stock intended to represent approximately 10% of the equity value initially attributed to the Broadcast Group.

      This would leave NTL Group with a retained interest intended to represent the remaining equity value initially attributed to the Broadcast Group that is not represented by issued and outstanding Broadcast Tracking Stock. Any retained interest of NTL Group in the Broadcast Group cannot be voted by NTL Group or NTL.

      We expect that the distribution of Broadcast Tracking Stock would occur some time in our fiscal 2000. However, we could choose to conduct the distribution at a later time, or not to make any distribution at all, depending on circumstances at the time.

      Instead of a distribution, NTL may first issue Broadcast Tracking Stock through an initial public offering or private placement for cash, by an offer of exchange with the holders of NTL Stock, or by issuing the stock to acquire stock or assets of another company.

OPTIONS, AWARDS AND RIGHTS TO PURCHASE RELATING TO BROADCAST TRACKING STOCK

      After we first distribute Broadcast Tracking Stock, we currently plan to grant options to purchase, or make restricted stock awards of, Broadcast Tracking Stock to senior management and employees of the Broadcast Group under the NTL Broadcast Incentive Plan, which is subject to your approval as part of the tracking stock proposal. The aggregate amount of Broadcast Tracking Stock available for grant under the NTL Broadcast Incentive Plan will be limited to approximately [ ]% of the total number of shares of Broadcast Tracking Stock that would be deemed issued and outstanding at the time we first issue Broadcast Tracking Stock, assuming for this purpose that NTL Group's retained interest is represented by issued and outstanding Broadcast Tracking Stock.

      For example, if we first distribute [ ] shares of Broadcast Tracking Stock representing 10% of the initial equity value of the Broadcast Group to our stockholders, NTL Group's 90% retained interest, if represented by issued and outstanding Broadcast Tracking Stock, would be [ ] shares, for a deemed total issued and outstanding [ ] shares of Broadcast Tracking Stock. Using this example, we will grant options or restricted stock awards to the Broadcast Group employees for up to [ ] shares of Broadcast Tracking Stock under the NTL Broadcast Incentive Plan.

SUBSEQUENT ISSUANCES OF BROADCAST TRACKING STOCK

      After we first distribute Broadcast Tracking Stock, we may issue additional shares of that stock, and further reduce NTL Group's retained interest in the Broadcast Group, from time to time by:

     o distributing a dividend of Broadcast Tracking Stock to the holders of NTL Stock;

     o      selling Broadcast Tracking Stock to the public

     o selling Broadcast Tracking Stock in a private placement for cash;

     o      offering to exchange Broadcast Tracking Stock for NTL Stock;

     o issuing Broadcast Tracking Stock or options to purchase Broadcast Tracking Stock to employees under compensation plans;

     o using Broadcast Tracking Stock as consideration in an acquisition; or

     o      any combination of the above.


                             PROPOSAL NUMBER 1
                 AMENDMENT OF ARTICLE FOURTH OF OUR CURRENT
                   RESTATED CERTIFICATE OF INCORPORATION

      You are being asked to consider and vote in favor of a proposal to authorize us to amend article fourth of our current restated certificate of incorporation. We refer to our current certificate of incorporation, as so amended and restated, as our "charter amendment." The charter amendment would, among other things:

      o authorize the board of directors to issue multiple series of common stock, with two initial series of common stock designated as NTL Stock and Broadcast Tracking Stock;

     o reclassify each share of existing common stock of NTL as one share of NTL Stock; and

     o      initially authorize [              ] shares of NTL Stock and
            [                 ] of Broadcast Tracking Stock.

      If you approve the charter amendment proposal, we expect to file the charter amendment and re-classify your common stock shortly before we first issue Broadcast Tracking Stock. At that time, each holder of one share of the existing common stock would become the holder of one share of NTL Stock. A copy of the proposed charter amendment, in substantially the same form in which it will be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex II.

      At any time prior to the effectiveness of the charter amendment, the board of directors may abandon the tracking stock proposal without further action by the stockholders. If the charter amendment proposal is not approved by the stockholders, the existing common stock will not be reclassified as NTL Stock, and Broadcast Tracking Stock will not be issued. After the charter amendment is effective, the board of directors may determine in its sole discretion, not to proceed with the distribution of, or otherwise issue, Broadcast Tracking Stock.

DESCRIPTION OF NTL STOCK AND BROADCAST TRACKING STOCK

Authorized Stock and Designations of Series of Common Stock

      Under our current restated certificate of incorporation, we are authorized to issue 810,000,000 shares of stock, consisting of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of June 23, 2000, approximately 270,775,000 shares of existing common stock were issued and outstanding. Under our restated certificate, our board of directors has the authority to designate the preferred stock in one or more series, without stockholder approval. Currently, there exists multiple series of preferred stock. See "Other Provisions Of Our Charter, Bylaws And Delaware Law - Description of NTL Capital Stock."

      Our charter amendment will:

     o      authorize NTL to issue a total of [                   ] shares
            of common stock in multiple series;

     o designate two series of common stock, currently intended to be NTL Stock and Broadcast Tracking Stock;

     o      initially authorize NTL to issue [                 ] shares of
            NTL Stock and [                 ] shares of Broadcast Tracking
            Stock; and

     o re-classify each share of existing common stock as one share of NTL Stock.

      We intend Broadcast Tracking Stock to reflect the performance of the Broadcast Group.

      We intend NTL Stock to reflect the performance of NTL Group, which consists of our other businesses and our retained interest in the Broadcast Group.

      We have allocated, for financial reporting purposes, all of NTL's consolidated assets, liabilities, revenue, expenses and cash flow between NTL Group and the Broadcast Group. In the future, we will publish financial statements for each of NTL Group and the Broadcast Group, together with consolidated financial statements of NTL covering all of NTL Group and the Broadcast Group.

      Under our current certificate, to issue a new class or series of common stock we must obtain stockholder approval. Under the charter amendment, our board of directors could, without the need to obtain stockholder approval:

      o designate common stock not previously designated by the board of directors, or previously designated but unissued common stock, into one or more additional new series of common stock; or

      o increase or decrease from time to time the total number of authorized shares of each designated series of common stock.

      However, the board of directors could not increase the number of shares of authorized stock of a designated series above a number which, when added to the number of authorized shares of all designated common stock, would exceed the total number of authorized shares of common stock. In addition, the board of directors could not decrease the number of shares authorized of any series of common stock below the number of shares outstanding of such series and shares reserved for options, warrants, the rights plan and, as applicable, any retained interest of one group by another.

      At the time it creates any new series of common stock, our board of directors would be authorized to determine and designate the number of shares of each new series and all rights and privileges of each new series, including dividend rights, exchange or redemption provisions, rights upon liquidation or merger, and voting rights.

      Authorized but unissued shares of NTL Stock and Broadcast Tracking Stock and previously undesignated common stock would be available for issuance by NTL from time to time, as determined by the board of directors, for any proper corporate purpose. These purposes could include raising capital, paying stock dividends, effecting a stock split, providing compensation or benefits to employees or acquiring other companies or businesses, or designating a new series of common stock. NTL would not be required to solicit your approval for any issuance described above, unless required by the Delaware law or NASDAQ Rules. The board of directors will continue to be able to issue shares of preferred stock in series, without stockholder approval.

Conversion and Redemption

      Our current certificate does not provide for either mandatory or optional conversion or redemption of our existing common stock. The charter amendment will permit the conversion or redemption of Broadcast Tracking Stock as described below.

Dividends

      We will be permitted to pay dividends on NTL Stock and Broadcast Tracking Stock out of assets of NTL legally available for the payment of dividends under Delaware law. Our charter amendment, however, will provide that the total amounts paid as dividends on any of NTL Stock or Broadcast Tracking Stock cannot exceed the available dividend amount for each group.

      The "available dividend amount" for NTL Group at any time is the amount that would then be legally available for the payment of dividends on NTL Stock under Delaware law if:

      o NTL Group and the Broadcast Group were each an independent Delaware corporation,

      o NTL Group had outstanding (1) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of NTL Stock that are then outstanding and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares that have been attributed to NTL Group and are then outstanding,

      o the assumptions about the Broadcast Group set forth in the following paragraph were true, and

      o NTL Group owned a number of shares of Broadcast Tracking Stock equal to the number of shares that would be issuable with respect to NTL Group's retained interest in Broadcast Tracking Stock.

      Similarly, the "available dividend amount" for the Broadcast Group at any time is the amount that would then be legally available for the payment of dividends under Delaware law on Broadcast Tracking Stock if the Broadcast Group were an independent Delaware corporation having outstanding
(1) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of Broadcast Tracking Stock that are then outstanding plus the number of shares of Broadcast Tracking Stock that would be issuable with respect to NTL Group's retained interest in the Broadcast Group and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares that have been attributed to the Broadcast Group and are then outstanding.

      The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to:

      o     the total assets of the corporation

      o     less its total liabilities

      o less the aggregate par value of the outstanding shares of its common and preferred stock.

      However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the available dividend amounts for NTL Group and the Broadcast Group. These restrictions will also form the basis for calculating the aggregate amount of dividends that NTL as a whole can pay on its common stock (regardless of series). Thus, net losses of any business group, and any dividends and distributions on, or repurchases of, any series of common stock, will reduce the assets legally available for dividends on other series of common stock.

      Subject to the limitations on dividends contained in our operating subsidiaries' indentures and credit facilities and the foregoing limitations (and to any other limitations set forth in any future series of preferred stock or in any agreements binding on NTL from time to time), we have the right to pay dividends on none, any or all of the series of common stock, in equal or unequal amounts, notwithstanding the performance of any business group, the amount of assets available for dividends on any series, the amount of prior dividends declared on any series or any other factor.

      At the time of any dividend on the outstanding shares of Broadcast Tracking Stock (including any dividend required as a result of a disposition of all or substantially all of the assets of the Broadcast Group), we will credit to NTL Group, and charge against the Broadcast Group a corresponding amount in respect of NTL Group's retained interest in that group for purposes of calculating available dividend amounts for future dividends. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) a fraction, the numerator of which is the number of shares that would be issuable with respect to NTL Group's retained interest in the Broadcast Group and the denominator of which is the number of shares of Broadcast Tracking Stock then outstanding.

Mandatory Dividend, Redemption or Conversion of Broadcast Tracking Stock

      If we sell or dispose of all or substantially all of the properties and assets of the Broadcast Group in a transaction other than one described below under "-- Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs," we will:

      o pay a dividend to the holders of Broadcast Tracking Stock in cash and/or securities or other property having a value equal to their proportionate interest in the net proceeds of the disposition; or

      o if the disposition involves all of the properties and assets, redeem all outstanding shares of Broadcast Tracking Stock in exchange for cash and/or securities or other property having a value equal to the proportionate interest the holders of Broadcast Tracking Stock have in the net proceeds of the disposition; or

      o if the disposition involves substantially all, but not all, of the properties and assets, redeem a number of whole shares of Broadcast Tracking Stock having an aggregate average market value, during the 20 trading day period beginning on the 16th trading day following consummation of such transaction, equal to the proportionate interest the holders of Broadcast Tracking Stock have in the value of the net proceeds of the disposition; or

      o convert each outstanding share of the series of Broadcast Tracking Stock into a number of shares of NTL Stock equal to 110% of the ratio of the average market value of one share of Broadcast Tracking Stock to the average market value of one share of NTL Stock during the 20 trading day period ending on the fifth trading day prior to the first public announcement of such disposition transaction.

      We will determine the proportionate interest of the holders of Broadcast Tracking Stock in the net proceeds of a disposition by assuming that NTL Group's retained interest in the Broadcast Group is represented by issued and outstanding shares of Broadcast Tracking Stock.

      We may only pay a dividend or redeem shares of a series class of common stock if we have legally available funds under Delaware law. We will pay the dividend or complete the redemption or conversion on or prior to the 90th trading day following the disposition date.

      For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" attributed to a group means a portion of the properties and assets that represents at least 80% of the value of the properties and assets attributed to that group.

      The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by our board of directors for:

      o any taxes payable by us, or which would have been payable but for the utilization of tax benefits attributable to the groups not subject to the disposition, in respect of the disposition or in respect of any resulting dividend or redemption;

      o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

      o any liabilities of or attributed to the group whose assets are disposed, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to that group.

      We may elect to pay the dividend or redemption price either in the same form as the proceeds of the disposition or in any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the value of the net proceeds.

      Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. We are not required to take any of the above actions for any disposition of all or substantially all of the properties and assets attributed to the group making such disposition in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity which:

      o acquires those properties or assets or succeeds to the business conducted with those properties or assets or controls such acquirer or successor; and

      o is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the group making such disposition prior to the disposition, as determined by our board of directors.

      The purpose of this exception is to enable us technically to dispose of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a dividend on, or a conversion or redemption of, the class of common stock of that group, so long as we hold an equity interest in that entity. A joint venture in which we own a direct or indirect equity interest is an example of such an acquirer. We are not required to control that entity, whether by ownership or contract provisions.

      We are also not required to effect a dividend, redemption or conversion if:

      o the disposition is of all or substantially all of our properties and assets in one transaction or a series of related transactions in connection with our dissolution, liquidation or winding up and the distribution of our assets to stockholders;

      o the disposition is on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the group;

      o the disposition is made to any person or entity controlled by us, as determined by the board of directors;

      o the disposition is made at a time when only one series of common stock is outstanding; or

      o before the 30th trading day following the disposition, we have mailed a notice stating that we are exercising our right to convert all of the outstanding shares of Broadcast Tracking Stock, as applicable, into newly issued shares of NTL Stock as contemplated under "Conversion of Common Stock at Option of NTL" below.

      Sale of less than substantially all the assets of a group. The proceeds from any disposition of assets that do not comprise all or substantially all of the properties and assets attributed to a group will be allocated to that group and used for its benefit, subject to the policies described under "--Certain Management and Allocation Policies" beginning on page [ ].

Conversion of Broadcast Tracking Stock at Option of NTL

      We will have the right, at any time, to convert each share of Broadcast Tracking Stock into a number of shares of NTL Stock initially equal to 120% of the ratio of the average market value of one share of Broadcast Tracking Stock to the average market value of one share of NTL Stock over a 20-day trading period ending on the fifth trading day prior to the mailing of the conversion notice for conversions occurring in the first quarter after the original issuance of Broadcast Tracking Stock. The percentage applied to the ratio of market values will decline ratably each quarter over a period of ten quarters to 110%.

      If, however, we convert Broadcast Tracking Stock into NTL Stock as a result of a Tax Event (as defined below), we will have the right to convert shares of Broadcast Tracking Stock into a number of shares of NTL Stock equal to a percentage, which will not be more than 110% or less than 100% (as determined by our board of directors, at the time the charter amendment is filed, to be in the best interests of our stockholders), applied to the ratio of the average market values of the Broadcast Tracking Stock and the NTL Stock described above, regardless of when such adverse tax law changes take place.

      The conversion ratio that will result in the specified premium will be calculated based on the average market value of one share of Broadcast Tracking Stock as compared to the average market value of one share of NTL Stock during the 20 consecutive trading day period ending on, and including, the 5th trading day immediately preceding the date on which we mail the notice of conversion to holders of Broadcast Tracking Stock.

      "Tax Event" means NTL's receipt of an opinion of our tax counsel that, as a result of:

      o any amendment to, or change in, the laws or regulations interpreting the laws of the United States or any political subdivision or taxing authority thereof or therein, including any announced proposed change in such regulations by an administrative agency; or

      o any official or administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations (regardless of whether such pronouncement, action or judicial decision involves NTL), it is more likely than not that for U.S. Federal income tax purposes:

      o NTL or our stockholders are, or at any time in the future will be, subject to tax upon the issuance of shares of any of NTL Stock or Broadcast Tracking Stock, or

      o any NTL Stock or Broadcast Tracking Stock is not or at any time in the future will not be treated solely as stock of NTL, or

      o any NTL Stock or Broadcast Tracking Stock is or will be treated as section 306 stock under the Code.

      For purposes of rendering this opinion, tax counsel will assume that any administrative proposals will be adopted as proposed. However, in the event of an announced proposed legislative change, tax counsel shall render an opinion only in the event of enactment.

      These provisions allow us the flexibility to recapitalize our outstanding series of common stocks into one class of common stock that would, after the recapitalization, represent an equity interest in all of our businesses. The optional conversion could be exercised at any future time if our board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of multiple series of common stocks was no longer in the best interests of all of our stockholders. A conversion could be exercised, however, at a time that is disadvantageous to the holders of either or both NTL Stock or Broadcast Tracking Stock. For additional information on the risks of a conversion and the limited remedies available to stockholders, see "Risk Factors--Conversion of Broadcast Tracking Stock into NTL Stock may adversely affect the holders of Broadcast Tracking Stock or the holders of NTL Stock" on page [ ].

      Conversion would be based upon the relative market values of NTL Stock, on the one hand, and Broadcast Tracking Stock, on the other. Many factors could affect the market values of NTL Stock and Broadcast Tracking Stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

Redemption of Broadcast Tracking Stock in Exchange for Stock of Subsidiary

      Although it currently has no intention to do so, the board of directors may, subject to the limitations contained in our operating subsidiaries' indentures and credit facilities, redeem on a pro-rata basis all of the outstanding shares of Broadcast Tracking Stock for shares of the common stock of one or more of our wholly owned subsidiaries which own all of the assets and liabilities attributed to the Broadcast Group (and no other assets or liabilities), as applicable. We may redeem shares of Broadcast Tracking Stock for subsidiary stock only if we have legally available funds under Delaware law. In connection with any such exchange, in the event that we have a retained interest in the Broadcast Group, we could retain any remaining shares of common stock of the subsidiary holding the Broadcast Group's assets or distribute those shares as a dividend on NTL Stock.

      As a result of a redemption in exchange for stock of a subsidiary, holders of the series of common stock redeemed would hold securities of a separate legal entity. This redemption could be authorized by the board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of multiple series of common stock designated as tracking stocks is no longer in the best interests of all of our stockholders as a whole.

General Conversion and Redemption Provisions

      Notices Upon Disposition of Group Assets. Not later than the 20th trading day after the consummation of a sale of all or substantially all of the assets of a group, we will announce publicly by press release:

      o     the estimated net proceeds of the disposition;

      o the number of shares of the series of common stock outstanding that tracks the group whose assets were disposed of;

      o the number of shares of any series of common stock into which the series of common stock that tracks the group whose assets were disposed of is convertible and the conversion, exchange or exercise price of those convertible securities; and

      o if the group is not NTL Group, the number of shares issuable with respect to NTL Group's retained interest in that group.

      Not later than the 40th trading day after the consummation of the disposition, we will announce publicly by press release whether we will:

      o pay a dividend or redeem shares of the series of common stock that tracks the group whose assets have been disposed with the net proceeds of the disposition; or

      o convert the shares of the series of common stock that tracks the group whose assets are disposed into another series of common stock.

      We will mail to each holder of shares of the series of common stock that tracks the group whose assets were disposed any additional notices and other information required by our charter amendment.

      Notice upon Optional Conversion or Redemption in Exchange for Stock of a Subsidiary. If NTL determines to convert shares of Broadcast Tracking Stock into shares of NTL Stock or into shares of stock of a subsidiary as described above, NTL will send each holder of Broadcast Tracking Stock that is being converted or redeemed a notice not less than 30 nor more than 45 days prior to the conversion or redemption date. Such notice will contain:

      o a statement that all outstanding shares of Broadcast Tracking Stock will be converted or redeemed, as applicable;

      o     the conversion or redemption date;

      o the number of shares of NTL Stock or the number of shares of stock of the subsidiary, as the case may be, which each holder of Broadcast Tracking Stock will receive;

     o      the place or method for redemption or conversion; and

     o      any other information required by our charter amendment.

      Selection of Shares for Redemption. If less than all of the outstanding shares of Broadcast Tracking Stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of Broadcast Tracking Stock or by such method as may be determined by our board of directors to be equitable.

      Fractional Interests; Transfer Taxes. We will not be required to issue fractional shares of any capital stock or any fractional securities to any holder of Broadcast Tracking Stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

      We will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which Broadcast Tracking Stock so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to NTL the amount of any such tax or establishes to our satisfaction that such tax has been paid.

      Stockholder Rights Upon Conversion or Redemption. If shares of Broadcast Tracking Stock are converted or redeemed as previously described, after such conversion or redemption, all rights of a holder of shares of Broadcast Tracking Stock that were converted or redeemed will cease. The only right a holder of shares of Broadcast Tracking Stock converted or redeemed would have at that time is the right to receive the cash and/or the certificates representing shares of capital stock, securities or other property into which Broadcast Tracking Stock was converted or for which it was redeemed, together with any payments for fractional shares or rights to dividends, as provided above, without interest. No holder of a certificate that prior to the conversion or redemption represented shares of Broadcast Tracking Stock converted or redeemed will be entitled to receive any dividends or other distribution or interest payment with respect to shares of any kind of capital stock into, or in exchange for which, shares of the Broadcast Tracking Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate(s) representing shares of such capital stock. Upon the surrender of the holder's certificate, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, NTL will, however, be entitled to treat the certificates for Broadcast Tracking Stock that have not yet been surrendered for conversion as being evidence of the ownership of the number of whole shares of capital stock into which the shares of Broadcast Tracking Stock represented by those certificates should have been converted, notwithstanding the failure to surrender such certificates.

Voting Rights

      Holders of NTL Stock and Broadcast Tracking Stock will generally vote as a single class on all matters requiring a stockholder vote.

      Until the 31st trading day following the effective date of the charter amendment, on all matters as to which all series of common stock will vote together as a single class:

     o      each share of NTL Stock will have one vote; and

     o      each share of Broadcast Tracking Stock will have one vote.

      On and after that 31st trading day, at each vote of stockholders, the aggregate voting power of the NTL Stock and Broadcast Tracking Stock will be adjusted as follows:

      o     each share of NTL Stock will have one vote; and

      o each share of Broadcast Tracking Stock will have a number of votes (or a fraction of a vote) based on the ratio of the average market value of one share of Broadcast Tracking Stock to the average market value of one share of NTL Stock during the 20 consecutive trading days ending on (and including) the record date of the vote.

      For example, if the average market value of one share of Broadcast Tracking Stock for the period specified above was $20.00, and the average market value of one share of the NTL Stock for the period specified above was $40.00, each share of NTL Stock would have one vote and each share of Broadcast Tracking Stock would have 0.5 votes based on the following calculation:

                        $20.00
                        -------- = 0.5 votes per share
                        $40.00

      However, in the event that the foregoing calculation results in the holders of Broadcast Tracking Stock holding in excess of 15% of the total voting power of all outstanding shares of common stock, the vote of each share of Broadcast Tracking Stock that exceeds such amount will be reduced such that all of the outstanding shares of Broadcast Tracking Stock in the aggregate represent 15% of the total voting power of all outstanding shares of NTL's common stock.

      The voting formula above is intended to equate the relative voting rights of the series of common stock to their relative market capitalization at the time of each adjustment. The periodic adjustments could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of NTL's outstanding stock to acquire that percentage of all series of common stock, and would limit the ability of investors in one class to acquire for the same consideration relatively more or less votes per share than investors in the other series.

      Because, of the limitations on the voting power of Broadcast Tracking Stock, when the holders of NTL Stock and Broadcast Tracking Stock vote together as a single class, the holders of NTL Stock will be in a position to control the outcome of a majority vote even if the matter involves a conflict of interest between the holders of NTL Stock and Broadcast Tracking Stock.

      If shares of only one series of common stock are outstanding, each share of that series will have one vote. If any series of common stock is entitled to vote as a separate class with respect to any matter, each share of that series will, for purposes of such vote, have one vote on such matter.

      If the tracking stock proposal is approved by our stockholders and implemented by our board of directors, we would set forth the number of outstanding shares of NTL Stock and Broadcast Tracking Stock in our annual and quarterly reports filed pursuant to the Exchange Act, and disclose in any proxy statement for a stockholder meeting the number of outstanding shares and per share voting rights of each of NTL Stock and Broadcast Tracking Stock.

      The holders of NTL Stock and Broadcast Tracking Stock will not have any rights to vote separately as a class on any matter coming before our stockholders, except for the limited class voting rights provided under Delaware law described below or by NASDAQ rules.

Liquidation

      Currently, in the event of our liquidation, dissolution or winding up (whether voluntary or involuntary), after payment, or provision for payment, of our debts and other liabilities and the payment of full preferential amounts to which the holders of any preferred stock are entitled, holders of existing common stock are entitled to share equally in our remaining net assets.

      Under the charter amendment, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of NTL Stock and Broadcast Tracking Stock will be entitled to receive our assets, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities, and payment of the liquidation preference payable to any holders of our preferred stock), on a per share basis in proportion to the liquidation units per share of each series. Each share of NTL Stock will have one liquidation unit. Each share of Broadcast Tracking Stock will have a number of liquidation units, including a fraction of one liquidation unit, equal to the ratio of the average market value of a share of Broadcast Tracking Stock over the last 20 consecutive trading day period ending 300 days after the effective date of the NTL charter amendment, to the average market value of a share of NTL Stock over the same period, expressed as a decimal fraction rounded to the nearest five decimal places.

      If the voluntary or involuntary liquidation, dissolution or winding-up of NTL occurs prior to that 300th day, the average market value will be determined based on:

      o the 20 consecutive trading day period ending immediately prior to the liquidation, dissolution or winding-up event, or

      o the actual number of consecutive trading days prior to the liquidation, dissolution or winding-up event if that event occurs prior to the 21st trading day after the effective date of the NTL charter amendment.

      After the number of liquidation units with respect to Broadcast Tracking Stock has been calculated in accordance with this formula, the number will not be changed except as provided below. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values or the relative voting rights of the series.

      The liquidation units of the NTL Stock and Broadcast Tracking Stock were determined by NTL and are based upon, among other factors, each group's initial level of debt and equity capitalization, each group's recent historical financial performance, the market prices of shares of comparable companies that are publicly traded and the current state of the markets for public offerings and other stock transactions.

      After the number of liquidation units with respect to Broadcast Tracking Stock has been calculated as provided above, if NTL subdivides, by stock split, reclassification or otherwise, or combines, by reverse stock split, reclassification or otherwise, the outstanding shares of NTL Stock or Broadcast Tracking Stock, the number of liquidation units of the NTL Stock or Broadcast Tracking Stock, as applicable, shall be adjusted as determined by the board of directors so as to avoid any dilution in the aggregate liquidation rights of either series of common stock.

      In the absence of a public trading market for the shares of Broadcast Tracking Stock, our board of directors will exercise its good faith judgment to determine the market value of a share of that stock for purposes of this formula.

      NTL considers that its complete liquidation is a remote contingency, and its financial advisors believe that, in general, these liquidation provisions are immaterial to the value of NTL Stock and Broadcast Tracking Stock.

      In the case of our dissolution, liquidation or winding up:

      o no holder of NTL Stock will have any special right to receive specific assets of NTL Group; and

      o no holder of Broadcast Tracking Stock will have any special right to receive specific assets of the Broadcast Group.

      Neither a merger nor consolidation of NTL into or with any other corporation, nor any sale, transfer or lease of all or any part of our assets, will, alone, be deemed a liquidation or winding up of NTL, or cause the dissolution of NTL, for purposes of these liquidation provisions.

Retained Interest of NTL Group in the Broadcast Group

      The number of shares of Broadcast Tracking Stock that, if issued, would initially represent 100% of the equity value of the Broadcast Group will be determined by the board of directors based on:

      o the historical and projected financial and operating information of the Broadcast Group;

      o the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Broadcast Group; and

      o     prevailing equity market conditions.

      The equity value of the Broadcast Group remaining after we first distribute Broadcast Tracking Stock initially will be held by NTL Group. This retained interest, because it represents an interest between two business groups within NTL, would not constitute outstanding shares of common stock and, accordingly, would not be represented by shares of Broadcast Tracking Stock and would not be voted on any matter by the NTL Group, including any matter requiring the vote of the holders of Broadcast Tracking Stock as a separate class. However, the market value attributable to NTL Group's retained interest in the Broadcast Group should be reflected in the market value of the NTL Stock, which in turn would affect the aggregate voting power represented by NTL Stock on any matter in which holders of NTL Stock and Broadcast Tracking Stock vote together as a single class.

      We will adjust NTL Group's retained interest in the Broadcast Group to reflect further issuances or repurchases of the stock that relates to that group, capital contributions to, or returns of capital from, that group and certain other events, including any distribution of that stock representing all of our retained interest in that group to holders of NTL Stock.

      In this proxy statement, we call the percentage interest in the Broadcast Group intended to be represented at any time by the outstanding shares of the series of common stock that tracks that group the "Outstanding Interest Percentage," and we call the remaining percentage interest in the Broadcast Group intended to be represented at any time by NTL Group's retained interest in that group the "Retained Interest Percentage." At any time, the Outstanding Interest Percentage equals the number of shares outstanding of the series of common stock that tracks a group divided by the total number of notional shares of that series deemed outstanding (expressed as a percentage) and the Retained Interest Percentage equals the number of shares of the series of common stock that tracks that group issuable with respect to NTL Group's retained interest in that group divided by the total number of notional shares of that series deemed outstanding (expressed as a percentage). The sum of the Outstanding Interest Percentage and the Retained Interest Percentage always equals 100%.

      At the time that we file the charter amendment for the Broadcast Group, the Retained Interest Percentage will be 100% and the Outstanding Interest Percentage will be 0%.

      Whenever we decide to issue shares of Broadcast Tracking Stock, we would determine, in our sole discretion, whether to attribute that issuance (and the proceeds thereof) to NTL Group in respect of its retained interest in the Broadcast Group (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to the Broadcast Group (in a manner analogous to a primary offering of common stock). If we issue any shares of Broadcast Tracking Stock and attribute that issuance (and the proceeds thereof) to NTL Group in respect of its retained interest in the Broadcast Group, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would be reduced by the number of shares of that series we issue, the number of outstanding shares of Broadcast Tracking Stock would be increased by the same amount, the total number of notional shares deemed outstanding of Broadcast Tracking Stock would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If we instead attribute that issuance (and the proceeds thereof) to the Broadcast Group, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would remain unchanged, the number of outstanding shares of Broadcast Tracking Stock and the total number of notional shares deemed outstanding of Broadcast Tracking Stock would be increased by the number of shares we issue, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased.

      We have the right to issue shares of Broadcast Tracking Stock as a distribution on NTL Stock. If we did so, we would attribute that distribution to NTL Group in respect of its retained interest in the Broadcast Group. As a result, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group would be reduced by the number of shares so distributed, the number of outstanding shares of Broadcast Tracking Stock would be increased by the same amount, the total number of notional shares deemed outstanding of Broadcast Tracking Stock would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If instead we issued shares of Broadcast Tracking Stock as a distribution on outstanding shares of Broadcast Tracking Stock, we would attribute that distribution to the Broadcast Group, in which case we would proportionately increase the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group. As a result, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group and the total number of notional shares deemed outstanding of Broadcast Tracking Stock would each be increased by the same percentage as the number of outstanding shares of Broadcast Tracking Stock is increased and the Retained Interest Percentage and Outstanding Interest Percentage would remain unchanged.

      At the time of any dividend on the outstanding shares of Broadcast Tracking Stock (including any dividend required as a result of a disposition of all or substantially all of the assets of the Broadcast Group, but excluding any dividend payable in shares of Broadcast Tracking Stock), we will credit to NTL Group, and charge against the Broadcast Group, a corresponding amount in respect of NTL Group's retained interest in the Broadcast Group. Specifically, the corresponding amount will equal
(1) the aggregate amount of such dividend times (2) a fraction, the numerator of which is the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group and the denominator of which is the number of shares of Broadcast Tracking Stock then outstanding.

      If we decide to repurchase shares of Broadcast Tracking Stock, we would determine, in our sole discretion, whether to attribute that repurchase (and the cost thereof) to NTL Group (in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent) or to the Broadcast Group (in a manner analogous to an issuer repurchase). If we repurchase shares of Broadcast Tracking Stock and attribute that repurchase (and the cost thereof) to NTL Group, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group would be increased by the number of shares so purchased, the number of outstanding shares of Broadcast Tracking Stock would be decreased by the same amount, the total number of notional shares of Broadcast Tracking Stock deemed outstanding would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased. If we instead attribute that repurchase of Broadcast Tracking Stock (and the cost thereof) to the Broadcast Group, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group would remain unchanged, the number of outstanding shares of Broadcast Tracking Stock and the total number of notional shares of Broadcast Tracking Stock deemed outstanding would be decreased by the number of shares so repurchased, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly reduced.

      We may, in our sole discretion, determine to transfer cash or other property of the Broadcast Group to NTL Group in return for a decrease in NTL Group's retained interest in the Broadcast Group (in a manner analogous to a return of capital) or to transfer cash or other property of NTL Group to the Broadcast Group in return for an increase in NTL Group's retained interest in the Broadcast Group (in a manner analogous to a capital contribution). If we determine to transfer cash or other property of the Broadcast Group to NTL Group in return for a decrease in NTL Group's retained interest in the Broadcast Group, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group and the total number of notional shares of Broadcast Tracking Stock deemed outstanding would each be decreased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Broadcast Tracking Stock on the day of transfer, the number of outstanding shares of Broadcast Tracking Stock would remain unchanged, the Retained Interest Percentage would be decreased and the Outstanding Interest Percentage would be correspondingly increased. If we instead determine to transfer cash or other property of NTL Group to the Broadcast Group in return for an increase in NTL Group's retained interest in the Broadcast Group, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group and the total number of notional shares of Broadcast Tracking Stock deemed outstanding would each be increased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Broadcast Tracking Stock on the day of transfer, the number of outstanding shares of Broadcast Tracking Stock would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased.

      We may not attribute issuances of Broadcast Tracking Stock to NTL Group, transfer cash or other property of the Broadcast Group to NTL Group in return for a decrease in NTL's retained interest in the Broadcast Group or take any other action to the extent that doing so would cause the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group to decrease below zero.

      For illustrations showing how to calculate the Retained Interest Percentage, the Outstanding Interest Percentage, the number of shares of Broadcast Tracking Stock issuable with respect to NTL Group's retained interest in the Broadcast Group, and the total number of notional shares deemed outstanding of Broadcast Tracking Stock after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex I--"Illustrations of Certain Terms."

Effectiveness of Certain Terms

      The terms described under "--Dividends," "--Mandatory Dividend, Redemption Or Conversion of Tracking Stock," "--Conversion of Broadcast Tracking Stock at Option of NTL," "--Redemption of Broadcast Tracking Stock in Exchange for Stock of a Subsidiary," "--General Conversion and Redemption Provisions," "-- Voting Rights," "--Liquidation" and "--Retained Interest of NTL Group in the Broadcast Group," above apply only when there is Broadcast Tracking Stock outstanding.

Determinations by the Board

      Our charter amendment will continue to provide that any determinations made by our board of directors in good faith under our charter amendment or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of NTL, subject to rights under applicable Delaware law and under the Federal securities laws.

Preemptive Rights

      Holders of NTL Stock and Broadcast Tracking Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

OTHER PROVISIONS OF OUR CHARTER, BYLAWS AND DELAWARE LAW

Description of NTL Capital Stock

      General

      NTL's authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on June 23, 2000:

      o approximately 270,775,000 shares of common stock were issued and outstanding;

      o     no shares of common stock were held in NTL's treasury;

      o approximately 152,000 shares of 13% preferred stock were issued and outstanding;

      o 1,000,000 shares of series A junior participating preferred stock, the "rights preferred stock", were reserved for issuance under the rights agreement;

      o approximately 15,288,000 shares of common stock were reserved for issuance upon conversion of the 7% convertible notes;

      o approximately 11,092,000 shares of common stock were reserved for issuance upon the conversion of the 5 3/4% convertible notes;

      o approximately 4,186,000 shares of common stock were reserved for issuance upon the exercise of warrants;

      o approximately 34,669,000 shares of common stock were reserved for issuance upon conversion of all series of NTL's convertible preferred stock;

      o approximately 67,654,000 shares of common stock were reserved for issuance pursuant to various employee and director stock options;

      o 1,850,000 shares of 5% cumulative preferred stock, series A were issued and outstanding, referred to as the "5% cumulative preferred stock";

      o 750,000 shares of 5% cumulative participating convertible preferred stock, series A were issued and outstanding;

      o 5,000 shares of 5% cumulative participating convertible preferred stock, series C; 9,437.50 shares of 5% cumulative participating convertible preferred stock, series D; and 9,555.47 shares of 5% cumulative participating convertible preferred stock, series E, were issued and outstanding; and

      o 2,000,000 shares of 5% cumulative participating convertible preferred stock, series B, were issued and outstanding; all series of 5% cumulative participating convertible preferred stock are referred to as the "5% participating preferred stock".

NTL COMMON STOCK

      The holders of NTL's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of NTL's stockholders and do not have cumulative voting rights in the election of directors. Holders of NTL common stock are entitled to receive proportionately such dividends as may from time to time be declared by NTL's board of directors out of funds legally available for the payment of dividends. In the event of NTL's liquidation, dissolution or winding up, holders of NTL common stock would be entitled to share proportionately in all of NTL's assets available for distribution to holders of NTL common stock remaining after payment of liabilities and liquidation preference of any outstanding NTL preferred stock. Holders of NTL common stock have no preemptive rights and have no rights to convert NTL common stock into any other securities, and there are no redemption provisions with respect to such shares.

NTL PREFERRED STOCK

      The NTL board of directors has the authority to issue preferred stock in one or more series and to fix as to any series of preferred stock the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

      13% Preferred Stock. The 13% preferred stock ranks prior to the common stock, rights preferred stock, all series of 5% participating preferred stock and the 5% cumulative preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 13% preferred stock has a liquidation preference of $1,000. Holders of shares of 13% preferred stock are entitled to receive, when, as and if declared by NTL's board of directors, quarterly dividends per share at a rate of 13% per annum.

      Dividends accruing on or prior to February 15, 2004, may, at NTL's option, be paid in cash, by issuing additional shares of 13% preferred stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination of cash and additional shares of preferred stock. Dividends accruing after February 15, 2004 must be paid in cash. NTL may redeem any or all of the 13% preferred stock on or after February 15, 2002 at declining redemption prices as set forth in the certificate of designation with respect to the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

      NTL must redeem all outstanding shares of 13% preferred stock on February 15, 2009 at a price equal to 100% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

      Holders of 13% preferred stock have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 13% preferred stock including:

      o amending certain rights of the holders of the 13% preferred stock; and

      o the issuance of any class of equity securities that ranks on a parity with or senior to the 13% preferred stock, other than additional shares of the 13% preferred stock issued instead of cash dividends or parity securities issued to finance the redemption by NTL of the 13% preferred stock.

      In addition, if:

      o dividends are in arrears for six quarterly periods, whether or not consecutive;

      o     NTL fails to make a mandatory redemption; or

      o NTL fails to make an offer to purchase all of the outstanding shares of 13% preferred stock following a 13% preferred stock change of control triggering event, as defined in the certificate of designation with respect to the 13% preferred stock, as required or fails to purchase all of the shares of 13% preferred stock validly tendered pursuant to that offer or holders of a majority of the outstanding shares of 13% preferred stock, voting as a class, will be entitled to elect two directors to NTL board of directors.

      In the event of a 13% preferred stock change of control triggering event, NTL will, subject to some conditions, offer to purchase all outstanding shares of 13% preferred stock at a purchase price equal to 101% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of purchase. Moreover, in the event of a 13% preferred stock change of control call event, as defined in the certificate of designation with respect to the 13% preferred stock, NTL will have the option to redeem all of the outstanding shares of 13% preferred stock at a redemption price equal to 100% of the liquidation preference of the 13% preferred stock plus the applicable premium and accrued and unpaid dividends to the date of repurchase.

      On any scheduled dividend payment date, NTL may, at its option, exchange all, but not less than all, of the shares of 13% preferred stock then outstanding into NTL's 13% series B subordinated exchange debentures due 2009.

      5% participating preferred stock. The 5% participating preferred stock ranks prior to the common stock and the rights preferred stock, on parity with the 5% cumulative preferred stock, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5% participating preferred stock has a liquidation preference equal to the greater of $1,000, plus any accrued and unpaid dividends and the amount payable on the preferred stock if the preferred stock were converted to common stock prior to liquidation. Holders of shares of 5% participating preferred stock are entitled to receive, when, as and if declared by NTL's board of directors quarterly dividends per share at a rate of 5% per annum. Dividends may be paid, at NTL's option, either in:

      o     cash;

      o     common stock; or

      o additional shares of preferred stock having terms substantially similar to the series of 5% participating preferred stock upon which the additional shares of preferred stock are issued as a dividend, except that the conversion rate of such additional preferred shall be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designations with respect to the 5% participating preferred stock.

      NTL may redeem any or all of the 5% participating preferred stock on the earlier of:

      o     seven years from the issue date; and

      o     the date that is both (A) four years from the issue date and
            (B) after the NTL common stock has traded at a value over $96 per share for a period of over 25 consecutive trading days, at NTL's option, for either:

            (1) cash in an amount of $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends;

            (2) shares of NTL common stock valued at $1,000 per share of NTL series B preferred stock, plus accrued and unpaid dividends; or

            (3) any combination of cash and shares of NTL common stock at a redemption price based on the respective combination of consideration.

      Holders of shares of 5% participating preferred stock have the option to require NTL to redeem all outstanding shares of 5% participating preferred stock on and after August 13, 2009, at a price equal to 100% of the liquidation preference of the 5% participating preferred stock, payable in cash, common stock, or any combination of cash and common stock.

      NTL must redeem all shares of 5% participating preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at NTL's option in cash, common stock or any combination of cash and common stock, plus accrued and unpaid dividends.

      Holders of shares of 5% participating preferred stock have no general voting rights, except as otherwise required by law and except in some circumstances as set forth in the certificate of designation, including:

      o if dividends on the preferred stock are in arrears for six quarterly periods, whether or not consecutive;

      o if NTL fails to honor a redemption request made upon the occurrence of a mandatory redemption event;

      o if NTL files for voluntary bankruptcy or if an involuntary petition is filed against NTL;

      o for purposes of amending the certificate of incorporation in a way that adversely affects the rights of the holders of shares of 5% participating preferred stock; or

      o to approve the issuance of any equity securities that rank on parity with or senior to the 5% participating preferred stock or to increase the authorized amounts of any such other class or series, other than shares of additional NTL preferred stock issued as dividends or to refinance, redeem or refund the 13% preferred stock provided that the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock.

      Holders of shares of the 5% participating preferred stock, series A, voting separately as a class, will have the right to elect one director to serve on NTL's board of directors according to the certificate of designation, so long as France Telecom or any of its affiliates holds at least one share of the 5% participating preferred stock, series A, and is also the holder of at least 10,198,480 shares.

      For so long as France Telecom is the holder of at least one share of the 5% participating preferred stock, series B, it shall be entitled to elect 3 persons, or in the event the NTL board of directors consists of 14 or more directors, 4 persons, to the NTL board of directors. In either case, any director elected by a holder of shares of 5% participating preferred stock, series A, shall be counted toward the 3 or 4 directors, as the case may be, that France Telecom is entitled to elect under the terms governing the shares of 5% participating preferred stock, series B. If at any point after completion of the investment, France Telecom ceases to hold any shares of NTL series A preferred stock or series B preferred stock, but continues to hold at least 15% of the shares of NTL common stock outstanding calculated assuming all NTL convertible securities are converted to NTL common stock and all options exercisable for NTL common stock are exercised in full, France Telecom will have the right to nominate either 3 or 4 persons for election to the NTL board of directors, depending on the size of the NTL board of directors. NTL has agreed to use its best efforts to support the election of those nominees.

      Holders of shares of 5% participating preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of 5% participating preferred stock held by them, but not any fractional shares, into common stock, such that each share of the 5% participating preferred stock is convertible into 12.5 shares of common stock, subject to adjustment according to the certificate of designation.

      5% cumulative preferred stock. The 5% cumulative preferred stock ranks prior to the common stock and the rights preferred stock, on parity with the 5% participating preferred stock, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5% cumulative preferred stock has a liquidation preference equal to $1,000, plus any accrued and unpaid dividends. Holders of shares of 5% cumulative preferred stock are entitled to receive quarterly dividends at a rate of 5% per annum, payable in additional shares of 5% cumulative preferred stock. Dividends on the shares accrue from the issue date and are payable in arrears on the redemption date of the shares.

      The shares of 5% cumulative preferred stock, are redeemable for cash at a rate of $1,000 per share, in whole or in part, at the option of any holder that is not a commercial bank, at the earlier of (i) two years from the initial issue date or (ii) the date of exchange of the shares as described below by any holder that is not a commercial bank. After the shares of 5% cumulative preferred stock are outstanding for six months, and assuming the satisfaction of specific conditions, including the receipt of any necessary regulatory approvals, the shares would be exchangeable by any holder that is not a commercial bank, in whole or in part, for shares of the capital stock of an entity referred to as "Eurotel", which is or will be a direct or indirect subsidiary of NTL owning all of the capital stock of entities that are primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe outside of France. In no event would the aggregate amount of capital stock of Eurotel that may be acquired by non-commercial bank holders upon exchange of shares of 5% cumulative preferred stock exceed 50% of the capital stock of Eurotel. Any shares of 5% cumulative preferred stock remaining outstanding after the acquisition by non-commercial bank holders of the maximum amount of capital stock of Eurotel would be subject to redemption for cash as described above.

SPECIAL CHARTER PROVISIONS

      NTL's certificate of incorporation, which NTL refers to as the "charter", contains the provisions described below. Those charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover making it more difficult to remove or change the composition of NTL's incumbent board of directors and its officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

      Classified board and filling of vacancies on the board of directors. The charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on NTL's board of directors that may occur between annual meetings may be filled by NTL's board of directors. In addition, this provision specifies that any director elected to fill a vacancy on NTL's board of directors will serve for the balance of the term of the replaced director.

      Removal of directors. The charter provides that directors can be removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of NTL's combined voting power.

      Voting requirement for certain business combinations. The charter also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of NTL's voting power shall be necessary to approve any "business combination", as defined below, proposed by an "interested stockholder", as defined below. The additional voting requirements will not apply, however, if:

      o the business combination was approved by not less than a majority of the continuing directors; or a series of conditions are satisfied requiring, in summary, the following:

            (A) that the consideration to be paid to NTL's stockholders in the business combination must be at least equal to the higher of:

                   (1) the highest per-share price paid by the interested stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, such date is referred to as the "determination date", whichever is higher; or

                   (2) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event with non-cash consideration treated similarly; and

            (B) various "procedural" requirements are complied with, such as the consent solicitation of proxies pursuant to the rules of the SEC and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder, except as approved by a majority of the continuing directors.

      An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than NTL and any employee stock plans sponsored by NTL, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

      A "business combination" includes the following transactions:

      o merger or consolidation of NTL or any subsidiary of NTL with an interested stockholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

      o the sale or other disposition by NTL or a subsidiary of NTL of assets having a fair market value of $5,000,000 or more if an interested stockholder, or an affiliate of an interested stockholder is a party to the transaction;

      o the adoption of any plan or proposal for NTL's liquidation or dissolution proposed by or on behalf of an interested stockholder, or an affiliate of an interested stockholder; or

      o any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of NTL's outstanding stock, or securities convertible into stock, or a subsidiary owned by an interested stockholder, or an affiliate of an interested stockholder.

      Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

      The term "continuing directors" means any member of NTL's board of directors, while that person is a member of NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and was a member of NTL's board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of the NTL's board of directors, who is not an affiliate or associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

      Voting requirements for certain amendments to the charter. The charter provides that the provisions set forth in this section under the heading "Special Charter Provisions" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders of not less than two-thirds of NTL's voting power. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of NTL's voting power from avoiding the requirements of the provisions discussed above by simply amending or repealing such provisions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

      Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless:

      o prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and certain employee stock plans; or

      o at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns, or within the preceding three years, did own, 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

      NTL's transfer agent and registrar for the NTL Stock and the Broadcast Tracking Stock will be Continental Stock Transfer & Trust Company.

RIGHTS AGREEMENT

      On August 27, 1993, NTL's board of directors adopted a rights agreement. The rights agreement provides that one right will be issued with each share of common stock issued, whether originally issued or from NTL's treasury, on or after October 13, 1993 and prior to the rights distribution date, which NTL define below. The rights are not exercisable until the rights distribution date and will expire at the close of business on October 13, 2003 unless previously redeemed by NTL as described below. When exercisable, each right entitles the owner to purchase from NTL one one-hundredth of a share of rights preferred stock at a purchase price of $100.00. As a result of the August 1995, October 1999 and February 2000 stock splits, each share of NTL common stock is associated with 0.48 of a right.

      Except as described below, the rights will be evidenced by the common stock certificates. The rights will separate from the common stock and a "rights distribution date" will occur upon the earlier of

      (1) 10 days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, the "stock acquisition date", and

      (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

      After the rights distribution date, rights certificates will be mailed to holders of record of the common stock as of the rights distribution date and after that time the separate rights certificates alone will represent the rights.

      The rights preferred stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and will be entitled to an aggregate dividend of 208.33 times the dividend, if any, declared per share of common stock other than one payable in common stock. In the event of liquidation, the holders of the rights preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share plus accrued and unpaid dividends and will be entitled to an aggregate payment of 208.33 times the payment made per share of the common stock. Each share of rights preferred stock will have 208.33 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of the common stock are changed or exchanged, each share of rights preferred stock will be entitled to receive 208.33 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the rights preferred stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of rights preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

      In the event that a person becomes an acquiring person, except pursuant to a tender offer or an exchange offer for all outstanding shares of common stock at a price and on terms determined by at least a majority of the members of NTL's board of directors who are not NTL's officers and who are not representatives, nominees, affiliates or associates of an acquiring person, to be fair to NTL's stockholders and otherwise in NTL's best interests and the best interests of NTL's stockholders, a "qualifying offer", each holder of a right will after that time have the right to receive, upon the exercise of that right at the then current exercise price, the common stock, or in some circumstances, cash, property or other of NTL's securities, having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any such event, all rights that are or, under some circumstances specified in the rights agreement, were beneficially owned by any acquiring person, or related parties, will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by NTL as set forth below.

      In the event that, at any time following the stock acquisition date,

      (1) NTL is acquired in a merger or other business combination transaction in which NTL is not the surviving corporation or the common stock is changed or exchanged, other than a merger which follows a qualifying offer and satisfies certain other requirements; or

      (2) 50% or more of NTL's assets, cash flow or earning power is sold or transferred, each holder of a right, except rights which previously have been voided as set forth above, shall after that time have the right to receive, upon the exercise of the right at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the right.

      At any time until 10 days following the stock acquisition date, NTL may redeem the right in whole, but not in part, at a price of $0.01 per right. Immediately upon the action of NTL's board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of the rights will be to receive the $0.01 redemption price.

      Until a right is exercised, the holder of a right, as such, shall have no rights as NTL's stockholder, including without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to NTL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for the common stock, or other consideration, or for common stock of the acquiring company as set forth above.

      Other than those provisions relating to the principal terms of the rights, any of the provisions of the rights agreement may be amended by NTL's board of directors prior to the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by NTL's board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person, or to shorten or lengthen any time period under the rights agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

      On March 31, 1999 and on May 17, 2000, in connection with separate holding company merger agreements that NTL in each case had previously entered into with other affiliated parties, as of each date, the rights agreement was amended to provide that NTL would assume the obligations of the rights agreement from the predecessor to NTL with respect to each holding company merger. On October 23, 1999, in connection with the purchase by France Telecom of shares of NTL common stock from designated holders of NTL common stock, NTL amended the rights agreement so that such purchase of NTL common stock when aggregated with France Telecom's and its affiliate's holdings of shares of NTL common stock or securities convertible into NTL common stock as of such date would not result in France Telecom becoming an acquiring person under the rights agreement.

      On March 28, 2000, in connection with the issuance and sale by NTL of shares of 5% cumulative preferred stock, series A to a group of banks and France Telecom, NTL amended the rights agreement so that such purchase of preferred stock and its subsequent permitted conversion by France Telecom into shares of NTL common stock when aggregated with France Telecom's and its affiliate's holdings of shares of NTL common stock or securities convertible into NTL common stock as of such date would not result in France Telecom becoming an acquiring person under the rights agreement. On May 30, 2000, in connection with the issuance of shares of NTL common stock to Cable and Wireless plc as partial consideration for NTL's acquisition of the residential cable assets of Cable & Wireless Communications plc, a subsidiary of Cable and Wireless, and the issuance and sale by NTL of shares of 5% cumulative participating convertible preferred stock, series B and shares of NTL common stock to France Telecom in a private placement, NTL amended the rights agreement so that Cable and Wireless would not be classified as an acquiring person under the rights agreement based on its holdings of shares of NTL common stock as of such date and as to France Telecom that its purchase of shares of 5% cumulative participating convertible preferred stock, Series B and shares of NTL common stock when aggregated with France Telecom's and its affiliate's holdings of shares of NTL common stock or securities convertible into NTL common stock as of such date would not result in France Telecom becoming an acquiring person under the rights agreement. The rights agreement remained in full force and effect after each amendment and otherwise was unaffected.

      The rights have anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in NTL without the prior approval of NTL's board of directors. The effect of the rights may be to inhibit a change in control of NTL, including through a third party tender offer at a price which reflects a premium to then prevailing trading prices, that may be beneficial to NTL's stockholders.

CERTAIN MANAGEMENT AND ALLOCATION POLICIES

General

      A fundamental objective of our board of directors and management is to highlight the separate performance of each of NTL Group and the Broadcast Group and to allow each group to focus on its own business strategy and financial model. Because NTL Group and the Broadcast Group will not be separate legal entities, NTL has carefully considered a number of issues with respect to the financing of each group, competition between groups, inter-group business transactions, corporate opportunities and the allocation of shared services expenses, corporate general and administrative expenses, debt, interest, taxes, retirement benefit costs, and other support activities between the groups. Following is a summary of policies and guidelines that we plan to follow to help us to allocate costs and charges between the groups in a manner that will ensure that transactions between the groups are made on a basis that in management's judgment would be fair and equitable. We are not requesting stockholder approval of these policies, and the policies may be changed at any time without stockholder approval. We anticipate that the board of directors will adopt a statement of policy reflecting these policies, and may establish a committee of the board of directors to oversee the interaction between NTL Group and the Broadcast Group.

Fiduciary and Management Responsibilities

      Our directors and officers will have the same fiduciary duties to holders of NTL Stock and Broadcast Tracking Stock that they currently have to the holders of our existing common stock. Under Delaware law, absent an abuse of discretion, a director or officer will be deemed to have satisfied his or her fiduciary duties to NTL and our stockholders if that person is disinterested and acts in accordance with his or her good faith business judgment in the interests of NTL and all of our stockholders as a whole. Our board of directors and our chief executive officer, in establishing policies with regard to intracompany matters such as business transactions between groups and allocations of assets, liabilities, debt, shared services expenses, corporate general and administrative costs, taxes, interest, retirement benefit costs, corporate opportunities and other matters, will consider various factors and information which could benefit or cause detriment to the stockholders of the respective groups and will make determinations in the best interests of NTL and all of our stockholders as a whole. NTL will adhere to the principle that transactions and transfers between groups should be made on a basis that in management's judgment would be fair and equitable.

Preparation of Financial Statements

      If the tracking stock proposal is approved and implemented, we will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for NTL Group and the Broadcast Group and for NTL on a consolidated basis. The financial statements of NTL Group and the Broadcast Group taken together will comprise all the accounts included in the corresponding consolidated financial statements of NTL. The financial statements of each of NTL Group and the Broadcast Group will reflect the financial condition, results of operations and cash flows of the businesses included in the corresponding group.

      The financial statements of each group will also include the allocated portions of debt, interest, retirement benefit costs, shared services costs, corporate general and administrative costs and taxes for each group. We will make these allocations for the purposes of preparing the financial statements of each group. However, the holders of NTL Stock and Broadcast Tracking Stock will still be subject to all of the risks associated with an investment in NTL as a whole.

Treasury Activities

      NTL plans to continue to manage most financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of common stock. If we transfer cash or other property allocated to one group to another group, we may account for that transfer in one of the following ways:

      o as an adjustment to allocated pooled debt, or as a short-term or long-term loan between groups, or as a repayment of a previous borrowing, as described under "Inter-group Loans" below; or

      o     as a sale of assets between groups; or

      o as a reduction or increase in NTL Group's retained interest in the Broadcast Group.

      Our board of directors has not adopted specific criteria to determine which of the foregoing will be applied to a particular transfer of cash or property from one group to another. Our board of directors and management will make these determinations, either in specific instances or by setting generally applicable policies, in the exercise of its business judgment. These determinations will be based on all relevant circumstances, including the financing needs and objectives of the receiving group, the investment objectives of the transferring group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. We will make all transfers of assets from one group to another on a fair and equitable basis for the foregoing purposes.

      Although we may allocate our debt and preferred stock between groups, the debt will remain the obligation of NTL as a whole and all of our stockholders will be subject to the risks associated with those obligations.

      NTL Debt and Preferred Stock. We may allocate our debt between the groups or, if we so determine, in its entirety to a particular group, for example, in the case of specific acquisition financing. We will allocate preferred stock, if issued, in a similar manner. We refer to debt and preferred stock allocated between groups as "pooled."

      The portion of the pooled debt allocated to the Broadcast Group will bear interest for purposes of its financial statements at a rate to reflect the board of directors' good faith determination as to the relative credit risks of the Broadcast Group, and applied to the Broadcast Group's allocated portion of the pooled debt balance at the beginning of each period for which interest expense is calculable. The remainder of the interest expense on pooled debt for such period will be allocated to NTL Group. Preferred stock, if issued and if pooled in a manner similar to the pooled debt, will bear dividends for group financial statement purposes at a rate based on the weighted average dividend rate of the preferred stock similarly calculated and applied. Any expense related to increases in pooled debt or preferred stock will be reflected in the weighted average interest or dividend rate of such pooled debt or preferred stock as a whole.

      If we allocate debt for a particular financing in its entirety to one group, that debt will bear interest for group financial statement purposes at the rate applicable to such debt as determined by the board of directors as provided above. If we allocate preferred stock in its entirety to one group, we will charge the dividend cost to that group in a similar manner. Any additional expenses related to debt or preferred stock that is allocated in its entirety to a group will be allocated in whole to that group.

      Inter-group Loans. Cash or other property that we allocate to one group that is transferred to another group could be accounted for either as adjustments to allocated pooled debt, or as a short-term loan or as a long-term loan. We will establish guidelines for the terms on which loans between the groups will be made, including the interest rates, amortization schedule, maturity and redemption terms.

      Equity Issuances and Repurchases and Dividends. We will reflect all financial effects of issuances and repurchases of shares of NTL Stock or Broadcast Tracking Stock entirely in the financial statements of that group. We will reflect financial effects of dividends or other distributions on, and purchases of, shares of NTL Stock or Broadcast Tracking Stock entirely in the respective financial statements of the related group.

Competition Between Groups

      Although NTL Group and the Broadcast Group are engaged in different principal businesses, our board of directors and management recognize that the two groups may engage in indirect competition, in appropriate circumstances and for the benefit of stockholders, from time to time.

Transfers of Assets Between Groups

      Our charter amendment permits the transfer of assets between groups without stockholder approval. NTL has established a policy that all such transfers will be made on a fair and equitable basis, as determined in good faith by our board of directors or management. The consideration for such transfers may be paid by one group to another in cash or other consideration, including adjustment of the retained interest.

Sales of Products and Services Between Groups. The sale of products or services between groups will be on a fair and equitable basis, as determined in good faith by our board of directors or management.

Joint Transactions. Two or more groups may from time to time engage in transactions jointly, including with third parties. Research and development and other services performed by one group for a joint venture or other collaborative arrangement will be charged on a fair and equitable basis.

Review of Corporate Opportunities

      Our board of directors will review any significant matter which involves the allocation of a corporate opportunity to either of NTL Group or the Broadcast Group in part to any combination of the groups. Delaware law requires our board of directors to make its determination with regard to the allocation of any such opportunity and the benefit of that opportunity in accordance with their good faith business judgment of the best interests of NTL and all of our stockholders as a whole. Among the factors that our board of directors may consider in making this allocation is:

      o whether a particular corporate opportunity is principally related to the business of NTL Group or the Broadcast Group;

      o whether one group, because of its managerial or operational expertise, will be better positioned to undertake the corporate opportunity; and

     o      existing contractual agreements and restrictions.

Shared Services and Support Activities

      We will directly charge costs for certain shared services, including support activities, to NTL Group and the Broadcast Group based upon the respective use of such services and activities and the good faith judgment of our board of directors or management. Where determinations based on use alone are not practical, we will use other methods and criteria to provide a reasonable allocation of the cost of shared services, including support activities attributable to the groups. Such allocated shared services, including support activities, represent, among other things, financial and accounting services, information systems services, certain selling and marketing activities, executive management, human resources, corporate finance, legal and corporate planning activities.

Taxes

      We will generally determine the income tax provisions of NTL and its subsidiaries on a consolidated basis. We will allocate those consolidated income tax provisions and related tax payments or refunds between the groups based principally on the taxable income and tax credits directly attributable to each group. These allocations will reflect each group's contribution, whether positive or negative, to NTL's consolidated taxable income and the consolidated tax liability and tax credit position. We will credit tax benefits that cannot be used by the group generating those benefits but can be used on a consolidated basis to the group that generated such benefits.

      Current and deferred taxes and taxes payable or refundable allocated to each group in its historical financial statements may differ from those that would have been allocated to each group had they filed separate income tax returns.

Dividend Policy

      The board of directors will retain the discretion whether or not to pay dividends on any series of common stock.

      We do not expect to change our current dividend policy for the outstanding existing common stock which will become NTL Stock. We do not expect to pay dividends on Broadcast Tracking Stock in the future. In addition, we are a holding company and the existing indentures and credit facilities of our operating subsidiaries contain covenants which may limit the amount of funds which may be transferred by our subsidiaries to us for dividends to our stockholders or otherwise.

      While the board of directors does not currently plan to change the policy for payment of dividends referred to above, the board of directors has the discretion to change this policy at any time. The amount of funds legally available for dividends will reflect the gains or losses of all groups, and NTL may be unable to pay dividends on a series of common stock that tracks a group regardless of the financial condition or results of operations of that group. We cannot assure you that there will be amounts available for payment of dividends on any series of common stock.

      In addition, subject to the limitations described above, and the limitations set forth generally in this section, the board of directors may in its sole discretion declare and pay dividends on neither series of common stock, on one but not both series of common stock or on both series of common stock. The amount of any dividend may likewise vary between NTL Stock and Broadcast Tracking Stock in the sole discretion of the board of directors.

      We will otherwise be permitted to pay dividends on NTL Group Stock out of assets of NTL legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on NTL Group Stock cannot exceed the available dividend amount for NTL Group.

      We will otherwise be permitted to pay dividends on Broadcast Tracking Stock (and transfer corresponding amounts to NTL Group in respect of its retained interest in the relevant group), but the total of the amounts paid as dividends on the shares of Broadcast Tracking Stock and the corresponding amounts transferred to NTL Group in respect of its retained interest in the relevant group cannot exceed the available dividend amount for that group.

      We expect that determinations to pay dividends on NTL Stock or Broadcast Tracking Stock would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in our financing or other agreements and such other factors as our board of directors deems relevant.

Changes in Policies

      Neither our board of directors nor management has any current plans to change the above policies. However, these policies may be modified by the board of directors or management in its or their sole discretion without the approval of stockholders. Any modifications to the above policies will be made by the board of directors or management in its or their good faith business judgment of NTL's best interests, taking into consideration the interests of NTL and all of NTL's stockholders.

ANTI-TAKEOVER CONSIDERATIONS

      If NTL Group and the Broadcast Group were separate companies and not part of a single enterprise, any person interested in acquiring any group without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend NTL Stock and Broadcast Tracking Stock to reflect the separate performance of NTL Group and the Broadcast Group, a person interested in acquiring any group without negotiation with NTL's management could obtain control of that group only by obtaining control of our outstanding voting stock.

      The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of NTL by delaying or preventing such a change in control.

      If the tracking stock proposal is implemented, there would be an additional [ ] shares of common stock available for future issuance without further stockholder approval. One of the effects of the existence of authorized and unissued common stock and preferred stock could be to enable the board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of NTL by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of NTL.

      For additional anti-takeover considerations, see "--Other Provisions of Our Charter, Bylaws and Delaware Law" beginning at page [ ].

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The board of directors has carefully considered proposal number 1, the charter amendment proposal, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of the proposal number 1, the charter amendment proposal.


              THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
  THE APPROVAL OF PROPOSAL NUMBER 1, THE CHARTER AMENDMENT PROPOSAL


                          PROPOSAL NUMBER 2
            ADOPTION OF THE NTL BROADCAST INCENTIVE PLAN

      You are being asked to consider and vote in favor of the proposal to authorize us to adopt the NTL Broadcast Incentive Plan. The following summary of the NTL Broadcast Incentive Plan should be read with the full text of the proposed plan set forth as Annex III.

      [to come]

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The board of directors has carefully considered proposal number 2, the incentive plan proposal, and believes that its approval by the stockholders is in the best interests of NTL and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of proposal number 2, the incentive plan proposal.


              THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
   THE APPROVAL OF PROPOSAL NUMBER 2, THE INCENTIVE PLAN PROPOSAL


Stockholder Proposals and Nominations

      Proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received by the Company at the address set forth on the first page of this proxy statement on or before December 29, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

      Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirements set forth in Article II, Section 4 of NTL's by-laws, if such notices are received not less than 75 days nor more than 90 days prior to the annual meeting of stockholders; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

      o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

      o the name and record address of the stockholder proposing such business;

      o the class, series and number of shares of capital stock of NTL which are beneficially owned by the stockholder; and

      o     any material interest of the stockholder in such business.

      Any such proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 110 East 59th Street, New York, New York 10022.

      SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

STOCK EXCHANGE LISTINGS

      The existing common stock is currently listed on the NASDAQ National Market and EASDAQ under the symbol "NTLI." NTL will apply to the NASDAQ National Market for redesignation of the existing common stock as NTL Stock, which would continue to trade under the symbol "NTLI." NTL will also apply to the NASDAQ National Market for the listing of Broadcast Tracking Stock.

NO DISSENTERS' RIGHTS

      Under Delaware law, stockholders will not have appraisal rights in connection with the tracking stock proposal or the other matters to which you are asked to vote.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of the material U.S. Federal income tax consequences of the implementation of the tracking stock proposal. This discussion, including the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, is based on the Code, Treasury Department regulations, published positions of the IRS, and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to NTL Stock and Broadcast Tracking Stock or the Treasury Department could issue regulations or other guidance that change current law. Any future legislation or regulation (or other guidance) could apply retroactively to the implementation of the tracking stock proposal and render the opinion of Skadden, Arps, Slate, Meagher & Flom LLP obsolete. See "Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes" below.

      The discussion below is included for general information only. It does not discuss all aspects of U.S. Federal income taxation that may be relevant to you in light of your personal circumstances, nor does it discuss state, local, and foreign tax consequences. Rather, it addresses only Federal income tax considerations that may be relevant to United States shareholders who hold their existing NTL common stock and will hold their Broadcast Tracking Stock as capital assets within the meaning of
Section 1221 of the Code. The discussion may not apply to certain shareholders who are subject to special treatment under the Federal income tax laws, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities, tax-exempt organizations, persons that hold existing common stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, or shareholders who acquired their stocks pursuant to the exercise of employee stock options or otherwise as compensation. Certain U.S. Federal income tax consequences to Non-U.S. shareholders are set forth further below.

      You should consult your own tax advisor as to the application of the Federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local, foreign or other Federal tax laws.

Reclassification of Existing Common Stock

      If the tracking stock proposal is implemented, each share of existing common stock will be reclassified as one share of NTL Stock
(Reclassification). In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, for United States Federal income tax purposes:

      o NTL Stock will be treated as NTL stock, and will not constitute "section 306 stock" within the meaning of Section 306(c) of the Code or "nonqualified preferred stock" within the meaning of
            Section 351(g) of the Code.

      o Neither you nor NTL will recognize income, gain, or loss as a result of the Reclassification.

      o You will have the same tax basis and holding period for the NTL Stock as you have in your existing common stock.

      o The amendment and restatement of the Rights Agreement will not result in income, gain or loss to you.

      While it is not clear whether the Reclassification even constitutes an exchange of stock for Federal income tax purposes, NTL intends to take the position that it does and, as such, qualifies as a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Stockholders who exchange their stock in a recapitalization are required to attach an information statement describing the exchange to their tax returns for the year in which the exchange occurs. NTL intends to mail such a statement to you for this purpose.

Issuance of Broadcast Tracking Stock

      After the Reclassification, NTL may sell shares of Broadcast Tracking Stock, distribute shares of Broadcast Tracking Stock as a dividend on the NTL Stock, or issue Broadcast Tracking Stock in exchange for outstanding NTL Stock. Based on the manner in which NTL expects to carry out these contemplated transactions, it is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our special tax counsel, that for U.S. Federal income tax purposes:

      o The Broadcast Tracking Stock will be treated as NTL stock, and will not constitute "section 306 stock" within the meaning of
            Section 306(c) of the Code or "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.

      o NTL will not recognize income, gain, or loss on a sale, distribution, or exchange of Broadcast Tracking Stock.

      o If NTL makes a pro-rata dividend of Broadcast Tracking Stock to all holders of NTL Stock, you will not recognize any income, gain, or loss on the receipt of such stock dividend (except where cash is received in lieu of fractional shares). You will be required to allocate your tax basis in the NTL Stock immediately before the distribution between the NTL Stock and the Broadcast Tracking Stock (including any fractional share which is deemed received and sold for cash) in proportion to their respective fair market values immediately after the distribution. Your holding period for the Broadcast Tracking Stock will include the period for which you have held the NTL Stock.

      o If NTL issues Broadcast Tracking Stock to you in exchange for NTL Stock, that exchange will be a tax-free recapitalization under Section 368(a)(1)(E) of the Code. You will not be required to recognize income, gain, or loss upon the exchange of Broadcast Tracking Stock for NTL Stock held by you, except to the extent that cash is received in lieu of fractional shares. Your tax basis in the Broadcast Tracking Stock received in such exchange (including any fractional share which is deemed received and sold for cash) will equal the tax basis in the NTL Stock you surrender in the exchange. Your holding period for the Broadcast Tracking Stock received in the exchange will include the period for which you have held the NTL Stock surrendered in the exchange.

      Under certain circumstances, section 305 of the Code requires a stockholder to include the value of stock received in a dividend or recapitalization in gross income (subject to the intercorporate dividends-received deduction in the case of corporate stockholders), if the effect of the stock dividend or recapitalization, in conjunction with other distributions by the corporation, is to cause (i) the receipt of cash or property (other than stock) by some stockholders and (ii) an increase in the proportionate interest in the assets or earnings and profits of the corporation by other stockholders. Based on our plan for the distribution of Broadcast Tracking Stock, it is Skadden, Arps, Slate, Meagher & Flom LLP's opinion that this rule will not apply to any distribution of the Broadcast Tracking Stock.

Conversion of Broadcast Tracking Stock into NTL Stock

      Skadden, Arps, Slate, Meagher & Flom LLP has advised that, subject to unanticipated circumstances that may exist at the time of conversion, if we exercise any of our options to convert Broadcast Tracking Stock into NTL Stock, that conversion will be tax-free to you (except where cash is received in lieu of fractional shares). Your tax basis in the shares you receive as a result of such conversion will equal your adjusted tax basis in the shares you surrender (subject to adjustment for fractional shares redeemed for cash), and your holding period in the shares you receive will include the holding period of the shares you surrender in the exchange.

Dividends

      General. In general, stockholders of a corporation are taxed (subject to the dividends received deduction in the case of corporate stockholders) on the receipt of dividends. In addition, under certain circumstances where some shareholders of a corporation receive cash or other property from the corporation while other shareholders increase their proportionate equity interest in the corporation, Section 305 of the Code can tax a stockholder whose proportionate equity interest in the earnings and profits or assets of the corporation is increased as if such stockholder received a constructive dividend. Based on the terms and conditions of the tracking stock proposal and other circumstances, NTL does not believe that this rule will apply to you for the foreseeable future.

      Backup withholding. Certain non-corporate holders of NTL Stock or Broadcast Tracking Stock could be subject to backup withholding at a rate of 31% on the payment of dividends on such stock. Backup withholding will apply only if the shareholder (i) fails to furnish his, her or its Taxpayer Identification Number which, for an individual, would be his or her social security number, (ii) furnishes an incorrect Taxpayer Identification Number, (iii) is notified by the IRS that he, she or it has failed properly to report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct Taxpayer Identification Number and has not been notified by the IRS that he, she or it is subject to backup withholding for failure to report payments of interest or dividends. Shareholders should consult their tax advisors regarding their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment of a dividend is allowed as a credit against the shareholder's Federal income tax liability and may entitle such shareholder to a refund, provided that the required information is furnished to the IRS.

Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes

      The IRS has announced that it will not issue advance rulings on the classification of tracking stock, and there are no court decisions or other authorities that control the tax treatment of tracking stock. Skadden, Arps, Slate, Meagher & Flom LLP's opinion is not binding on the IRS or a court. It is possible, therefore, that the IRS could assert that NTL Stock or Broadcast Tracking Stock represents property other than stock of NTL. In that event, NTL and/or you could be required to recognize significant taxable income or gain on the sale or distribution of Broadcast Tracking Stock. Alternatively, the IRS could contend that Broadcast Tracking Stock received as a dividend or in a recapitalization is section 306 stock, in which case the proceeds from a sale of such stock would generally be taxable as ordinary income, unless the disposition terminates the stockholder's entire interest in NTL. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion, however, that the IRS would not prevail in this assertion under current law.

      It is also possible that Congress could enact legislation or the IRS could promulgate regulations that would adversely affect the tax treatment of tracking stock. In February 1999 and again in February 2000 the Clinton Administration proposed legislation relating to the issuance of tracking stock similar to Broadcast Tracking Stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would tax shareholders on the receipt of tracking stock received in a distribution on or in exchange for their existing stock. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. Neither of these proposals has been incorporated in any proposed legislation in the U.S. House of Representatives or the U.S. Senate. NTL cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. In addition, the IRS could issue regulations or other administrative guidance, including regulations issued pursuant to its broad authority under Section 337(d) of the Code, or a court could render a decision that changes current law or adversely affects existing interpretations of current law affecting tracking stock. Any such change, which may or may not be retroactive, could alter the tax consequences to us or to our shareholders discussed herein. While it is likely that any such legislative or regulatory change (unless interpretive of existing law) would apply only to tracking stock issued after the effective date of the change, that date could precede a planned sale or distribution of Broadcast Tracking Stock, in which case the change would apply to such sale or distribution. In that event, NTL would have the right to convert all the outstanding shares of Broadcast Tracking Stock into a number of shares of NTL Stock equal to a factor, which will not be more than 110% or less than 100% (as determined by the NTL board of directors at the time the charter amendment is filed to be in the best interests of NTL's stockholders), applied to the ratio of the average market values of the Broadcast Tracking Stock and the NTL Stock described above.

Certain U.S. Tax Consequences to Non-U.S. Holders

      The following discussion applies to you if you are a (1) a nonresident alien individual; (2) a foreign corporation, partnership or other entity; or (3) a foreign estate or trust (Non-U.S. Holder).

      Dividends. Dividends paid to a Non-U.S. Holder generally will be subject to withholding of Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, if the dividend is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States, the dividend will instead be taxed at ordinary Federal income tax rates on a net income basis. Further, if the Non-U.S. Holder is a corporation, this effectively connected dividend income may also be subject to an additional branch profits tax.

      NTL must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such investor and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence.

      Sale or other Disposition of NTL Stock or Broadcast Tracking Stock. A Non-U.S. Holder generally will not be subject to Federal income tax on any gain recognized on the sale or other disposition of NTL Stock or Broadcast Tracking Stock, except in the following circumstances:

      o The gain is effectively connected with a trade or business of the Non-U.S. Holder within the United States.

      o The Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition.

      o The Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

      o NTL is or has been during certain periods a "United States Real Property Holding Corporation." NTL believes that it will not constitute a United States Real Property Holding Corporation immediately after the offering and does not expect to become a United States Real Property Holding Corporation.

      Backup withholding. Upon the sale or other disposition of NTL Stock or Broadcast Tracking Stock by a Non-U.S. Holder to or through a United States office of a broker, such broker may be required to impose backup withholding at a rate of 31% and report the sale to the IRS, unless the investor certifies its foreign status under penalties of perjury or otherwise establishes an exemption from backup withholding. Upon a sale or other disposition to or through a foreign office of a United States broker or a foreign broker with certain types of relationships with the United States, the broker is not required to impose backup withholding. However, the broker is required to report the sale or other disposition to the IRS, unless the broker has documentary evidence in its files that the seller is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

      Amounts withheld under these backup withholding rules are generally allowable as a refund or credit against the Non-U.S. Holder's U.S. Federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

      Final U.S. Treasury regulations, effective for payments made after December 31, 2001, will affect the procedures to be followed by a Non-U.S. Holder in establishing such investor's foreign status for purposes of the withholding, backup withholding, and information reporting rules described in the preceding paragraphs. Prospective Non-U.S. Holders should consult their tax advisors concerning such regulations.

      Federal Income Tax Consequences Arising from Stock-Based Compensation Plans. The following is a summary of certain U.S. Federal income tax consequences generally arising with respect to awards of nonqualified stock options (NSOs), incentive stock options (ISOs) or restricted stock under the NTL Broadcast Incentive Plan. This discussion does not address all aspects of taxation relating to such awards that may be relevant to particular participants in light of their personal investment or tax circumstances and does not discuss any state, local or foreign tax issues. This discussion is based on the Code as currently in effect and on applicable Treasury regulations and judicial and administrative interpretations, all of which are subject to change possibly with retroactive effect. It is recommended that participants consult their tax advisers before exercise of any such ISOs or NSOs and before disposing of any shares of NTL Stock, Broadcast Tracking Stock or any subsequently designated series of common stock (collectively referred to below as "common stock") acquired upon the exercise thereof. Different rules may apply in the case of a participant subject to Section 16 of the Exchange Act.

Nonqualified Stock Options

      A participant generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an ISO), the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the common stock purchased over the option price. A participant's holding period with respect to the common stock will begin on the date of exercise. We will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

      If shares of common stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the amount realized on such sale and the fair market value of such common stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the common stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

      A participant will not be subject to tax upon either the grant of an ISO or upon a timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of NTL or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of NTL or a subsidiary of NTL or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs described above. (See "Federal Income Tax Consequences - Nonqualified Stock Options.")

      If the common stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the common stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option price. We, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such common stock by the participant.

      If, however, the common stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the participant will generally be subject to tax at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the common stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and
(ii) if the common stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the common stock on the date which governs the determination of the participant's ordinary income. In such case, NTL may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term or short-term capital gain, depending upon whether the disqualifying disposition occurs more than one year after the date of exercise.

      The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will generally be an item of adjustment for purposes of the "alternative minimum tax" imposed by
Section 55 of the Code.

Exercise with Shares

      According to a published ruling of the IRS, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering common stock already owned by the participant will not recognize gain or loss for Federal income tax purposes on the common stock surrendered, but will otherwise be subject to tax according to the rules for NSOs described above. (See "Federal Income Tax Consequences - Nonqualified Stock Options.") With respect to shares of common stock acquired upon exercise which are equal in number to the shares of common stock surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant's ordinary income, and the holding period for such additional shares will commence on such date.

      The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned common stock. If shares of common stock surrendered in payment of the exercise price of an ISO are "statutory option stock" (including common stock acquired pursuant to the exercise of an ISO) and if, at the date of surrender, the applicable holding period for ISOs has not been met, such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will be subject to tax, as discussed above. (See "Federal Income Tax Consequences - Incentive Stock Options.") Otherwise, when shares of common stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares of common stock received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares of common stock with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Restricted Stock

      With respect to awards of restricted stock, a participant may file an election with the IRS, within 30 days of the date of grant, electing pursuant to Section 83(b) of the Code to recognize and measure ordinary taxable income on the date of grant in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of grant over the amount, if any, paid for such restricted stock. No further tax will be due in connection with the restricted stock until the participant sells or otherwise disposes of the common stock following the lapse of restrictions on transferability. The gain or loss that the participant will incur upon the subsequent disposition of such common stock will be taxed as long-term or short-term capital gain or loss. If a participant does not make an 83(b) election, the participant will recognize and measure ordinary taxable income in an amount equal to the fair market value of the common stock at the time such common stock are either not restricted as to transferability or subject to a substantial risk of forfeiture. The gain or loss that the participant will incur upon the subsequent disposition of such common stock will be taxed as long-term or short-term capital gain or loss from the date that such common stock is first no longer restricted as to transferability or subject to a substantial risk of forfeiture. We will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.


                        INDEPENDENT AUDITORS

      Representatives of Ernst & Young LLP, NTL's independent auditors, will be present at the special meeting. Such representatives will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions at that time.


                            LEGAL MATTERS

      The validity of the issuance of the NTL Stock and the Broadcast Tracking Stock will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, our special counsel.





                                                              ANNEX I

             ILLUSTRATION OF TERMS OF BROADCAST TRACKING STOCK

      The following illustrations show how to calculate the:

      o     Retained Interest Percentage;

      o     Outstanding Interest Percentage;

      o Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group; and

      o Total number of notional shares deemed outstanding with respect to the Broadcast Group after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein.

      In these illustrations, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to below had occurred. Actual calculations may be slightly different due to rounding. The illustrations are not intended to be complete and are qualified in their entirety by the more detailed information contained in this document and the annexes to this document. The following illustrations are purely hypothetical and the numbers used herein, including assumptions of market values, were chosen to simplify the calculations and are not intended to represent estimates of actual numbers or values. Capitalized terms used but not otherwise defined in this illustration of terms have the respective meanings ascribed to them in this document.

      "Total number of notional shares deemed outstanding with respect to the Broadcast Group" means the number of shares of Broadcast Tracking Stock outstanding plus the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group.

      At any given time, the percentage interest in the Broadcast Group intended to be represented by the outstanding shares of Broadcast Tracking Stock--which we call the Outstanding Interest Percentage--is equal to:

          NUMBER OF OUTSTANDING SHARES OF BROADCAST TRACKING STOCK
      ---------------------------------------------------------------
          TOTAL NUMBER OF NOTIONAL SHARES DEEMED OUTSTANDING WITH
                       RESPECT TO THE BROADCAST GROUP

and the remaining percentage interest in the Broadcast Group intended to be represented by NTL Group's retained interest in the Broadcast Group--which we call the Retained Interest Percentage--is equal to:

           NUMBER OF SHARES ISSUABLE WITH RESPECT TO NTL GROUP'S
                 RETAINED INTEREST IN THE BROADCAST GROUP
      ---------------------------------------------------------------
          TOTAL NUMBER OF NOTIONAL SHARES DEEMED OUTSTANDING WITH
                      RESPECT TO THE BROADCAST GROUP

      The sum of the Outstanding Interest Percentage and the Retained Interest Percentage would always equal 100%. In our example, before the first issuance of shares of Broadcast Tracking Stock the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group is equal to 100, the Retained Interest Percentage is 100% and the Outstanding Interest Percentage is 0%.

Issuance of Tracking Stock

      The following illustrations reflect an assumed issuance by NTL of 20 shares of Broadcast Tracking Stock in a public offering.

      Offering For Account of the Broadcast Group

      Assume the issuance is attributed to the Broadcast Group as an increase in its equity, with the net proceeds credited solely to the Broadcast Group.

Shares previously issued and outstanding............................0
Newly issued shares for account of the Broadcast Group.............20

      Total issued and outstanding after the offering..............20

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) would remain unchanged.

      o As a result, the issued and outstanding shares (20) would represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                  20
                              --------
                              20 + 100

      The Retained Interest Percentage would accordingly be about 83%.

      o In this case, in the event of any dividend or other distribution paid on the outstanding shares of Broadcast Tracking Stock (other than a dividend or other distribution payable in shares of the Broadcast Group Stock), NTL Group would be credited, and the Broadcast Group would be charged, with an amount equal to 500% (representing the ratio of the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) to the total number of shares of Broadcast Tracking Stock issued and outstanding following the offering (20)) of the aggregate amount of such dividend or distribution.

      Additional Issuance of Tracking Stock

      The following illustrations reflect an assumed issuance of an additional 15 shares by NTL of Broadcast Tracking Stock after the assumed initial issuance of 20 shares attributed to the Broadcast Group as an increase in its equity.

      Additional Offering for Account of NTL Group

      Assume the issuance is attributed to NTL Group in respect of its retained interest, with the net proceeds credited solely to NTL Group.

Shares previously issued and outstanding...........................20
Newly issued shares for account of NTL Group.......................15

      Total issued and outstanding after additional offering.......35

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would decrease by the number of shares of Broadcast Tracking Stock issued for the account of NTL Group.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to the additional
offering...........................................................100
Newly issued shares for account of NTL Group....................... 15

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after the additional offering...... 85

      o As a result, the total issued and outstanding shares (35) would in the aggregate represent an Outstanding Interest Percentage of approximately 29%, calculated as follows:

                                 35
                              -------
                              35 + 85

      The Retained Interest Percentage would accordingly be reduced to approximately 71%.

      o In this case, in the event of any dividend or other distribution paid on Broadcast Tracking Stock (other than a dividend or other distribution payable in shares of the Broadcast Group Stock), NTL Group would be credited, and the Broadcast Group would be charged, with an amount equal to approximately 243% (representing the ratio of the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (85) to the total number of shares of Broadcast Tracking Stock issued and outstanding following the additional offering (35)) of the aggregate amount of such dividend or distribution.

      Additional Offering for Account of Tracked Group

      Assume the issuance is attributed to the Broadcast Group as an increase in its equity, with the net proceeds credited solely to the Broadcast Group.

Shares previously issued and outstanding...........................20
Newly issued shares for account of the Broadcast Group.............15

      Total issued and outstanding after the additional offering...35

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) would remain unchanged.

      o As a result, the total issued and outstanding shares (35) would in the aggregate represent an Outstanding Interest Percentage of approximately 26%, calculated as follows:

                                  35
                              ------
                              35 + 100

      The Retained Interest Percentage would accordingly be reduced to approximately 74%.

      o In this case, in the event of any dividend or other distribution paid on Broadcast Tracking Stock (other than a dividend or the distribution payable in shares of the Broadcast Group stock), NTL Group would be credited, and the Broadcast Group would be charged, with an amount equal to approximately 286% (representing the ratio of number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group
            (100) to the total number of shares of Broadcast Tracking Stock issued and outstanding following the additional offering (35)) of the aggregate amount of such dividend or distribution.

Offerings of Convertible Securities

      If NTL were to issue any securities convertible into or exercisable for shares of the Broadcast Group stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of Broadcast Tracking Stock were issued upon conversion or exercise of such securities, however, then the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under "Additional Offering for Account of NTL Group", if such securities were attributed to NTL Group, or under "Additional Offering for Account of the Broadcast Group", if such securities were attributed to the Broadcast Group.

Repurchases of NTL Tracking Stock

      The following illustrations reflect an assumed repurchase by NTL of 5 shares of Broadcast Tracking Stock after the assumed initial issuance of 20 shares of Broadcast Tracking Stock attributed to the Broadcast Group as an increase in its equity.

      Repurchase for the Account of NTL Group

      Assume the repurchase is attributed to NTL Group as an increase in its retained interest in the Broadcast Group, with the cost charged solely against NTL Group.

      Shares previously issued and outstanding.................... 20
      Shares repurchased for account of NTL Group...................5

            Total issued and outstanding after repurchase..........15

      o The Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Broadcast Group would be increased by the number of any shares of Broadcast Tracking Stock repurchased for the account of NTL Group.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to repurchase...............100
Number of shares repurchased for the account of NTL Group...........5

Number of shares Issuable with respect to NTL Group's retained interest in the Broadcast Group after repurchase..................105

      o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 12.5%, calculated as follows:

                                  15
                              --------
                              15 + 105

      The Retained Interest Percentage would accordingly be increased to approximately 87.5%.

      Repurchase for Account of the Broadcast Group Without Participation by NTL Group

      Assume the repurchase is attributed to the Broadcast Group, with the cost being charged solely against the Broadcast Group. Further assume that the board of directors does not determine to transfer assets from the Broadcast Group to NTL Group to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

Shares previously issued and outstanding.......................... 20
Shares repurchased for account of the Broadcast Group...............5

Total issued and outstanding after repurchase......................15

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) would remain unchanged.

      o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:

                                  15
                              --------
                              15 + 100

      The Retained Interest Percentage would accordingly be increased to approximately 87%.

      Repurchase for Account of the Broadcast Group With Participation by NTL Group

      Assume the repurchase is attributed to the Broadcast Group, with the cost being charged solely against the Broadcast Group. Further assume that the repurchase is made in connection with a tender offer for 5, or 25%, of the then outstanding shares at a price of $20 per share, and that the board of directors determines to transfer cash or other assets from the Broadcast Group to NTL Group to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

Shares previously issued and outstanding.......................... 20
Shares repurchased for account of the Broadcast Group...............5

      Total issued and outstanding after repurchase................15

      o In order to hold constant the Outstanding Interest Fraction and Retained Interest Fraction, the board of directors determines that the market value of a share of Broadcast Tracking Stock in this context is $20 and transfers from the Broadcast Group to NTL Group an amount of cash or other assets equal to about 500% (representing the ratio of the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group
            (100) to the total number of shares of the Broadcast Tracking Stock issued and outstanding (20), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of the Broadcast Tracking Stock ($100), for a total of $500.

      o In that case, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) would be decreased to reflect the amount of cash so transferred ($500) divided by the market value per share of the Broadcast Tracking Stock ($20).

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to transfer.................100

Adjustment in respect of NTL Group's retained interest to
reflect transfer to NTL Group of funds theretofore allocated to the Broadcast Group............................................ 25

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after transfer.....................75

      o As a result, the total issued and outstanding shares (15) would in the aggregate continue to represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                 15
                              -------
                              15 + 75

      The Retained Interest Percentage would accordingly continue to remain
83%.

      o Assuming that the board of directors transferred only half of the $500 amount, or $250, from the Broadcast Group to NTL Group, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) would decrease by the amount of cash so transferred ($250) divided by the market value per share of Broadcast Tracking Stock ($20).

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to transfer................ 100
Adjustment in respect of NTL Group's retained interest to
reflect transfer to NTL Group of cash theretofore allocated
to the Broadcast Group.........................................  12.5

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after transfer.................. 87.5

      o In that case, as a result, the total issued and the outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of a little less than 15%, calculated as follows:

                                  15
                              ---------
                              15 + 87.5

      The Retained Interest Percentage would accordingly be increased to a little more than 85%.

Tracking Stock Dividends

      The following illustrations reflect assumed dividends of Broadcast Tracking Stock on outstanding shares of NTL Stock and outstanding shares of the Broadcast Tracking Stock, respectively, after the assumed initial issuance of 20 shares of Broadcast Tracking Stock attributed to the Broadcast Group as an increase in its equity.

      Tracking Stock Dividend on NTL Stock

      Assume 1,000 shares of NTL Stock are outstanding and NTL declares a dividend of 1/20 of a share of Broadcast Tracking Stock on each outstanding share of NTL Stock.

Shares previously issued and outstanding...........................20
Newly issued shares for account of NTL Group.......................50

      Total issued and outstanding after dividend................. 70

      o Any dividend of shares of Broadcast Tracking Stock to the holders of shares of NTL Stock would be treated as a reduction in the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to dividend.................100
Number of shares distributed on outstanding shares of NTL Stock for account of NTL Group...........................................50

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after dividend.....................50

      o As a result, the total issued and outstanding shares (70) would in the aggregate represent an Outstanding Interest Percentage of approximately 58%, calculated as follows:

                                 70
                              -------
                              70 + 50

      The Retained Interest Percentage would accordingly be reduced to approximately 42%. Note, however, that after the dividend, the holders of NTL Stock would also hold 50 shares of the Broadcast Tracking Stock, which would represent half the value attributable to the Broadcast Group originally held by NTL Group.

      Tracking Stock Dividend on the Tracked Stock

      Assume NTL declares a dividend of 1/5 of a share of Broadcast Tracking Stock on each outstanding share of the Broadcast Tracking Stock of the same series.

Shares previously issued and outstanding...........................20
Newly issued shares for account of the Broadcast Group..............4

      Total issued and outstanding after dividend..................24

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would reflect the stock dividend payable in shares of Broadcast Tracking Stock to holders of shares of the Broadcast Group Stock. That is, the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would be increased by a number equal to 500% (representing the ratio of the number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group (100) to the number of shares of Broadcast Tracking Stock issued and outstanding (20), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (4), or 20.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to dividend.................100
Adjustment in respect of NTL Group's retained interest to
reflect shares distributed on outstanding shares of the Broadcast
Tracking Stock.....................................................20

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after dividend....................120

      o As a result, the total issued and outstanding shares (24) would in the aggregate represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                  24
                              --------
                              24 + 120

      The Retained Interest Percentage would accordingly remain approximately 83%.

Capital Transfers of Cash or Other Assets Between NTL Group and Tracked Group

      Capital Contribution of Cash or Other Assets From NTL Group To
      Tracked Group

      The following illustration reflects the assumed contribution by NTL Group to the Broadcast Group, after the assumed initial issuance of 20 shares of Broadcast Tracking Stock attributed to the Broadcast Group as an increase in its equity, of $100 of assets allocated to NTL Group at a time when the market value of the Broadcast Tracking Stock is $20 per share.

Shares previously issued and outstanding.......................... 20
Newly issued shares.................................................0

      Total issued and outstanding after contribution..............20

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would increase to reflect the contribution to the Broadcast Group of assets theretofore allocated by NTL Group by a number equal to the value of the assets contributed ($100) divided by the market value of Broadcast Tracking Stock at that time ($20), or 5 shares.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to contribution.............100
Increase to reflect contribution to the Broadcast Group of assets allocated to NTL Group............................................. 5

 Number of shares issuable with Respect to NTL Group's retained interest in the Broadcast Group after contribution...............105

      o As a result, the total issued and outstanding shares (20) would in the aggregate represent an Outstanding Interest Percentage of 16%, calculated as follows:

                                  20
                              --------
                              20 + 105

      The Retained Interest Percentage would accordingly increase to 84%.

      Return of Capital Transfer of Cash or Other Assets from the Broadcast Group To NTL Group

      The following illustration reflects the assumed transfer by the Broadcast Group to NTL Group, after the assumed initial issuance of 20 shares of Broadcast Tracking Stock attributed to the Broadcast Group as an increase in its equity, of $100 of assets allocated to the Broadcast Group on a date on which the market value of Broadcast Tracking Stock is $20 per share.

Shares previously issued and outstanding...........................20
Newly issued shares.................................................0

      Total issued and outstanding after contribution..............20

      o The number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group would decrease to reflect the transfer to NTL Group of assets theretofore allocated to the Broadcast Group by a number equal to the value of the assets transferred ($100) divided by the market value of Broadcast Tracking Stock at that time ($20), or 5 shares.

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group prior to contribution.............100
Decrease to reflect transfer to NTL Group of assets allocated to the Broadcast Group.................................................5

Number of shares issuable with respect to NTL Group's retained interest in the Broadcast Group after contribution................ 95

      o As a result, the total issued and outstanding shares (20) would in the aggregate represent an Outstanding Interest Percentage of approximately 17.4%, calculated as follows:

                                 20
                              -------
                              20 + 95

      The Retained Interest Percentage would accordingly decrease to approximately 82.6%.





                                                                ANNEX II



                     AMENDMENT TO ARTICLE FOURTH OF THE

                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                              NTL INCORPORATED



FOURTH. A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is ___________ shares, consisting of ___________ shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

I.    COMMON STOCK

      1.    Issuance of Common Stock in Series; Designation; Reclassification.

            (a) Subject to the provisions of this Article Fourth, Section I and the provisions of the GCL, the Corporation shall have the authority to issue shares of Common Stock in multiple series. One series of Common Stock shall be designated as NTL Stock ("NTL Stock"). The second series of Common Stock shall be designated as Broadcast Tracking Stock ("Broadcast Tracking Stock"). When the filing of this amendment to the Corporation's Restated Certificate of Incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall automatically be reclassified as one share of NTL Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equal number of shares of NTL Stock despite the absence of any indication thereon to that effect).

            (b) The total number of shares of NTL Stock which the Corporation shall have the authority to issue shall initially be ___________, and the total number of shares of Broadcast Tracking Stock which the Corporation shall have the authority to issue shall initially be __________. The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions, an increase in the number of authorized shares of NTL Stock or Broadcast Tracking Stock in (but not above a number for either series that, when added to the number of authorized shares of all other designated series of Common Stock would exceed the total number of authorized shares of Common Stock) or a decrease in the number of authorized shares of NTL Stock or Broadcast Tracking Stock (but not below the number of shares then outstanding). The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the Broadcast Tracking Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Broadcast Group and any other terms which are consistent with applicable law and the provisions of this Article Fourth, Section I.

            (c) The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the GCL, as amended from time to time.

      2.    Dividends.

            (a) Dividends. Subject to the preferences and other terms of any outstanding series of Preferred Stock, the holders of any series of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as, and when declared by the Board of Directors out of the lesser of (i) the funds of the Corporation legally available therefor or (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

            (b) Discrimination Between or Among Series of Common Stock. Subject to paragraph (a) of subsection 2 of this Article Fourth,
      Section I and subject to the preferences and other terms of any outstanding series of Preferred Stock, the Corporation shall have the authority to declare and pay dividends on a single series of Common Stock, or one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of assets available for dividends on either series of Common Stock, the amount of prior dividends paid on either series of Common Stock, the respective voting rights of each series of Common Stock or any other factor.

      3. Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group; Optional Conversion of NTL Stock for Broadcast Tracking Stock; Redemption of Broadcast Tracking Stock for Stock of a Subsidiary at the Corporation's Option.

            (a)   Mandatory Dividend, Redemption or Conversion.

                  (i) In the event of a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, on or before the 90th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor:

            (x) declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under subsection 2 of this Article Fourth, Section I, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

            (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock, unless such Disposition involves substantially all, but not all, of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day following the Disposition Date, equal to such amount; or

            (z) if that Disposition relates to the Broadcast Group convert each outstanding share of Broadcast Tracking Stock into a number of shares of NTL Stock (rounded, if necessary, to the nearest whole number) equal to 110% of the ratio of the average Market Value of one share of Broadcast Tracking Stock to the average Market Value of one share of NTL Stock during the 20 consecutive Trading Day period ending on (and including) the fifth trading day prior to the first public announcement immediately preceding the Disposition Date).

                  (ii) For purposes of this subsection 3 of this Article Fourth, Section I, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

            (b)   Optional Conversion of NTL Stock for Broadcast Tracking Stock

                  (i) The Corporation may, at any time, convert each outstanding share of Broadcast Tracking Stock into a number of shares of NTL Stock (rounded, if necessary, to the nearest whole number) equal to that percentage of the ratio of the average Market Value of one share of Broadcast Tracking Stock to the average Market Value of one share of NTL Stock (the "Applicable Percentage") specified for the applicable conversion date below. The average Market Value of a share of each series of Common Stock shall be determined during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of conversion to holders of Broadcast Tracking Stock.

          If the Conversion Date        The Applicable Percentage Will
          Falls During the Period       be the Percentage Specified for
          Indicated Below               Such Period Below
          ---------------------         ----------------------------
             First Quarter                             120%
             Second Quarter                            119%
             Third Quarter                             118%
             Fourth Quarter                            117%
             Fifth Quarter                             116%
             Sixth Quarter                             115%
             Seventh Quarter                           114%
             Eighth Quarter                            113%
             Ninth Quarter                             112%
             Tenth Quarter                             111%
             After Tenth Quarter                       110%

      For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of Broadcast Tracking Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of Broadcast Tracking Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

                  (ii) Notwithstanding the preceding paragraphs, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of when the exchange occurs. "Tax Event" means the receipt by the Corporation of an opinion of a tax advisor experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either NTL Stock or Broadcast Tracking Stock, (2) either NTL Stock or Broadcast Tracking Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation or (3) either NTL Stock or Broadcast Tracking Stock is or will be treated as Section 306 stock under the Internal Revenue Code of 1986, as amended. For purposes of rendering such opinion, a tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, a tax advisor shall render an opinion only in the event of enactment.

            (c) Optional Redemption of Broadcast Tracking Stock for Stock of a Subsidiary.

                  At any time at which all of the assets and liabilities of the Broadcast Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Broadcast Tracking Stock shall be redeemed, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to the Broadcast Group (determined as of the redemption date) and the number of shares of common stock of each such Group Subsidiary held by the Corporation immediately before such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

            (d)   General Dividend, Conversion and Redemption Provisions.

                  (i) If the Corporation completes a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, not more than the 20 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, redemption or exercise of any convertible or exchangeable securities, options or warrants and the conversion, redemption or exercise prices thereof and (z) if the Group is not NTL Group, the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in subsection 3(a)(i) of this Article Fourth, Section I it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 45 Trading Days after such consummation and not less than 30 Trading Days before the applicable payment date, redemption date or conversion date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                        (1) if the Corporation has determined to pay a
            special dividend, (A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 90 Trading Days after such consummation) and (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

                        (2) if the Corporation has determined to undertake
            a redemption, (A) the date of redemption (which cannot be more than 90 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and (D) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

                        (3) if the Corporation has determined to undertake
            a conversion, (A) the date of conversion (which cannot be more than 90 Trading Days after such consummation), (B) the number of shares of the other series of Common Stock to be issued in the conversion for each outstanding share of such series of Common Stock and (C) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

                  (ii) If the Corporation has determined to complete any conversion described in subsection 3(b) or (c) of this Article Fourth, Section I, the Corporation shall, not less than 30 Trading Days and not more than 45 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the conversion date and the other terms of the conversion and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

                  (iii) Neither the failure to mail any notice required by this subsection 3(d) of this Article Fourth, Section I to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or conversion contemplated hereby.

                  (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to subsection 3(a)(i) of this Article Fourth, Section I, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                  (v) No holder of shares of a series of Common Stock being converted or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such conversion or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is converted or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not converted or redeemed.

                  (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such conversion, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                  (vii) From and after the date set for any conversion or redemption contemplated by this subsection 3 of this Article Fourth,
      Section I, all rights of a holder of shares of Common Stock being converted or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were converted or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being converted are surrendered as contemplated above. Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any conversion, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

                  (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this subsection 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this subsection 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                  (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or conversion contemplated by this subsection 3 as the Board of Directors may determine to be appropriate under the circumstances.

      4.    Voting Rights.

            At every meeting of stockholders, the holders of NTL Stock and the holders of Broadcast Tracking Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of NTL Stock shall be entitled to one vote per share of NTL Stock held and (b) before the 31st Trading Day after the Effective Date, holders of Broadcast Tracking Stock shall be entitled to one vote per share of Broadcast Tracking Stock held. On and after the 31st Trading Day after the Effective Date, holders of Broadcast Tracking Stock shall be entitled to a number of votes per share of Broadcast Tracking Stock held (calculated to the nearest five decimal places) equal to the Average Market Value of one share of Broadcast Tracking Stock divided by the Average Market Value of one share of NTL Stock during the 20 Trading Day period ending on (and including) the applicable record date; provided that, in no event, shall the total number of votes of all outstanding Broadcast Tracking Stock exceed 15% of the total number of votes of all outstanding series of Common Stock.

      5.    Liquidation Rights.

            In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of NTL Stock shall have one liquidation unit. Each share of the other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 300th day after the Effective Date, divided by the average Market Value of one share of NTL Stock during such 20 Trading Day period. If the liquidation, dissolution, or winding-up of the Corporation occurs before such 300th day, the average Market Value will be determined based on the 20 consecutive Trading Day period ending immediately before the liquidation, dissolution, or winding-up event, or such lesser number of consecutive Trading Days immediately prior to such event if the liquidation, dissolution, or winding-up event occurs prior to the 21st Trading Day after the Effective Date.

            Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this subsection 5 of this Article Fourth, Section I.

      6. Adjustments to Number of Shares Issuable with Respect to NTL Group's Retained Interest in Any Group.

            The Number of Shares Issuable with Respect to NTL Group's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

            (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

            (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to NTL Group, the number of shares of each series of Common Stock so issued, and (ii) if the Board of Directors reallocates to NTL Group any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock related to such Group (as required pursuant to clause (ii) of the proviso to the definition of NTL Group below) or in return for a decrease in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such reallocation; and

            (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to NTL Group, the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to NTL Group in return for an increase in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such re-allocation.

            Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to NTL Group's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds here from) or the repurchase of any series of Common Stock (and the consideration therefor) to NTL Group and Delivery or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to NTL Group the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of NTL Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to NTL Group.

      7.    Additional Definitions.

            As used in this Article Fourth, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

      "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means a portion of such assets that represents at least 80% of the then current Fair Value of the assets of such Group.

      "AVAILABLE DIVIDEND AMOUNT" for NTL Group, on any day on which dividends are paid on shares of NTL Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of NTL Stock under Delaware law if (a) NTL Group and each other Group were each a single, separate Delaware corporation, (b) NTL Group had outstanding
      (i) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of NTL Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to NTL Group and are then outstanding, (c) the assumptions about each Group that is not NTL Group set forth in the next sentence were true and (d) NTL Group owned a number of shares of each series of Common Stock (other than NTL Stock) equal to the Number of Shares Issuable with Respect to NTL Group's Retained Interest in each Group to which each such series of Common Stock relates.

      "AVAILABLE DIVIDEND AMOUNT" for any Group other than NTL Group, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

      "BROADCAST GROUP" means (a) the division of the Corporation whose business is the provision of facilities and services to the broadcast and wireless communications industries principally in the U.K. and Australia; and all of the businesses, assets and liabilities of the Corporation and its subsidiaries that the Board of Directors has, as of the Effective Date, allocated to the Broadcast Group for accounting purposes, (b) any assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to the Broadcast Group, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to the Broadcast Group or that the Corporation otherwise allocates to the Broadcast Group in accordance with policies established from time to time by the Board of Directors and (d) the rights and obligations of the Broadcast Group under any inter-Group debt deemed to be owed to or by the Broadcast Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that:

      "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

      "DISPOSITION DATE" is the date of the consummation of a Disposition.

      "EFFECTIVE DATE" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

      "EXEMPT DISPOSITION" means any of the following:

            (a) Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders, (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion), (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion,
            (d) a dividend, out of any Group's assets, to holders of series of Common Stock related to such Group and a re-allocation of a corresponding amount of such Group's assets to NTL Group as required pursuant to clause (ii) of the proviso to the definition of NTL Group above, (e) a dividend, out of NTL Group's assets, to holders of NTL Stock and (f) any other Disposition, if (i) at the time of the Disposition there are no shares of NTL Stock outstanding, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of NTL Stock as contemplated under subsection 3(b) of this Article Fourth, Section I.

      "FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

      "GROUP" initially means NTL Group or the Broadcast Group; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than NTL Stock or Broadcast Tracking Stock, the Board of Directors shall designate the assets and liabilities of NTL Group to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article Fourth.

      "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average closing price of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Market Value"of such security shall be the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than NTL Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to NTL Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Percentage, the "Market Value" of a share any series Common Stock other than NTL Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than NTL Stock (and the Board of Directors re-allocates to NTL Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of NTL Group above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to NTL Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

      "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
      (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

      "NTL GROUP" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than NTL Group, (b) the rights and obligations of NTL Group under any inter-Group debt deemed to be owed to or by NTL Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than NTL Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than NTL Group) equal to the Retained Interest Percentage; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than NTL Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by subsection (3)(a) of this Article Fourth,
      Section I, then the Board of Directors shall re-allocate from such Group to NTL Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

                  (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of Broadcast Tracking Stock as a dividend or other distribution on shares of Broadcast Tracking Stock (other than a dividend or distribution payable in shares of Broadcast Tracking Stock), or as payment in a redemption of shares of Broadcast Tracking Stock required by subsection 3(a) of this Article Fourth,
      Section I, then the Board of Directors shall re-allocate from the Broadcast Group to NTL Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of such Group outstanding on such date.

      "NUMBER OF SHARES ISSUABLE WITH RESPECT TO NTL GROUP'S RETAINED INTEREST" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of NTL Group in respect of its retained interest in such Group, as authorized by subsection 1 of this Article Fourth, Section I; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by subsection 6 of this Article Fourth, Section I.

      "OUTSTANDING INTEREST FRACTION" means (i) with respect to NTL Group, at any time of determination, and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group.

      "PUBLICLY TRADED" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

      "RETAINED INTEREST" means with respect to any Group, other than NTL Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

      "RETAINED INTEREST PERCENTAGE" means (i) with respect to NTL Group, at any time of determination, one (1) and (ii) with respect to any Group that is not NTL Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to NTL Group's Retained Interest in such Group.

      "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      8. Effectiveness of Subsections 2 through 7 of this Article Fourth, Section I.

            The terms of subsections 2 through 7, inclusive, of this Article Fourth, Section I shall apply only when there are shares of multiple series of Common Stock outstanding.

      9.    Determinations by the Board of Directors.

            Subject to applicable law, any determinations made by the Board of Directors in good faith under this Restated Certificate of Incorporation, as it may be amended from time to time, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any series of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof, shall be final and binding on all stockholders of the Corporation. A record of all formal determinations of the Board of Directors made as contemplated hereby shall be filed with the records of the actions of the Board of Directors.




                                                            ANNEX III


                          NTL INCORPORATED

                    NTL BROADCAST INCENTIVE PLAN

                              [to come]







                                                             ANNEX IV


                                 NTL GROUP

                          DESCRIPTION OF BUSINESS



      In this Annex IV, references to "we," "our," and "us" are to NTL Group. You should read this description together with the information provided with respect to NTL Group in NTL's Form 10-K, for the 1999 fiscal year, including various risk factors identified in that document with respect to the business and operations of NTL Group.

OVERVIEW

      NTL is a leading broadband communications company providing services in the U.K., the Republic of Ireland, France and Switzerland. NTL has recently completed its acquisition of the Cablecom Group in Switzerland and the residential cable assets of Cable & Wireless Communications plc. Further expansion into Continental Europe is intended as, and when, opportunities arise.

      In the U.K. NTL Group provides residential, business and wholesale customers with the following services:

      o Residential Services, including telephony, cable television, personal computer and television-based Internet access and interactive services. Based on the expertise it has developed in the U.K., NTL Group expects to develop similar residential product offerings for its cable television systems in Switzerland, France, and the Republic of Ireland as their network upgrade permits it has developed in the U.K. As in Switzerland, cable systems in Continental Europe typically feature mature cable television product offerings, but are relatively unmodernized compared to equivalent systems in the U.K. As such, penetration of basic cable television services is much higher than that currently achieved in the U.K., but there is low penetration of telephony and Internet products. NTL Group plans to modernize and expand the product. In addition to its residential fixed line operations, NTL Group is placing increasing emphasis on developing a mobile product offering to complement its fixed line operations and continues to explore cost effective alternatives.

      o National Telecommunications Services, including business telecommunications, national and international carrier telecommunications, Internet services and radio communications services. NTL Group's U.K. business services group (excluding CWC Consumer Co.) serves approximately 46,200 business and carrier customers, including: AT&T, Cisco, Colt, MCI Worldcom, Microsoft, Orange, Sun Microsystems and Vodafone.

      NTL Group provides its broad range of services over local, national and international network infrastructure. This network infrastructure consists of:

      o     Broadband Communications Networks that currently pass approximately
            8.2 million homes (an additional 2.1 million homes are passed by broadband networks in Switzerland, France and Ireland). These high-capacity two-way local broadband fiber networks serve entire communities throughout their regional franchise areas. NTL Group's fiber optic cables will ultimately pass nearly every business in each regional franchise area and are connected to nodes which are typically within approximately 500 meters of each of the 600 homes typically served by each node. Each home is then connected by a siamese cable consisting of two copper pair telephone wires and a coaxial cable, allowing NTL Group to deliver telephone, cable television and Internet services over a single integrated network. This siamese cable also allows NTL Group to deploy both cable modems and digital subscriber line technology for the provision of broadband communications services.

      o National/International Synchronous Digital Hierarchy, Known as Sdh, Fiber Optic Telecommunications Network which connects all of the major population centers in the U.K. to Ireland, Continental Europe and the United States. This self-healing, fully redundant 3,500 mile backbone network utilizes Asynchronous Transfer Mode, known as ATM, technology and was built with sufficient duct capacity to accommodate over 2,300 fibers on the majority of its routes. NTL Group has designed this network to allow NTL Group to place the active components, such as routing devices, at its edge and close to NTL Group's customers. This design will ultimately reduce NTL Group's costs and increase NTL Group's ability to offer a broad range of voice and data solutions.

      NTL Group's objective is to exploit the convergence of the telecommunications, entertainment and information services industries to become the leading full service broadband communications company in the markets in which it competes. It is currently focused on the U.K., Ireland, France and Switzerland, but expects that Continental Europe, where it is actively reviewing a number of opportunities, will increasingly be the focus for future investment. NTL Group offers services to residential, business and wholesale customers on a national and an international scale. NTL Group believes that it will be able to deliver its strategy through its entrepreneurial approach, innovative marketing, state-of-the-art networks and technical excellence. NTL Group is currently employing several strategies in the United Kingdom, and would anticipate this approach will underpin its expansion into its other markets, to achieve its objective:

      o Installing Flexible Integrated Full-service Networks. NTL Group's integrated full-service networks provide a high-speed, high-capacity, two-way communications pathway to the consumer that is capable of delivering new services which are emerging from the convergence of telecommunications, information and entertainment. This strategy allows NTL Group to pursue four revenue streams, residential cable television, residential telephone, business telecommunications services and Internet services, without significant incremental cost or capital investment.

      o Maximizing Network Capacity Utilization. NTL Group believes the fixed cost structure of building communications networks allows it to gain significant operating efficiencies from incremental services provided over its networks. In NTL Group's local franchise areas, its strategy is to maximize gross profit contribution per home passed, rather than revenue per customer, by increasing overall penetration of the number of services provided over its network.

      o Focusing on Target Market Segments. NTL Group believes that tailoring its services to the needs of its customers will increase the penetration of these services.

      o Providing Superior Customer Service. NTL Group believes customer service and attentiveness to the needs of customers are critical to the continued growth of its residential and business services. NTL Group operates multiple customer call centers, including three large call centers in Luton, South Wales and Central Scotland, as well as multiple call centers throughout the regions of its recently acquired businesses. Calls are answered at most locations 24 hours a day, 365 days a year. The customer call center representatives are specially trained to deal with customers' inquiries and needs with respect to NTL Group's various products and services.

      o Developing Advanced Management Information Systems. NTL Group believes that advanced management information systems are critical to effectively, efficiently and accurately serve its customers. NTL Group uses proprietary software to handle its subscriber management functions from one central location. The system is capable of managing NTL Group's tariff and discounting structures, also allows for the introduction of new telephone and cable television services, such as 0800 numbers.

      o Gaining Cost Efficiencies. NTL Group gains cost efficiencies by centralizing some services provided to the U.K. franchise areas in its head office in Hook, England.

      Part of NTL Group's corporate strategy has been to expand its operations through acquisitions. Over the last two years, NTL Group has entered into over 25 acquisition, investment or joint venture agreements. NTL Group intends to continue this strategy as, and when, the right opportunities arise and, through its corporate finance and development team, devotes a significant amount of time reviewing possible acquisitions, investments and joint venture opportunities. In addition to the persons who remain at a company acquired by NTL, NTL Group continues to recruit management into the organization at both corporate and operational levels to support the integration and expansion of its various broadband initiatives.

      NTL Group believes it has prudently financed its growth to date. To address the increased financing requirements, if any, arising from its acquisition based growth, while also maintaining a prudent capital structure, NTL Group will continue to seek further investment from strategic investors or will raise funds through the private and public capital markets, depending on the circumstances.

NATIONAL CORPORATE BRANDING

      In June 1999, we launched a national advertising campaign in the U.K. to promote NTL as the U.K.'s complete communications company serving both the residential and the business markets. During 1999, NTL spent approximately (pound sterling) 29 million (approximately $46.9 million) on the advertising campaign. This campaign coincided with a re-launch of the NTL brand itself, which replaced all of our distinct brand-names (such as CableTel, Comcast, Diamond and ComTel). In September 2000, we plan to introduce the NTL brand into the CWC Consumer Co. franchise areas.

      Along with highlighting our ability to provide customers with unique communications services throughout the U.K., the new campaign builds on our core aim of simplifying technology for the benefit of business and residential customers. Extensive consumer research showed that customers were confused by the technologies available and unable to make informed decisions with ease.

RESIDENTIAL SERVICES - U.K.

      We are a national provider of telecommunications, entertainment and Internet access services to residential customers throughout the United Kingdom. Our U.K. local-broadband currently pass approximately 8.2 million homes. These networks serve entire regional communities, passing virtually every home, business, and government institution. We currently provide our telephone services over traditional telephone wires and our cable services over a coaxial cable connection. We estimate that our local franchise networks (not including our national network or our recent acquisition of CWC ConsumerCo) cover approximately 7,000 route miles of fiber backbone network, with approximately 400,000 fiber miles, and an estimated 75,000 route miles of coaxial/copper connections. These full-service networks are capable of providing a high speed, high capacity, two-way voice, data and video communications pathway to every customer. This approach allows us to pursue four revenue streams, residential telephone, residential cable television, Internet services and business telecommunications services, without a significant increase in fixed investment.

      Our cable entertainment network employs a coaxial cable and is built with an initial capacity of 750MHz, which is easily expandable to 1 GHz of capacity. The network currently has an active reverse path that allows us to provide impulse pay-per-view. Most importantly, the fact that we have installed both two pairs of telephone wires and coaxial cables into each of our customers' homes allows us the advantage of deploying either of the major high bandwidth communications technologies that are developing today: cable modems and xDSL solutions.

      Network Design. We are installing our broadband and telecommunications network using established state-of-the-art technology, deploying fiber optics directly to highly concentrated business areas and residential nodes typically averaging 600 telephone lines or 600 homes respectively. We install spare duct and can thus "pull" fiber into every home when economically justifiable. In this manner, we achieve cost efficiencies and rapid deployment from using standardized equipment, while retaining flexibility to expand and adapt our network to technological advances with little or no additional construction investment.

      The design and construction of a new network varies depending upon several factors including the number of route miles to be installed, density of homes and businesses, type of road and sidewalk surface, and the architecture of the network backbone. Each system has been designed with at least one head-end and at least one telephone switching office. Each system's head-end and telephone switching office is directly connected to each node by fiber optic cable. Each node is then connected to a subscriber's premises. Construction of each system has been planned on a neighborhood-by-neighborhood basis to allow revenue generating operations to commence in a neighborhood as construction of the portion of the system serving such neighborhood is completed.

      Fiber Optics. The evolution of fiber optic technology over the past decade, including increases in the capacity of laser transmitters and decreases in the price of optical receivers, has enabled the economic deployment of fiber optic cable much closer to the customer than in traditional coaxial cable television and twisted copper pair telephone networks, thereby improving the quality and capacity of the cable television and telephone service. The main advantages of deploying fiber in place of both coaxial cable or copper wire are its smaller size, greater capacity, freedom from electrical interference, and significant reduction of the requirement for periodic maintenance. We deploy fiber to nodes which are normally less than 500 meters from the furthest home.

      Network Architecture. Our broadband networks are being built with an initial capacity of 750 MHz, which is sufficient to carry over 60 analog channels of television. With digital compression of the television signal, many more channels can be transmitted. The system is upgradeable to 1 GHz. Generally, a maximum of one amplifier is required between the head-end optical receivers and a home. Traditional cable systems often employ "cascades" of more than 5 amplifiers which degrade signal quality and increase the potential for system failure.

      Our local telecommunications network uses an SDH self-healing redundant-ring based architecture, which improves our ability to flexibly deploy capacity and further enhances system resilience. Telephone signals are carried from the node to the home over traditional copper pair, over a shorter distance than in traditional telephone networks, which improves signal quality and allows higher bandwidth services such as ADSL to be more easily deployed. Within a residential node, we use a dual drop consisting of "Siamese" coaxial cable, capable of transmitting up to 1 GHz of bandwidth, and two copper twisted pairs capable of providing two telephone connections. Moreover, the dual drop is placed in an underground conduit that has capacity for a fiber drop in the future. Large business customers are connected to the telephone network directly through fiber optic cable or microwave links.

      Our network design allows us to implement either of the two main broadband local-loop solutions: cable modems and DSL. The use of xDSL Technologies could enable us to exploit our copper wire assets more fully. We already use HDSL to meet the needs of particular business customers. ADSL speeds vary according to the length of the copper wire loop; the advantage that we have compared to an established telephone company is our relatively short copper wire runs -- typically under 500 meters. This facilitates down-load speeds of over 6 Mb/s.

      Products, Services and Marketing. We believe the most effective strategies to achieve maximum revenues and maximum penetration is to bundle telephone, cable and Internet services. Our product and pricing strategies emphasize choice, value, and quality and are designed to encourage subscription to multiple services and maximize customer retention. We believe that people want a value proposition based upon packages of services. We believe that our ability to design attractive marketing plans and better service packages relative to our competitors should have a positive effect on our penetration rates and customer retention.

      Bundled Cable Services. In 1996 we implemented a promotional pricing and packaging structure called "Choices" for our in-region telephone and cable television service. We have continued to refine and enhance the initial package. The current monthly price for the Starter Pack is (pound sterling) 9.25, which is the same as British Telecommunications plc's ("BT") monthly line rental charge as of October 1999. The Starter Pack offers the customer:

      o     Telephone Service;

      o     Internet Access Service; and

      o All six of the terrestrial channels, seven cable television channels and our local TV channel; or

      o     A second telephone line.

      This means that our customers can receive their telephone line plus Internet access as well as cable television or a second telephone line for the same monthly price that BT charges for telephone line rental alone. Our customers can add either of the services they do not choose as a part of the package for (pound sterling) 5 each. The (pound sterling) 9.25 price point was specifically chosen to provide the customer with a simple price/value proposition: for the price of a BT telephone line, we provide a telephone line and more. BT has a long history of raising its line rental charge annually, creating a rising pricing umbrella under which we can position our services. We continue to improve the packaging structure in order to enhance its attractiveness to customers.

      In addition to the Starter Pack entry packages our Choice Collections packages enable the customer to select from several channel groupings each of which can be purchased for an additional charge.

      In May 2000, NTL Group announced the roll-out of digital cable services in Scotland, Northern Ireland and Wales. The service is expected to roll-out to the South East, Midlands, Teeside, Cambridge and Oxford during the second quarter and to Andover, Swindon, Stafford/Conventry, Warwick, West Herts, Thames Valley and Northants throughout 2000. The digital cable service will be available to customers in the Westminster and Milton Keynes franchise areas in 2001. The (pound sterling) 13.00 digital offering is priced less than the entry level packages provided by its competitors, Sky Digital and OnDigital, when combined with telephony alone. CWC Consumer Co. had approximately 190,000 digital customers at the time of its acquisition by NTL Group in May 2000.

      We believe that our bundled and flexible service package is responsive to the desires and tastes of our customers. It emphasizes the "value" of our residential telephone service by bundling it with a choice of additional services for the price of BT's telephone line rental. As opposed to choosing from a limited set of service options, the packages provide the customer the opportunity to add services according to their individual tastes, and change various aspects of the bundle rather than disconnect the service completely. Through the use of our customer care and billing systems, we can change our customers' services quickly and easily, thus encouraging each customer to choose a package that meets his or her individual needs. We seek to gain incremental revenues by selling additional products and services as well as encouraging customers to purchase higher tier packages. The Starter Pack serves as a shop window for other incremental services.


                                  CHOICES

STARTER PACK (POUND STERLING) 9.25     TELEPHONE PRICING
Includes:-  3,2,1 pence per minute
Nationwide
- Telephone Line Rental and              3 pence per minute for the day,
- Dial-up PC Internet Access             2 pence per minute for the evenings,
                                         and 1 pence per minute for the
                                         weekends

Plus choose one of the following:      - free Internet access at all times to
                                         NTL telephony customers

- Television Service with six          CHOICE COLLECTIONS
  terrestrial and seven cable          - Music & youth,
  channels                             - Classic,
  Or                                   - News & documentary,
  - 2nd Telephone Line                 - Contemporary
                                         Two TV packs
ADDITIONAL SERVICES                      (pound sterling) 8.00
- Extra telephone line,
                                         Four TV packs
  Or additional converter boxes          (pound sterling) 13.00
  (pound sterling) 5.00
  Each                                 BSKYB PACKAGES
- Advance features: reminder call,     - Sky Sports 1 or 2
                                         (pound sterling) 16.00
  Three-way calling, speed dialing,    - Movie Collection
                                         (pound sterling) 17.00
  Call barring, voicemail, call        - Sport Collection
    divert,                              (pound sterling) 20.00
  Call waiting                         - Movie & Sports Collection
                                         (pound sterling) 23.00
- One Feature                          PAY PER VIEW
  (pound sterling) 1.00
- All Six                              - Movies on Demand
  (pound sterling) 3.00
                                       - Per Screening
                                         (pound sterling) 2.99

                             CHOICE COLLECTIONS

     CHOICE COLLECTIONS        CHANNEL LINE-UP

     Music and Youth           MTV, VH-1, Cartoon Network, Rapture, Trouble,
                               The Box, Nickelodeon, BET on Jazz, U.K. Play

     Classic Granada Plus, Carlton Food, U.K. Gold, Performance, Discovery Home & Leisure

     News and Documentaries    Discovery, History Channel, CNN, National
                               Geographic, Travel Channel, Animal Planet,
                               U.K. Horizons

     Contemporary              Sci-Fi, Turner Classic Movies, Paramount
                               Comedy Channel, Granada Men & Motors, Granada
                               Breeze, Bravo, Living

      Pay per View Services. We are a party to a joint venture with Telewest for the provision of a cable-only movie, sport and special events pay-per-view television service called Front Row which was launched to our customers in March 1998. The joint venture represents the first-ever alternative to BSkyB in the provision of movie and sports for pay television. Front Row has signed content output contracts with major Hollywood studios, including Warner Brothers, Sony Pictures Entertainment (Columbia/Tristar), the Walt Disney Company (Walt Disney Studios, Miramax, Hollywood Pictures and Touchstone), Dreamworks, MGM and Universal.

      In June 2000, we announced our successful bid for the license to televise 40 Premier League football matches per year, on a pay-per-view basis, beginning at the start of the 2001/2002 season. NTL Group has agreed to a total license fee of (pounds sterling) 328 million for the three year license, or approximately (pounds sterling) 109 million per season.

      Telephone Tariffs. As a result of our investment in our national fiber backbone network, we are able to design and offer innovative telephone service packages to our customers. By integrating our national telecommunications network with our local networks, we are able to bypass a portion of the wholesale long distance fees charged by BT and other carriers for carrying calls to and from our local telephone networks. This increased flexibility allows us to introduce more volume-oriented and/or geographically based calling plans designed to give the customer even greater choice and value. As an example, we recently launched "NTL 3-2-1 Pence", a per minute national call tariff of 3 pence during the day, 2 pence during the evening and 1 pence during the weekend. The tariff is designed to charge customers a rate which is affected by when they call, not where they call. Internet access and unlimited usage is free to NTL telephony customers. The simplicity of this telephone tariff provides us with a distinct pricing advantage over BT. While BT offers its customers a series of complex discount plans, our 3-2-1 pricing structure offers a clear and simple savings formula for customers.

      The following table compares our tariffs to BT's published tariffs.

                                BASE CHARGES

                                                                           BT
                                                  BT                    TOGETHER
                            NTL                BASE RATE                  RATE*
                   --------------------   --------------------   ----------------------
Line Rental        (pound sterling)9.25   (pound sterling)9.25   (pound sterling) 11.99
Call Set Up Fee/
  minimum fee                      3.5p                   5.0p


                        TELEPHONE PER MINUTE CHARGES

                             TELEPHONE TARIFFS
                                (PER MINUTE)

                                                          BT
                                              BT       TOGETHER
                                  NTL     BASE RATE      RATE*
                                 -----    ---------    --------
Local
  Daytime...........             3.00p        3.95p       3.00p
  Evening...........             2.00p        1.49p       1.00p
  Weekend...........             1.00p        1.00p       1.00p
Short National
  Daytime...........             3.00p        7.91p       4.00p
  Evening...........             2.00p        3.95p       2.00p
  Weekend...........             1.00p        2.00p       2.00p
Long National
  Daytime...........             3.00p        7.91p       4.00p
  Evening...........             2.00p        3.95p       2.00p
  Weekend...........             1.00p        2.00p       2.00p

* Includes 180 minutes of local evening and weekend phone calling every month.

      Residential Marketing. We market our local telecommunications and television service as an integral part of the emerging information super-highway. This marketing strategy is continually being refined and includes the following concepts in our advertising, literature and other materials:

      o Positioning us as a national telephone company with a strong local presence;

      o Introducing alternative telephone service, multi-channel television and Internet access as the first of an expanding array of services which will be carried on the network in the future; and

      o Emphasizing that we are bringing "More Choice" in television viewing, "Better Value" in telephone service and "State of the Art" communications technology in providing access to the Internet;

      We employ an extensive direct marketing and sales approach to gain customers. We begin by building a relationship with our communities before construction commences in a given area by closely coordinating our upcoming activities with local government authorities and community groups and eliciting feedback on ways to minimize disruptions and inconvenience. Information packages and construction notices are delivered to the neighborhood prior to construction. Our consumer liaisons personally visit affected neighborhoods and households in order to meet the special needs of the residents. All written and telephonic inquiries from residents are input by name into a lead-tracking database, so that when areas are released to marketing, our sales personnel have complete customer profiles of the residents in their selling area.

      We initiate our marketing in an area by direct mail, which is followed by a personal appointment with a sales advisor. All information regarding both current and future sales opportunities is entered into the database, and current sales information is updated in our provisioning, billing and subscriber management system. Unsold household data is maintained for future telemarketing, direct mail, and re-marketing by the sales force.

      Additionally, as part of our focus in ensuring and maximizing customer retention, we usually charge an installation fee of (pound sterling) 25.00. We require a one year service agreement and encourage direct debit payment as the standard. Approximately 40% of our customers elect direct debit as a means of payment. The installation fee and one year contract provide qualifying mechanisms to ensure that the customer understands and recognizes the value of the services, while the encouragement of direct debit payment helps to avoid non-payment or non-payment related cancellations.

      Non-cable Customers. In 1999, we extended our services offerings beyond our franchise areas in order to offer a set of alternative service options to over 15 million BT customers who are not passed by our local broadband networks. By utilizing our investments in our national telecommunications network, our international Internet facilities and our back office and billing operations, we launched a set of products and services that allow us to provide telephone and Internet services to every home in the U.K. with a BT telephone line and a television.

      The National Consumer Services, our first retail offering to the U.K. consumer outside our franchise areas, has allowed us to significantly increase our U.K. target market. We carry the consumer's telephone traffic via indirect access for voice and Internet calls. Using indirect access, the customer retains their BT line, but the calls are automatically routed to our switch and national network. We therefore receive the call revenue associated with the customer's voice traffic. The "off-net" customer receives the benefit of our 3-2-1 pricing while we receive the revenues from their telephone calls.

      In the future, we plan to provide digital television services over a digital terrestrial television box that will form part of our National Consumer Services product offering. In January 2000, we selected the Microsoft TV software platform to deliver enhanced interactive TV services as part of our digital terrestrial TV and telephony package for U.K. consumers. The Microsoft TV platform will enhance the "free to air" digital terrestrial TV capability of the set top box by enabling us to provide interactive digital TV services. Digital Terrestrial Television will allow us to offer customers throughout the U.K. a bundled offering of telephone, television, Internet and interactive services, that will mirror our in-franchise product offerings. The bundle of services provides Internet access via the personal computer or through our TV-Internet set top box which enables full Internet access without the need to purchase a PC. Customers simply use a keyboard and set-top box to access the Internet over their television. This is an important market opportunity as it is estimated that of the 24 million U.K. TV homes, over 18 million homes do not have an Internet capable PC or Internet service.

NTL AND THE INTERNET - U.K.

      Internet use in U.K. homes, businesses and educational institutions is rising rapidly. We regard data services as one of the three legs -- voice, data and video -- upon which our business has been built. We provide Internet services throughout the U.K. Our subscribers can take advantage of the high data rates provided by our fiber network in order to access the Internet via a personal computer or a television. We offer both consumer and business Internet services and own 49% of VirginNet with Virgin Communications Limited. However, our involvement is not simply based on enabling reliable Internet access. Rather, we also operate to support the development of Internet applications and usage. We provide the backbone for VirginNet and Which? Online, with our call centers handling thousands of calls a day for the two entities, consistently winning awards for speed of service and customer satisfaction.

      On March 7, 2000, NTL announced a plan to offer its residential customers genuinely free, unlimited Internet access throughout the UK via PC or TV. Called "ntlworld", this new free Internet service was available on April 11, 2000 for PC users and on April 17, 2000 for TV Internet users is due to follow shortly afterwards. ntlworld features no ISP subscription charge, no call connection charge and no Internet per minute call charges. Our customer research suggests that dial-up Internet subscribers are higher spending, more apt to buy digital and high-speed services and "stickier" from a retention point of view. This service builds upon NTL Group's vision of becoming the premier provider of communication services in the UK and Europe.

      For businesses, we offer reliable and scalable solutions for connecting to the Internet. These range from easy-to-connect dial up connections to fixed access solutions for high volume, dedicated Internet connectivity. Furthermore, our extensive and expanding network of entry points guarantees rapid access to the Internet at all times. Other Internet services available from NTL Group include: firewalls, Web hosting, and virtual ISP services.

      For the growing number of companies who wish to provide virtual Internet services, we act as a wholesale provider of Internet services. Furthermore, companies are increasingly turning to us for electronic commerce solutions and, as a result, our Internet services for businesses continue to grow. In all these cases, we offer a unique set of assets:

     o      networks;

     o      technology;

     o      customers; and

     o      interactive content

      Internet Access, Interactive Services and Enhanced Television. We have moved rapidly to take advantage of, and drive the convergence between the Internet and the television. We are aggregating a broad range of interactive content into a seamless service that can be deployed as part of our interactive television services, such as TV-Internet and digital cable. In May 2000, we launched digital cable television throughout Scotland, Northern Ireland and Wales. We expect the service will roll out to the remaining NTL franchises by the end of the third quarter, except for Westminster and Milton Keynes which we expect will commence service in 2001.

      Our decision to use open Internet standards for these products has allowed us to rapidly integrate a wide range of advanced technologies and partner with content companies who have already developed sites for the Internet. Because we have built our interactive service offering on open Internet standards, our platform allows these content sources to be easily and cost effectively integrated to create a television/entertainment experience rather than a computer-like experience. This includes using the NTL user interface to allow simple navigation by remote control. In designing the look and feel of our interactive services, we built upon the U.K.'s familiarity with teletext services by allowing customers to use the familiar four color remote control buttons to navigate through the interactive screens. These enhanced services will ultimately be deployed as part of our digital cable offering within our franchise areas.

      We have partnered with over 50 content providers to deliver a wide range of interactive services, including education, home shopping and banking, travel, entertainment, games, news, sport and local content. Content is organized in channels which include news, sport, travel, entertainment and retailing. Already over 180 brands are contracted to our interactive services. Partners include Tesco and The Arcadia Group in the retail sector, ITN for news, the Sporting Life for sports coverage and the BBC's Beeb service in entertainment.

      For example, the travel channel allows viewers to search for travel destinations, gather destination information and find travel deals from a large real-time database. In addition, we are developing additional channels that will provide games, education and financial and investment content. All partners have contracted to provide a commission to NTL Group on e-commerce transactions and we have also formed a joint venture to exploit the advertising opportunity associated with this service.

      The next stage in the development of our consumer proposition is enhanced television services. Enhanced television is the use of interactive technologies to enable television programs to become interactive. Enhanced television can be viewed as a modified form of interactive services which are constantly "on supply" as the viewer watches television. Applications include the ability to enable viewers to participate in game shows, access further information in documentaries or respond directly to advertising. Viewers use their remote controls to access the additional program information on demand.

      A major advantage of our cable technology is that these enhanced television links are not restricted to information delivered in the broadcast stream, a major restriction of satellite delivered services. A broad range of additional content can be delivered over the cable modem integrated in the digital TV set top box. We are working with a number of major broadcasters to develop the service and have already demonstrated a number of program pilots.

      Delivering enhanced television service requires close coordination between the program creation and the technology of the broadcast system. Our digital media center is being developed with the ability to schedule the television feed and to add the interactive components to the broadcast feed.

      These new technologies not only provide a powerful new set of tools for television producers, but also create large new commercial opportunities for operators like us in providing a unique service to help acquire and retain customers with a package of communications services. In addition, we can exploit new revenue opportunities from e-commerce generated by the interactive elements and from interactive advertising on existing television services.

      Digital Media Center. We have invested approximately $66.0 million in a new media center which is at the heart of our digital operations. The center acts as the marshaling point for all digital content, both television and interactive. Television and interactive services are brought to the center over satellite or fiber telecommunication links. Currently a 55 channel near video on demand service is produced using advanced digital storage and server technology. A complete sports channel, British Eurosport, is originated in the media center. In addition to the interactive television elements, conditional access for pay TV and electronic program guide datastreams are created and played out from the center.

      The new media center also houses the interactive servers for on-demand elements and is the point at which the broadband cable modem path is routed to access the Internet. The interactive system, scheduling and conditional access system are directly integrated with our customer management system. This allows direct customer interface through the TV screen for billing, on-line help or self-provisioning of new services. The system is controlled by a sophisticated scheduling system and control room that monitors all channels. The resulting service feed is carried from the center to each regional head-end using ATM technology. This feed is then combined with local content, such as regional TV channels for delivery over that local network. The system is capable of allowing full flexibility of the regional line up of channels, for example to include regional services from the major broadcasters, ITV, Channel 4 and the BBC.

      The media center is connected to our U.K. national network and linked to our satellite hubs for both in-bound and out-bound traffic. The system architecture and flexibility allows the delivery of a customized service to any point connected to our fiber telecommunications network (for example, the current reach includes Dublin which allows us to connect Cablelink's Dublin franchise to the media center).

      High Speed Internet Service. In 1999, we launched NTL HiSpeed Internet, which links our broadband cable network to the Internet at up to ten times the speed of telephone. The new cable modem service operates at speeds of up to 2.0 Mbps and will be offered at a minimum delivery speed of 512 Kbps. Our HiSpeed Internet is an "always on" service, removing log-on delays and the need to log-off while using your telephone. It also utilizes the hybrid fiber/coaxial cable television portion of our broadband network, leaving the telephone line free to make or receive calls. This service is currently priced at a flat rate of (pound sterling) 40 per month.

      In addition, we are in the process of implementing a commercial pilot of ADSL technology in parts of our Surrey franchise. ADSL can be particularly attractive for us to install because we have very short copper telephone line runs to our customers' premises which is critical for clear, efficient data transport. Typically, our customer is within 500 meters from a node whereas in the United States, ADSL customers' premises may be more than 5,400 meters from the end of the copper wire. As a result, ADSL is relatively easy for us to deploy and attractive to the customer particularly because customers buy the amount of bandwidth they need and receive a dedicated path, rather than the shared path of coax cable.

      VirginNet. In addition to telecommunications and data services we also offer wholesale Internet access solutions including network services, call center operations, customer provisioning and billing to U.K. ISPs and other corporate customers that would like to expand their Internet presence. This service was launched in 1995 as our first national product offering.

      In 1996, we established the VirginNet joint venture with Virgin Communications Limited. As of March 31, 2000, VirginNet had over 657,000 customers. The joint venture is 49% owned by NTL and 51% by Virgin. VirginNet offers connectivity and proprietary content services to consumers and small businesses throughout the U.K. VirginNet recently launched a "free access" product offering, whereby customers only pay for the minutes that they are online or in contact with a customer care representative. We are able to support this service profitably because we carry the majority of the VirginNet Internet traffic on our owned network facilities.

      By integrating our Internet infrastructure with our national telecommunications network we have been able to decrease the costs of providing these wholesale services as well as increase the value of the proposition by retaining a higher portion of the revenue from the data traffic that our customers generate. We plan to continue to enhance our Internet network, both nationally and internationally, to accommodate the growth in the business.

OPERATING RESULTS - U.K. and the Republic of Ireland

      Based on trials and experiences in the U.K. and the prior experience of our management in the United States telecommunications market, we have developed innovative marketing strategies that have led to increased customer penetration rates, customer retention and operating profitability.

      As of March 31, 2000, pro forma for the acquisitions of ComTel Limited and Telecential Communications (collectively "ComTel"), Comcast U.K. Cable Partners Limited ("Comcast U.K." or "NTL Triangle") (formerly NTL (Bermuda) Limited), Diamond Cable Communications plc ("Diamond"), Cablelink Limited ("Cablelink") and the BT cable franchises (but excluding our 50% ownership of Cable London which Telewest purchased in November
1999) we had approximately 1.8 million residential telephony and cable television customers, approximately 53.5% of which subscribed to both telephone and television services. We counted a total of 2,793,700 million revenue generating units (known as RGUs) resulting in approximately 47% customer penetration, approximately 40% telephone penetration and approximately 39% cable penetration, yielding 72.1% RGU penetration of homes marketed. An RGU is one telephone account or one cable television account. A customer who takes telephone and cable television service generates two RGUs.

      The franchises which NTL has developed since 1993 have achieved industry-leading customer penetration and retention levels. As of March 31, 2000, approximately 93% of customers subscribed to both telephone and television services. Our CATV penetration stands at approximately 47% with telephone penetration at approximately 47%. NTL Group has experienced a monthly telephone and CATV churn rate of approximately 1%.

      Including Comcast U.K., ComTel, Diamond, Cablelink, the BT cable franchises, as well as Internet subscribers, as of March 31, 2000, NTL Group had approximately 2.5 million customers subscribing to more than 3.5 million services.

      We believe this success has been largely due to our focus on customer service and the development of product offerings that emphasize choice, value and simplicity. We plan to apply our marketing and customer service skills to enhance the operational performance of the combined entity. We also expect to achieve significant operating synergies from the combined operations including economies of scale in content and equipment purchasing, reduced telephone interconnect and call termination costs and improved operating leverage.

                           CABLE TELEVISION AND TELEPHONY CUSTOMERS AS OF MARCH 31, 2000
                           -------------------------------------------------------------
                            "ORIGINAL"                        CABLELINK/      TOTAL UK/
                              NTL(1)         U.K. ACQ.(2)     BT CABLE(3)     IRELAND(4)
                           -----------       ------------     -----------     ----------
Homes passed                 1,366,400        2,376,500         605,500       4,348,400
Homes marketed (Tel.)        1,171,300        2,033,800               0       3,205,100
Homes marketed (CATV)        1,171,300        2,147,300         553,600       3,872,200
Total customers                572,200          826,200         422,100       1,820,500
      Dual                     529,300          443,900               0         973,200
      Telephone-only            18,000          283,200               0         301,200
      Cable-only                24,900           99,100         422,100         546,100
Total RGUs (5)               1,101,500        1,270,100         422,100       2,793,700
Customer penetration             48.9%            38.5%           76.2%           47.0%
RGU penetration                  94.0%            59.1%           76.2%           72.1%
Telephone penetration            46.7%            35.8%            N/A            39.8%
Cable penetration                47.3%            25.3%           76.2%           39.2%

----------
(1)   Data for franchises which NTL has been developing since 1993.
(2) Data for franchises acquired by NTL in 1998/1999: Comcast UK, Diamond Cable and ComTel.
(3) Data for Cablelink (Ireland) and the BT cable franchises acquired in 1999.
(4)   Includes total subscribers for UK and Ireland.
(5) An RGU is one cable television account or one telephone account; a dual customer generates two RGUs.


      Our industry has demonstrated strong growth over the last several years. The industry has now passed approximately 12.7 million homes (or 53% of the U.K.'s total TV homes) with a broadband communications network. As a result, the U.K. can claim to have one of the most advanced communications infrastructures in the world. In addition, since January 1, 1992, the industry has connected approximately 4.9 million telephone lines. (During the same period, BT has also grown, adding approximately 2.8 million telephone lines.) The following tables illustrate these statistics:

                                       TELEPHONY/CABLE INDUSTRY INSTALLED
                                                 TELEPHONE LINES
                     -----------------------------------------------------------------
                     RESIDENTIAL AND                                      RESIDENTIAL
                        BUSINESS          RESIDENTIAL                   TELEPHONE LINE
                     TELEPHONE LINES   TELEPHONE LINES   HOMES PASSED    PENETRATION
                     ---------------   ---------------   ------------   --------------
January 1, 2000         4,896,121         4,242,828       12,650,435          34%
January 1, 1999         4,070,866         3,567,786       11,904,341          30%
January 1, 1998         3,442,196         3,038,809       10,693,809          28%
January 1, 1997         2,278,113         2,039,081        8,351,310          24%
January 1, 1996         1,419,819         1,287,248        6,042,296          21%
January 1, 1995           717,566           649,350        4,116,971          16%
January 1, 1994           314,381           279,728        2,786,202          10%
January 1, 1993           106,989            92,715        1,954,829           5%
January 1, 1992            21,225               N/A        1,343,557           --

Source: ITC

                          U.K. MULTI-CHANNEL HOMES


                  TOTAL            TOTAL              DTH          DTH NET
                CUSTOMERS      DTH (1) HOMES    AS A % OF TOTAL   ADDITIONS
               ------------   --------------   ----------------   ----------
12/31/99       8,404,000(2)      3,966,000           47.2%          508,000
12/31/98       7,073,000(3)      3,458,000           48.9%         (125,000)
12/31/97       6,721,000         3,583,000           53.3%          137,000
12/31/96       6,072,000         3,446,000           56.8%          276,000
12/31/95       5,180,000         3,170,000           61.2%          358,400
12/31/94       3,960,000         2,811,600           71.0%             --

(1)  Direct to Home refers to homes receiving service via satellite dish
(2) Includes 605,000 and 527,000 Eire and ONDigital customers, respectively at 12-31-99.
(3)  Includes 576,000 Eire customers at 12-31-98.

Source: BSkyB

BUSINESS SERVICES - U.K.

      NTL Group's business and nonresidential services have undergone a significant transformation in the last twelve months, as NTL Group has moved away from a simple product-based sales approach to a sector-based approach. In the business market (comprised of government, industry, health and education sectors) this sector approach enables us to provide a broad array of services ranging from simple connectivity for small businesses to integrated solutions of voice, video and data for large enterprises. These services are provided on local, regional or national bases to approximately 46,200 business customers in the U.K. (excluding CWC ConsumerCo).
Our communication products are appealing because of our highly reliable network services. In the business market our reported faults (as compiled by the regulator, OFTEL) are 1.3 per 100 lines as compared to 3.3 per 100 lines, for BT, a statistically significant difference.

      In recognition of the developing needs and concerns of our large customers, NTL Group recently acquired Workplace Technologies plc, one of the U.K.'s leading data network service integrators. Workplace's consultancy services range from the design and installation of data, voice and video networks to remote monitoring and support of these networks. We believe that large customers are more concerned with functionality of voice, video and data needs rather than costs. The combination of network capability, ISP experience, and the market presence of NTL Group enables us to offer a unique and comprehensive service to large customers.

      Our primary activity in national telecommunications is to grow our customer base, revenues, and EBITDA for our targeted carrier and business customers. To date, we have implemented a "barbell" strategy where we sell "connectivity" to very large, sophisticated customers such as carriers and large corporations, and "solutions" to smaller businesses.

      Our objective is to provide high quality voice, data and video communications services to businesses throughout the U.K. and to carriers which require U.K. and international connectivity. According to published OFTEL statistics, the total market for telecommunications services in the U.K. for the twelve months ended March 31, 1999 was estimated at approximately (pound sterling) 24 billion. Of the total telecommunications market, we estimate that approximately (pound sterling) 13 billion represents business telecommunications and carrier telecommunications services. Our national network has significantly expanded our telecommunications opportunities beyond our franchise areas allowing us to serve the much greater U.K. national market. We approach this market by serving the following two market segments:

      o      National Business Telecommunications

      o      Carrier Services

      National Business Telecommunications

      In the business market, we describe ourselves as a "nationally competitive but locally accountable" service provider, whose business purpose is to "enable businesses to become more efficient and effective".

      Our general business telecommunications strategy is to provide comprehensive communications solutions to our customers. Rather than simply offering our customers a lower price for their existing service, we offer a package of services to the customer that is designed to address all of their communications needs at a price which offers good value for money. The services which we offer are often custom-designed for the specific needs of the customer.

      To date, we have been successful in obtaining telecommunications contracts from businesses located within our franchise areas. At March 31, 2000, we had approximately 46,200 business customers and more than 202,400 telephone lines installed in the U.K. (excluding CWC ConsumerCo).

      Business Customers. While we offer our services to a wide array of companies throughout the U.K. within our franchise areas, we focus upon education, healthcare, local government, and media and information technology companies. Our communications solutions are attractive to these customers because of our reliable, high bandwidth services and our ability to package several services together at attractive prices. In addition, we have a strong local presence due to the localization of our facilities and the services we provide. As a result, our customers view us as a community partner and benefit from our local account management.

      We use a variety of different access technologies to connect customers, based on customer size, geographic location and our network reach. Access technologies currently deployed in our network include fiber optics, copper wire and microwave radio.

      We connect our larger business customers to our network using fiber optic cable. This utilizes the significant penetration of fiber that we have in our local access network. As the cost of fiber falls, the size of business we will connect with fiber extends correspondingly. Currently, we use copper wire pairs to connect small enterprises.

      An example of our sector-focused strategy is our success in penetrating the education market. We support customers at all levels of education within the United Kingdom. One such customer is the U.K.'s Joint Academic Network (JANET), which is the U.K.'s academic and research system connecting several hundred institutions, including all U.K. universities, most higher education colleges and most research establishments. SuperJANET is the broadband, or high-speed portion of JANET. We developed high bandwidth metropolitan area networks in a number of our regions throughout the U.K. to support SuperJANET. NTL Group now provides student and academic services to more than 25 universities through the U.K., and has won new contracts this year with universities, including south Hampton, Surrey, Swansea, and Strathclyde.

      Cambridge University is a SuperJANET node where we provide all of the university's high-speed data circuits and approximately 10,000 local extensions, including lines in 6,500 student dorm rooms. At Oxford University, students use our links for access to SuperJANET, and more than 700 students also have our phone lines in their dorm rooms. We also provide the services of the South Wales Academic Network (SWAN). SWAN is a 60-mile fiber network, with 13 sites that serve approximately 16,000 PCS, creating approximately 2 million e-mails and 12 million hits on the World Wide Web every month. SWAN will provide the gateway to SuperJANET for 23 institutions of higher learning that was previously available only to the Universities in Cardiff and Swansea.

      Our program for education has not only provided value-added technology services to universities, but has also accelerated the connection of local secondary and primary schools to the Internet. We provide services to more than 2,500 primary and secondary schools. Funding for these connections has been provided by the National Grid for Learning and the Technology Trust infrastructure campaign. We were the first company in the U.K. to introduce an economical flat rate Internet access package to all schools within our franchise areas. To date, over 1,600 schools have taken advantage of our attractive Internet offers. In England, Technology Colleges Trust has partnered with us to link up the trust's more than 650 schools. This will enable the schools, for a flat rate, to get unlimited usage of a 2 Mbps broadband connection to a new supergrid.

      Our schools initiative in Londonderry aims to provide free Internet access to every school in the city. This long term project will introduce modern technology into education utilizing our infrastructure. We will also host approximately 150,000 e-mail accounts (one for every student and teacher) and connect to all 568 schools in Hertfordshire County Council using ISDN and PSTN dial up. Bedfordshire County Council now has all 270 schools connected to the Internet via our ISDN Select.

      National Services. Capitalizing on our experience in local business markets and the extended reach of our national network, we have expanded the scope of our business in order to compete for a share of the business telecommunications market on a national basis. We believe that we can build on the strengths gained in our local franchise areas to approach targeted business users located in other areas of the U.K., initially focusing on users with multiple business locations. We recently launched our national business corporate service and our strategy is to target the largest national businesses in specific market sectors.

      We have a variety of alternative methods to connect the "last mile" to the customers' premises from the national network:

      o As a certified national public telecommunications operator, we can readily obtain the permits to construct telecommunications networks, and can simply build out our network to reach customers. Although this is often clearly the most costly approach, the expense can be justified in the case of large customers or when a significant level of traffic is obtained from several customers. For example, we have extended our fiber optic network in London to support CNN's facilities.

      o We can lease circuits on the local networks of other service providers to connect to the customer's premises. Although this may reduce the operating margin on a particular account, it requires significantly less capital expenditure than a direct connection, can often be installed relatively quickly, and can be replaced at a later date if a more profitable connection method can be deployed.

      Business Products and Services

      o Simple "Access" Services that connect the customer to us for inbound and outbound voice and data calls. These access services include traditional analog Business Exchange Lines
            (BELs) and Digital Business Exchange Lines (DELs). DEL services include Basis Rate Access, also known as "ISDN2", and Primary Rate Access, also known as "ISDN30". These and other direct and indirect access services are priced competitively and offered in competition with a number of other direct and indirect suppliers.

      o Managed Voice Services which are best illustrated by our Central Exchange "Centrex" service. This service presents the customer with business exchange lines configured as a "virtual PABX", as we completely handle the services normally associated with a traditional PABX (or PBX). The success of this product is well demonstrated in the East Midlands where eight of the 11 local government organizations use NTL Centrex as their main business service, including the Nottingham City council with more than 3,500 lines.

      o Managed Data Services include fixed point-to-point private circuits at speeds from 64 Kbps, through multiples of that speed and individually tailored 100 Mbps and 155 Mbps services. Other services include the provision of intersite data services with particular transmission protocols, such as Internet Protocol also known as TCP/IP, Frame Relay and ATM. Our ability to design, deploy and manage a customer's data service has been greatly enhanced with the recent acquisition of Workplace.

      o Internet Services provided by NTL Group range from "Dial-up" customers to dedicated private circuits for greater access speeds. We are launching a range of new services and branded hardware products, which include both entry level and advanced "firewalls", and a self provisioning web-hosting service. We own an interest in and provide communications network and back office support for VirginNet and provide services to more than twenty other Internet Service Providers.

      Local Business Services. The local business telecommunications market provides an attractive opportunity to NTL Group. For the most part, the underlying capital investment needed to address this market is made through the buildout of the network for the residential market in our franchised areas.

      Regional Business Services. The communications services we provide to the education and government sectors is an excellent example of the possibilities created by our newly built high bandwidth networks where we can provide both region wide and intra-regional connectivity. We provide extensive services to numerous local governments, particularly our Centrex service that eliminates the need for a PBX, simplifies moves, adds and changes and provides free calling between locations. Additionally, our focus on the education market is demonstrated by the more than 3,000 primary and secondary schools, colleges and universities we serve; the majority of which we connect to the Internet with speeds ranging from 128 Kbps to 2 Mbps. Funding for the Internet segment of the services has been largely provided by the government, for whom Internet connectivity has become a high priority.

      Region-wide Business Services. In Hertfordshire, NTL Group provides county-wide telecommunications for all the local schools as well as widely dispersed municipal administrative offices. We were awarded all of Hertfordshire County Council's voice and data traffic and installed Centrex across all of the Council's sites (upward of 500 Centrex lines) based upon an integrated solution. These sites include libraries, social services offices and environmental services offices all linked to an NTL Group-provisioned voice and data call center.

      In addition to providing county-wide municipal council service in Hertfordshire, we provide a customized package of Internet and telecommunication services to all schools county-wide. The service, known as the "Hertfordshire Learning Grid", inaugurated one of the largest Internet and intranet projects in the U.K. education sector. NTL Group installed, maintains and manages personal computers at all primary schools. NTL Group arranged to train three teachers in each school on how to use the Internet for communication, i.e. e-mail, how to use the Intranet for their administration, and how to use the world wide web to gather information which would support the teachers and help them to teach the children. Additionally, NTL Group built a bespoke intranet service for both the council's administration and schools which entailed a help desk, an e-mail filtering system, Internet filtering, and intranet filtering. The complete solution is fully managed by NTL Group and completely seamless to the customer. All queries are managed by their respective NTL Group local account manager.

      National Business Services. Our national network (excluding CWC ConsumerCo) was designed specifically to connect our local networks and enable distance insensitive calling tariffs. We estimate that our national network covers approximately 3,500 route miles and 170,000 resilient fiber miles across England, Scotland, Wales, Northern Ireland and the Republic of Ireland. Our national network has been designed with significant excess capacity. For example, the trunk route specification provides for two large ducts, each with capacity for 4 sub-ducts, only one of those eight sub-ducts is currently used. Our total duct capacity exceeds 2,300 fibers of which only a small portion is currently used.

      Our national network is a fully redundant, SDH digital fiber network. The major fiber routes are complemented by microwave radio connections which increase the reach of the network. SDH technology improves network reliability and performance and provides greater flexibility than conventional transmission architecture. In addition, network availability, management and routing are also superior to conventional transmission architecture because signals are automatically rerouted to the best path available if another is severed or degraded. We believe that we have a competitive advantage over other carriers such as BT because SDH technology has been built into our networks from the start, thus avoiding integration problems with older network technologies.

      An important source of revenue for NTL Group is the bandwidth and connectivity we provide to other communications carriers. Our network is used to interconnect these carriers to cities throughout the U.K. and Ireland. NTL Group provides customers with bandwidth ranging from 2 Mbps to STM-16's. Owning core infrastructure also opens up avenues for international network expansion. Increasingly, network operators are looking at minimizing capital outlay by swapping capacity on their infrastructure for new nodes or additional capacity elsewhere. Our customers include fixed wireline and mobile telecommunications operators, cable operators, Internet service providers, and various information technology and facilities management companies, notably.

      o COLT where we have been awarded "preferred supplier" status for the distribution of COLT's traffic outside the London area. This covers bandwidths from 2 Mbps to STM-1.

      o ENERGIS for which we provide high speed managed services to enable the operator to more effectively address its "off-net" customer base.

      o GLOBAL ONE where as part of this international operator's roll-out, we are providing managed services between London and Dublin utilizing our recently completed sub-sea cable.

      o VODAFONE AND ORANGE, for which we provide inter-switch capacity on our national network. During 1998, both Vodafone and Orange considerably increased their requirements for network services, and as of December 1998, we supplied Orange with the majority of its inter-switch capacity.

      Carrier Services Products, and Marketing. We expect to continue to successfully serve this marketplace through our strategy of providing high quality and competitively priced services. Additionally, we continue to utilize our specialized ability to provide tailored solutions necessary to serve this demanding market.

      The rapid expansion in voice traffic is expected to continue and we have entered into interconnect agreements with national and international operators to both reduce the costs of carriage and termination of our originated traffic and of termination of other carriers' traffic.

      The expected growth in the number of international operators building and operating submarine cable systems has been substantial and continues to grow with many of these cables transiting the U.K. We have considerably increased physical connectivity to U.K. international cable landing stations and products have been successfully developed to address the needs of these international cable operators for backhaul services between the cable landing sites and the major U.K. international nodes such as Telehouse, London.

      We believe the U.K. market for wholesale data services is significant and growing rapidly due to the fast growth in IP, Internet and other data traffic. Utilizing our state of the art ATM network, we have developed Frame Relay and ATM wholesale products to address this increasing demand for high speed data connectivity. Additionally, utilizing our core data network, local loop infrastructure and connectivity to the main international U.K. nodes will allow us to address the needs of international operators for the of U.K. bound/generated data traffic.

      In addition to telecommunications and data services we also offer wholesale Internet access solutions including network services, call center operations, customer provisioning and billing to U.K. Internet Service Providers ("ISPs") and other corporate customers that would like to expand their Internet presence. This service was launched in 1995 as our first national product offering.

      In 1996, we established the VirginNet joint venture with Virgin Communications Limited. The joint venture is 49% owned by us and 51% by Virgin. VirginNet offers connectivity and proprietary content services to consumers and small businesses throughout the U.K. VirginNet recently launched a "free access" product offering, whereby customers only pay for the minutes that they are online or in contact with a customer care representative. We are able to support this service profitably because we carry the majority of the VirginNet Internet traffic on our owned network facilities.

      By integrating our Internet infrastructure with our national telecommunications network we have been able to decrease the costs of providing these wholesale services as well as increase the value of the proposition by retaining a higher portion of the revenue from the data traffic that our customers generate. We plan to continue to enhance our Internet network, both nationally and internationally, to accommodate the growth in the business.

SWITZERLAND, FRANCE AND REPUBLIC OF IRELAND

      NTL Group has recently expanded its reach outside of the U.K. through the acquisition of broadband networks in the Republic of Ireland (Cablelink), France (1G Networks) and most recently Switzerland (Cablecom). We plan to upgrade the networks of these cable companies to deliver bundled telephony, high-speed Internet access via cable modem, DSL or 10-100 Mps ethernet service and also to offer business telecommunications services. Additionally, we plan to connect these national broadband networks to our pan-European backbone and to the digital media center in the U.K.

      As of March 31, 2000, Cablelink networks passed approximately 416,000 homes, the 1G networks passed approximately 265,000 homes and Cablecom over
1.4 million homes. These cable systems collectively served approximately
1.8 million cable television customers and Cablecom additionally served over 159,000 Internet subscribers, including several thousand high-speed modem users.

STRATEGIC INITIATIVES

      European Expansion Our objective in expanding into Continental Europe is not only to replicate our U.K. success, but also to develop new business models for Europe, which could in turn enhance our U.K. operations as well.

       Our European initiative is five-fold:

      o Acquire well-positioned cable companies having high customer penetrations and upgradable networks in key major markets;

      o Link these with each other and the U.K. via a pan-European fiber backbone network;

      o Expand the range of services in each country initially via indirect telephony, dial-up Internet and mobile virtual networks and also offer business telecommunications services, and "roll down" these fiber networks to our hubs and collocation facilities to later offer unbundled telephony access and DSL;

      o Build metropolitan and local loop fiber networks to directly connect customers in strategic areas, including building out fiber optic networks to multiple dwelling units and single family homes with leased or owned fiber

      o Employ all of these assets to offer total broadband solutions to both the consumer and B2B market within each country.

      We are well on our way to achieving these goals. Cablecom, in Switzerland, the "1G Networks," and, in France, and Cablelink, in Ireland, are excellent cable companies in major markets and are in the process of being upgraded.

      We have secured agreements with major international telecommunications carriers giving us a very high capacity dark-fiber backbone network connecting any 24 cities of our choosing throughout Europe. This network was realized by swapping capacity on our U.K. networks, and will be rolled out as needed over the next 24 months.

      We have commenced activities building out our fiber optic networks directly to the home and to multiple family dwelling units in Switzerland and the U.K., with an eye toward making this a feature of our standard network build going forward. In addition, this fiber-to-the-homes (FTTH) architecture could serve as a pure broadband connection strategy in areas where we do not operate cable systems. For this reason, we have taken a strategic stake in Sweden's B2 which is pursuing a similar strategy.

      We plan to increase and expand these activities throughout 2000 and beyond in order to achieve our objectives.

      Mobile We strongly believe that having a mobile service to bundle with our consumer and business offerings would be extremely attractive. We have begun negotiations to secure a "virtual network operator" (VNO) agreement for both current and UMTS services with one or more carriers in the U.K.. We withdrew from the recent UMTS operator auction in the U.K. because we believe the rate of return of our VNO strategy will be higher than that for purchasing a UMTS license and becoming an actual carrier.

      A VNO agreement will allow us to provide an NTL branded mobile service as part of our bundle, including providing the NTL web portal as the primary interactive service on the mobile phone itself which would allow NTL to control the user experience. From the customer's view it should be no different than if NTL were the carrier. Since NTL will be providing a significant amount of both network and operations infrastructure, we believe mobile operating margins should be attractive. In addition, we believe that the current operators will desire to conclude arrangements with us as the major alternative fixed operator in the U.K. and to quickly recoup a portion of their expenditures for UMTS. Our goal is to offer mobile service as part of NTL's bundled offerings in limited areas by the first quarter of 2001.

      Strategic Fund We have recently formed Brigadoon Ventures, Inc., to focus on early stage strategic investments in emerging networks, Internet content, communications technology and programming. We have always had numerous opportunities to take small stakes in emerging areas of great strategic interest to us. Creating the fund will allow us to attract additional outside capital to make these investments along side with us, thereby further leveraging our strategic vision. It is expected that the fund will concentrate on those areas where we might eventually take a majority stake and integrate the operation.

      In March 2000, Brigadoon took a 25% stake in Bredbandsbolaget (B2), a Swedish telecommunications company specializing in the provision of 10-100 Megabit broadband ethernet access and services via a direct fiber connection to the home.

      In May 2000, Brigadoon made a $6 million investment in Diva Systems Corporation, a video-on-demand operator currently developing video on demand capability for our U.K. network. NTL and Diva will work together to be able to commercially deploy video-on-demand over NTL's cable network in the U.K. and offer immediate in-home access to a diverse and continuously evolving selection of movies and special interest material with fast-forward, pause and rewind functionality plus high quality digital picture and sound.

      In June 2000, Brigadoon made a strategic investment in Into Networks, Inc., a software-on-demand operator based in Cambridge, Massachusetts. NTL intends to work with Into Networks to offer NTL subscribers in the U.K., Ireland, Switzerland and France click-and-play access to interactive CD-ROM titles and other rich media over broadband networks.

RECENT ACQUISITIONS

      Acquisition of CWC ConsumerCo and France Telecom Investment. On May 30, 2000, NTL completed its acquisition of the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses ("CWC ConsumerCo") of Cable & Wireless Communications plc ("CWC"). NTL plans to integrate the CWC ConsumerCo operations and facilities into NTL's existing cable operations and franchise areas. On July 26, 1999, NTL announced that with the support of France Telecom, it had agreed to acquire CWC ConsumerCo.

       NTL issued as aggregate consideration approximately 85 million shares of NTL common stock and paid approximately (pounds sterling) 2.85 billion in cash to CWC shareholders, plus cash payments for fractional shares. NTL also assumed approximately (pounds sterling) 2.3 billion in CWC's allocable net debt. In connection with the CWC ConsumerCo acquisition, NTL entered into bank credit facilities comprising a (pounds sterling) 2.5 billion credit agreement and a (pounds sterling) 1.3 billion credit agreement to refinance indebtedness and for working capital purposes.

      On May 30, 2000, NTL completed an investment by France Telecom of $4.5 billion, which was previously announced on July 26, 1999. NTL issued and sold to France Telecom 42,229,730 shares of common stock at a per share price of $59.20 and 2,000,000 shares of 5% cumulative participating convertible preferred stock, series B, having an aggregate liquidation preference of $2 billion, a conversion price of $80.00 per share and a redemption price of $96.00 per share. On August 6, 1999, NTL and France Telecom agreed that the aggregate consideration of $4.5 billion would be payable by France Telecom at completion in pounds sterling which was fixed on August 6, 1999 at (pounds sterling) 2.8 billion. NTL used the proceeds from the France Telecom investment, as well as NTL's existing cash resources, to fund the cash portion of the payments to CWC shareholders.

      Acquisition of the Assets of Cablecom. On March 28, 2000, NTL acquired the businesses and assets of Cablecom, Switzerland's largest cable operator, from Swisscom AG, Siemens Schweiz AG and VEBA Telecom GmbH for CHF 5.8 billion (approximately $3.5 billion).

      Cablecom's revenues for the year ended December 31, 1999 were $388 million. Cablecom is Switzerland's largest cable operator with approximately 1.37 million subscribers, which reflects a penetration rate of approximately 96% in its service areas, and delivers signals via its national fiber backbone to other cable operators who serve a further approximately 300,000 homes. Over 90% of the television broadcasting in Switzerland is delivered over cable networks. Cablecom has an estimated 53% share of the Swiss cable market and is the major cable operator in 12 of Switzerland's 16 largest cities. Cablecom has been the catalyst for the consolidation of the Swiss cable market and recently launched digital television and high-speed internet services.

      Cablecom also owns SwissOnline, one of the largest internet Service Providers in Switzerland and one of the country's most popular portals with approximately 159,000 customers. Cablecom already has a telecommunications license to provide data consisting of internet, leased lines and asynchronous transfer mode, and value added services throughout Switzerland and it will shortly submit an application to extend the licenses for the provisioning of voice telephony. Cablecom's network is currently being upgraded as part of an investment program scheduled to go through 2003, with over $250 million spent in the last two years. The network upgrade program will include the completion of a national fiber ring which is expected to cover approximately 75% of Switzerland by the end of 2001 as one of the only two national fiber rings in Switzerland.

      Through this acquisition, NTL will become the largest alternative fiber link telecommunications operator in the Swiss telecommunications market.

       NTL financed the transaction from cash on hand, loan facilities and the issuance of $1.85 billion of 5% cumulative preferred stock, series A, to France Telecom and a group of commercial banks. The preferred stock issued to the banks is subject to a put and call option agreement in favor of France Telecom. On March 28, 2000 the Company entered into a CHF 4.1 billion (approximately $2.5 billion) senior secured credit facility, consisting of a CHF 2.7 billion term loan facility used to finance approximately 50% of the Cablecom acquisition consideration and a CHF 1.4 billion revolving credit facility to fund capital expenditures, working capital, operating expenses and general corporate financing requirements.

      Sale of New Series of NTL Preferred Stock to Finance Cablecom. On February 17, 2000, NTL, France Telecom and a group of commercial banks, referred to as the Banks, consisting of Banque Nationale de Paris, Credit Agricole Indosuez, Deutsche Bank AG and Westdeutsche Landesbank Girozentrale, referred to as the Banks, entered into an arrangement, subject, among other things, to the completion of NTL's acquisition of the assets of Cablecom Holding AG, involving the issuance of 1,850,000 shares of 5% cumulative preferred stock, series A, of NTL for an aggregate purchase price of $1.85 billion. The proceeds from this issuance of 5% cumulative preferred stock were used primarily for the purpose of the consummation of the acquisition of the assets of Cablecom Holding AG, which was completed on March 28, 2000 , with any remaining proceeds to be used to help fund NTL's acquisition of companies primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe outside of France.

      Under the arrangement, at the option of the holder, the 5% cumulative preferred stock is mandatorily redeemable for cash on and after the second anniversary of the issuance. Any holder of the 5% cumulative preferred stock, other than a commercial bank or its affiliate, has a right, exercisable at any time after the 5% cumulative preferred stock shall have been outstanding for six months and subject to certain conditions, to exchange shares of 5% cumulative preferred stock for shares of Eurotel Stock, having a value equal to the redemption price together with any accrued and unpaid dividends. "Eurotel Stock" is defined as capital stock of a direct or indirect wholly-owned subsidiary of NTL, which entity owns all of the outstanding capital stock of entities that are primarily engaged in the broadband communications, broadcasting and cable television business in Continental Europe outside of France.

      On and after the date that is the earlier of (1) the second anniversary of the issue of the 5% cumulative preferred stock or (2) the date of an exchange for Eurotel Stock, NTL has the right to redeem the outstanding 5% cumulative preferred stock, in part or in whole, from any holder of the 5% cumulative preferred stock, other than a commercial bank or its affiliate, for cash at the redemption price together with any accrued and unpaid dividends. Any time after a period of six months from and exchange for Eurotel Stock, any holder of 5% cumulative preferred stock, other than a commercial bank or its affiliate, at the holder's opinion and subject to certain conditions, is entitled to convert any or all of the shares of 5% cumulative preferred stock that remain outstanding after the exchange for Eurotel Stock into fully paid and non-assessable shares of NTL common stock together with any accrued and unpaid dividends.

      Under separate arrangements, NTL and France Telecom have agreed to certain corporate governance arrangements relating to the Eurotel entity in the event the 5% cumulative preferred stock is exchanged for shares of Eurotel Stock.

      Contemporaneously with the execution of the purchase agreement described above, France Telecom and the Banks entered into a put and call option agreement with respect to the shares of 5% cumulative preferred stock that were proposed to be sold to them by NTL. The put and call option agreement generally provides that (1) France Telecom will have the right exercisable at any time following the issue date but no later than five business days before the second anniversary of the issue date to purchase the 5% cumulative preferred stock held by the Banks and (2) the Banks will also have the right in certain circumstances to require France Telecom to acquire their shares of 5% cumulative preferred stock.






                                                              ANNEX V


                            The Broadcast Group
                          DESCRIPTION OF BUSINESS



      In this Annex V, references to "we," "our," and "us" are to the Broadcast Group. You should read this description together with the information provided with respect to the Broadcast Group in NTL's Form 10-K, for the 1999 fiscal year, including the various risk factors identified in that document with respect to the business and operations of the Broadcast Group.

OVERVIEW

      We are a leading owner and operator of broadcast and wireless communications assets principally in the U.K. and Australia. We provide services to broadcast, media and wireless communications customers using these assets. These include broadcast transmission services for digital and analog television and radio, video connectivity and uplinking using satellite and fiber assets and tower site rental services.

      The broadcast infrastructure used to deliver our services consists of a network of strategically located broadcast and wireless transmission towers, with approximately 3,500 broadcast transmitters. In addition, in order to serve our broadcast and media customers, we also own and operate satellite uplinking facilities consisting of 30 fixed satellite uplink dishes able to access over 50 satellites, a network of mobile and transportable uplinks, management and control systems and all associated operations and maintenance.

      Our tower portfolio consists of:

                          OWNED,      TO WHICH WE
                        LEASED OR        HAVE
        LOCATION         MANAGED        ACCESS           TOTAL
      ------------    ------------    ------------    ------------
      U.K.                2,032            678            2,710
      AUSTRALIA             410            151              561
      ------------    ------------    ------------    ------------
      TOTAL               2,442            829            3,271

      We currently provide digital and analog broadcast transmission for national and regional broadcasters, such as the regional ITV companies, Channel 4 and Channel 5 in the U.K. and ABC and SBS in Australia. In addition to broadcast transmission, we also provide our broadcast and media customers with program and content distribution services for over 130 full-time channels via satellite and fiber as well as occasional use facilities such as remote satellite news gathering. We also provide similar outsourcing services based around the use of our tower assets to our customers, such as Vodafone Airtouch, and other mobile telecommunications operators in the U.K.

      Based on our experience of providing broadcast services to the U.K.'s commercial television operators, our pioneering approach and expertise in digital broadcasting, we believe that we are uniquely positioned to capitalize on the global trends towards privatization, outsourcing and digitalization of broadcast transmission infrastructure and the tremendous growth opportunities in the wireless communications industry. Already this strategy has been successfully implemented as evidenced by our successful acquisition of the National Transmission Network ("NTN") from the Australian Government in 1999. In addition to the existing established broadcast service and tower business in Australia, we also intend to implement an extensive east coast telecommunications network to deliver managed services to broadcasters, carriers and internet service providers.

     Our extensive customer base includes all of the U.K.'s commercial terrestrial television broadcast companies, both of Australia's national broadcasters for transmission services and all regional Australian commercial TV broadcasters for site sharing, all of the U.K.'s cellular mobile operators, many of the U.K.'s largest utility companies and emergency service organizations. A significant proportion of this customer base have long term contracts with us extending for up to 12 years and providing a forward order book of (pound)1.6 billion ($2.4 billion ), (pound)1.4 billion of this relates to the broadcast services business with (pound)200 million relating to the wireless business.

      We have provided innovative technologies and services to our customer base, including the world's first and most complex roll-out of digital terrestrial television in the U.K.

      Our extensive tower portfolio in the U.K. and Australia already generates significant revenues from wireless and cellular operators. As these industries experience dramatic growth over the coming years, we believe that we can generate new revenue streams by providing the tower infrastructure needed to deliver new services offered by operators of wireless services.

      The nature of our business is such that a large proportion of our income is generated from a number of long-term service contracts. As such, the opportunities for new revenues are gained from existing relationships and are often based on extensions in terms of new services or increased coverage in which customer focused, trained project and service delivery staff are more critical to business development than are formal sales and marketing functions.

     In support of our strategy of international expansion, in April 1999 we acquired NTN in Australia, whose terrestrial television and radio transmission networks are used to deliver national services to broadcasters. The acquisition included 561 transmission sites and long term analog broadcast contracts with ABC and SBS, the two national broadcasters in Australia. The broadcast network is the most extensive in Australia and covers over 98% of the population.

     In addition to an established business, we believe that this acquisition will also develop in a similar way, and with comparable growth to that which we have achieved in the U.K. We expect this growth to be in the two significant areas of digitization of analog broadcast networks and further expansion of telecommunications business, both for distribution services and site leasing for mobile telephony. We have already secured new long-term digital transmission business in addition to new analog transmission business with our existing customers, ABC and SBS, and we are actively pursuing other opportunities.

      We have substantial experience in broadcast services, tower and site management and telecommunications in the U.K. We believe that the similarities with the Australian business and the synergies we are able to draw upon as it develops place us particularly well to successfully manage and grow this business.

INDUSTRY

      We provide wireless transmission of electronic information and entertainment content produced by our customers. This content can take the form of video, audio and data and can be in either analog or digital form. The industry comprises terrestrial television and radio broadcasters, satellite broadcasters, media content companies, cellular operators and wireless communications operators and users.

      Many of our most significant customers transmit or broadcast video, audio or data terrestrially requiring appropriate structures upon which to place transmission antennas and equipment. Each structure provides coverage within a defined area, with limitations being imposed by the power of the transmission and by natural or man-made obstructions to the signal, such as hills or buildings. Where a wider coverage is required, it may be necessary to build a network of interconnected transmission sites. For example, in the U.K., a national analog broadcast service requires over 1,200 sites.

      The industry's structure in any country depends in large part on the degree of regulation that has historically been imposed. In the U.S., the relatively low level of regulation has resulted in a highly fragmented market where operators have a regional focus and have historically owned and maintained their own towers and infrastructure. In much of the rest of the world including the U.K., the broadcast transmission and wireless communications industries have historically been heavily regulated, resulting in a consolidated industry from the outset. In the U.K., until the late 1980's, the infrastructure was owned indirectly by the BBC and the Independent Broadcasting Authority ("IBA"). This has resulted in large integrated national networks. The U.K. has four analog national television networks providing over 99.4% coverage from a network of 1,289 transmission sites, of which we provide transmission service to two of them, and an additional television network, Channel 5, providing 80% coverage. This provision of coverage has also translated into the wireless communications market, where the cellular licenses are awarded on a national basis and the networks necessary to achieve this coverage are extensive with large numbers of sites.

      Each of the current mobile operators also provides close to a national service with large numbers of sites.

      During the last twenty years, as commercial demands for mobile services have grown, the regulatory bodies such as the FCC in the U.S. and the Radiocommunications Agency in the U.K. have significantly increased the numbers of frequencies available to commercial operators. In turn, the new wireless services based on these frequencies have further driven consumer demand and the number of towers and sites required.

      The nature of broadcast and wireless communications technology is such that once a location is identified as suitable for one service, or one part of a national service, it will most likely be suitable for many other services. This common demand combined with the inherent economies of scale in sharing such infrastructure leads to a commercial opportunity pressure, as well as an environmental one, to share such facilities.

      The commercial requirement for operators to expedite the roll-out of their networks and the environmental pressures to reduce the proliferation of telecommunications towers has encouraged the move towards consolidation of ownership of towers. Furthermore, recognition that communications infrastructure is not necessarily part of an operator's core business is now creating opportunities for third parties, such as us, to acquire and operate larger portfolios of tower infrastructure providing benefits to both parties. We believe we are ideally placed to take advantage of this trend to grow our tower portfolio and associated services.

      In the U.K., two major privatizations of broadcast towers and associated infrastructure resulted in the majority of the national TV and radio transmission networks being owned and operated by two companies. First, with the privatization of the IBA in 1991, we acquired approximately 50% of the towers and sites infrastructure used for transmission of the independent TV and radio services together with all of the TV transmitter systems and most of the radio transmitter systems. The remaining 50% was privatized by the BBC in 1997. The U.K. has led what has now become a global trend towards privatization of broadcast infrastructure and we are actively pursuing many of these opportunities.

      These developments have led to an emerging business model whereby the tower and site infrastructure and services are increasingly being consolidated into a small number of specialist operators. These operators are able to deliver to the customer the economies of scale inherent in the model as well as being able to apply the experience of operating and managing such networks.

      BROADCAST AND MEDIA

      We and our predecessors have been involved in broadcast television since the 1950s when we designed and built the television system for the U.K.'s first independent commercial television network. We operate a national infrastructure in the U.K. of 1,289 owned or shared transmission sites with over 3,500 transmitters delivering broadcast signals for the three commercial national television channels and most of the U.K.'s independent local, regional, and national radio broadcasters. We also design, install, operate, and maintain new transmitter networks and have developed radio spectrum expertise which enables us to plan and develop the coverage of television and radio services and networks. In addition, we are able, through our satellite and NTL Group's fiber networks, to provide program content distribution services to our broadcast customers and their program and content suppliers.

      In addition, we have expanded our service offerings over time to meet the growing needs of our customer base as new technologies create new broadcast markets. In 1993, we became active in the satellite services market following the establishment of a direct to home satellite service on the European Astra satellite fleet. We believe that we have become accepted in the industry as one of the leading providers of satellite services in the 7 years since we entered the market. Now supporting more than 130 fulltime satellite TV channels, we have been chosen by broadcasters such as the BBC, CNN, Discovery, Flextech and QVC to meet their transmission needs based on our reputation for quality and reliability.

      Subsequent service developments have included:

      o offering a range of occasional use services which meet the outside broadcast needs of customers whether they be for breaking news, sports events or music concerts;

      o the establishment of playout services which enables us to take ownership of the customers transmission needs from the point that they deliver the program or content on tape and need a channel to be created.

      The broadcast business generates a significant portion of its revenue from these customers through long-term contracts. The projected total value of our present contracts for broadcast services is approximately (pound)1.4 billion ($2.1 billion) with some contracts extending through 2012. We own not only the towers but also the transmission equipment and much of the communications networks responsible for broadcasting the signal from the studio to the viewer. As a result, contracts increasingly include all aspects of the service to the broadcaster, in essence using us as the customer's engineering department, thereby enabling our customers, the TV and radio station owners, to focus exclusively on programming.

      We believe that a new provider of broadcast transmission services to the U.K.'s and Australia's national broadcasters would need to overcome barriers to entry including:

      o The provisioning of capital equipment for transmission services and studio coding, decoding, and distribution circuits.

      o Re-engineering of network either around our sites or, more challenging, around a different set of sites. In the latter case, planning permission would be particularly difficult to receive for an alternative set of large transmitter sites, the physical characteristics of the signal may preclude the use of different sites and large numbers of viewers' aerials would need to be re-directed.

      o Attaining spectrum for a new network. There is a shortage of broadcast spectrum and existing international frequency plans are based on the existing transmitter sites.

            TERRESTRIAL TELEVISION SERVICES

Analog services

      In the U.K. the analog terrestrial broadcast industry is split broadly in two segments:

      o     The publicly funded BBC, providing two national services.

      o The separate commercial operators, funded by advertising revenues, providing two national and one near to national service. Within some of these services there are both regional and national elements provided through the same infrastructure. Although much of the content of the commercial networks is national in nature, one of the three networks is made up of an affiliation of 15 separate regional operators, some of whom have merged at the corporate level into larger groupings.

      We provide analog broadcast transmission services for the entire commercial television broadcast sector in the U.K., and have done so since the 1950s.

      This consists of the ITV national network of 15 affiliated stations, the national services of Channel 4 and Channel 5 as well as the regional service S4C.

      Until recently, the BBC and the IBA jointly operated the transmission infrastructure, including the broadcast towers, on behalf of the broadcasters. In 1991, the IBA's transmission network was privatized and we were formed as the operator. In 1997, the BBC, in turn, privatized its network. As such, the two BBC services use the transmission infrastructure of an alternative operator, while the three commercial services use our network.

      In addition to these broadcast transmission services we also provide many of the U.K.'s terrestrial broadcasters, in both the commercial and public sector, with facilities and services leveraging our media expertise such as in operating fixed teleports and mobile uplinking facilities around the world. These services include: 1) the national distribution via satellite of one of the U.K. national terrestrial broadcast networks, Channel 5; 2) the provision of occasional satellite feeds for remote news gathering to organizations such as the BBC and BSkyB and; 3) the provision and management of studio playout facilities for SDN, one of the digital terrestrial broadcasters.

     In Australia, we provide national broadcast transmission services for national public broadcasters SBS and ABC and site services to other regional commercial free to air channels. The national channels are government funded and the commercial channels are privately owned and are primarily funded from advertising revenue.

Digital services

      Digital gives our customers a number of business benefits. The key benefit is that the bandwidth, or frequency spectrum, required to broadcast a television or radio channel is reduced significantly thereby enabling multiple channels to replace a single analog channel (for television typically 4 to 12 depending on quality required). This benefit translates into business benefits to the broadcaster by:

     o Increasing the number of channels capable of being delivered in the broadcasters' licensed spectrum, or

     o Reducing the cost of transmitting a single channel for customers, encouraging new entrants, or

     o      Improving the quality, e.g. HDTV

      In addition, the introduction of digital also enables broadcasters to add other data, e-commerce and interactivity to their services, which creates opportunities for new revenue streams.

      Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending the range of services into several new areas.

      o A full range of tower planning, acquisition, installation and management services enabling broadcast customers to rapidly plan and implement new services.

      o A complete transmission service, using our terrestrial tower networks, our satellite uplinking or our fiber infrastructure. By undertaking this element of the service, our customers are then able to focus on their core business, reducing their time to market by applying our expertise and enabling them to better target their investment.

      o A range of services to broadcast and media companies including satellite news gathering networks, video communications networks for the exchange of content and studio facilities and playout centers. By providing these services we are further enhancing our customers' ability to invest in, implement and manage new services.

      We believe the services provided have the twin benefits of enlarging the total market available from broadcasting and further differentiating us as a unique provider able to offer a complete range of services for digital broadcasting.

      We currently provide digital broadcast transmission for two of the three commercial national digital television services in the U.K. These services currently carry up to 12 separate channels which include the ITV network, Channel Four, Channel Five and a range of new digital channels and services including Pay Per View.

      In November 1998, we made broadcast history with the launch of the first commercial digital terrestrial television network which we planned and built. Two of the four recipients of the digital terrestrial television
(DTT) multiplex licenses, ITV/Channel 4 and SDN (in which the NTL Group holds a 33% equity interest) selected us as their supplier of transmission services. As of April 2000, we were operating 81 DTT transmitting stations reaching around 85% of the population of 59 million people. We have not only successfully completed the first phase of the build program, including playout centers and transmission in a timely fashion, but have also signed 12-year contracts to provide end-to-end service, including studio compression, transmission and full systems integration.

      It is anticipated that the digital network will ultimately grow to match the coverage of the analog system which will cease operations. In order to achieve the same high level of coverage for digital, we believe that the same number of sites as those for the existing analog services will be required which will represent a significant business expansion opportunity for us.

     In Australia, we are initially focused on leveraging our expertise, infrastructure and customer relationships to secure digital transmission service contracts with national and commercial television broadcasters. All free to air television services are required to convert to digital in accordance with a legislated schedule which mandates that triplecast digital television services will be introduced from January 1, 2001. Triplecast requires transmission of three signals by each broadcaster: High Definition digital format in addition to Standard Definition digital and analog formats.

     The Australian government has recently announced the availability of funding to our customers, ABC and SBS to facilitate the rollout of the new digital services and provide additional financial support for the provision of analog services.

            SATELLITE AND MEDIA SERVICES

      The expansion of the broadcast industry in the U.K. to include alternative technology platforms such as satellite and cable TV has led to the creation of a complex and thriving media sector in the U.K. above and beyond the terrestrial broadcasters. We have been offering a range of satellite services to our clients since 1993 when we established our first teleport in the south of England.

      We have successfully managed the technology transition from analog to a digital platform on behalf of many of our clients. We currently provide transmission to 130 satellite and cable TV channels of which approximately 70 channels have turned to us within the last two years to assist with their digital services.

      Our range of products and services has developed continuously to match the needs of our customers. We seek to offer a one stop shop of transmission and connectivity services to our clients; all based around the core principles of quality and reliability. Hence, our broad range of services allow us to move up the value chain in the provision of services to such an extent that for many customers there is no need to utilize any third party supplier of services.

      Our Satellite and Media customers can be broadly categorized as follows:

      o Programmers who own and operate packages of content or channels and whose business is delivering this content over a delivery platform of satellite, cable or, in some cases, terrestrial. Examples of such customers include Discovery Channel, Cartoon Network, QVC, Flextech and the BBC.

      o News agencies who gather and collate news content, particularly breaking news, and deliver the content either as a channel or packages of content to other programmers or broadcasters. Examples of such customers include Reuters, APTN and CNN International.

      o Sports broadcasters who either own or have bought rights to sports events and build program and content schedules around these events. Examples of such customers include BSkyB, ISL and CSI.

      o Production companies, where a similar infrastructure to that required by news agencies is used to deliver key events, such as product launches, annual meetings and press announcements, for large corporate clients, either within the U.K. or globally. Examples of such customers include HSBC, British Airways, Yahoo! and Merrill Lynch.

      To meet the needs of these companies, we have developed a range of products and services which include:

      o Full-time satellite transmission services which provide access to the major European and international satellite paths. These include the U.K. and European direct to home and cable networks and major satellites to distribute material to the U.S. and Asia.

      o Fiber interconnectivity between sites in the U.K. for transmission of content between studios, facility houses and transmission sites.

      o Occasional satellite uplinking services which utilize our network of satellite uplink dishes giving access to more than 50 satellites from the U.K.

      o Mobile satellite news gathering trucks and fly-aways which provide direct satellite uplinking, particularly for breaking news events.

      o International fiber optic links between the U.K. and the U.S. through our alliance with Williams Vyvx which provides connectivity between London and 48 U.S. cities for the purpose of transmitting news, sports and programming content. In addition, this gives us access to Williams Vyvx's U.S. teleports thereby giving us the ability to uplink to more than 120 satellites around the world.

      o Studio and playout services at our state of the art digital media center in Langley, near London, where we have the facility for automated or managed playout of content.

      In combining all of our products, we believe that we have a unique ability in the marketplace to provide a fully integrated solution, capturing the image at the camera lens and conveying it through to its final delivery at the viewer's home (glass to glass) thereby enabling the broadcast TV license holders to focus on their core business of program making.

            RADIO BROADCAST

      The broadcast radio market in the U.K. comprises the publicly funded BBC and the commercial radio industry. The BBC operates five national radio networks and 44 local radio stations. The Radio Authority regulates all non-BBC radio in the U.K. This entity licences three national commercial stations (Virgin, Classic FM and Talk Radio) and 250 metropolitan, regional and local stations. Despite this diversity, ownership concentration is high, with five or six major groups controlling the majority of stations.

      We are one of two major companies providing transmission sites and services to the radio industry. As a part of privatization arrangements of the U.K. engineering arm of the BBC, the BBC has contracted with Crown Castle International ("CCI") for all its transmission services. These contracts extend until 2006. However, commercial radio stations are free to contract with any supplier for their transmission services and we hold 85% (by value) of the addressable market.

      We offer a range of services to radio broadcasters including: target service area planning; site location; installation and commissioning; and equipment selection, procurement, operation, monitoring and maintenance. We also offer total broadcast contract services, in which we design, build, own and maintain the operators' transmission facilities, in much the same way as for our broadcast television customers, and facility management contract services in which we maintain customer-owned equipment and administer the operation of the transmission service.

      We are able to use our existing infrastructure of towers, as well as sites made available to us under our site sharing arrangements, to provide our radio customers with towers to afford them national, local or regional services. In addition, we also provide over half of our customers with complete broadcast transmission solutions using state-of-the art network management and control systems. These customers also benefit from our nationwide transmission system maintenance operation.

      The migration to a new digital transmission platform will create rapid growth in the broadcast radio transmission market. The Radio Authority is committed to a fast roll-out of the new digital multiplex licences and has already awarded the only national licence to Digital One, a consortium in which NTL Group is a founding equity partner with a 33% shareholding. We have a contract for the transmission of Digital One with a total order book value in excess of (pound)40 million. A total of 12 further licences for regional and local digital radio will be awarded during 2000. As of May 2000, we have won transmission contracts for six of these and believe we are well positioned to win contracts for the remaining licenses. For those with whom we do not win transmission contracts, we will still be well placed to provide site leasing services using our tower and site portfolio.

     In Australia, we provide analog broadcast transmission services for both national radio broadcasters, ABC and SBS, providing over 600 AM and FM services and the HF Radio Australia service. We anticipate that up to 11 new metropolitan licenses will be issued to radio broadcasters in the coming two years as well as opportunities to provide services to other commercial and community broadcasters.

      In addition to the existing analog services, digital services are expected to be introduced in late 2002 which will provide significant new revenue opportunities. NTL Broadcasting expects to play a significant role in the implementation and operation of the networks based on the success experienced in the roll out of digital radio in the U.K.

      TRENDS

      Key trends in broadcasting include:

      o An increasing global trend towards private rather than public ownership and operation of television and radio broadcast transmission networks. We believe the outsourcing of these networks will result in new business opportunities for us. In markets where infrastructure ownership is still with the regulator or government, it is anticipated that the model of the U.K. and Australia will be adopted as governments become aware of the commercial value of these networks and the historic rationale for public ownership declines in importance.

      o In geographic markets where broadcasters themselves retain ownership and operate their own transmission infrastructure, for example the U.S. market, there will be an increasing recognition that transmission does not necessarily form a part of a broadcasters' core business which will lead to the increasing adoption of an outsourcing model.

      o Digital terrestrial broadcast services will gradually replace their analog predecessors in all markets, resulting in major new digital services with operators running in parallel and in competition with existing analog services. This process, which started in the U.K., will likely be replicated across Europe. The launch of digital terrestrial television services will ultimately require the creation of an entire national broadcast network of up to 1,200 sites to serve the U.K. population. In Australia, large numbers of sites will also be required for its transition to digital to replace the existing analog network of 561 sites, potentially with all sites requiring conversion to digital. It is anticipated that the commercial imperative to use frequencies more effectively combined with consumer demand for increased choice and additional services will further drive this trend.

      o Increased complexity of digital networks. As additional services such as interactive TV and the whole range of e-commerce facilities are added to broadcast services, the complexity of the networks will increase dramatically. This will have implications for the operators in that they will require an increased level of skill and understanding of the technology from their network providers. We believe that our industry leading expertise in digital broadcasting makes us ideally placed to take advantage of this trend.

      o Fragmentation of vertically integrated broadcasters who previously operated in all elements of broadcasting. As companies in the broadcast industry focus on one or two key areas, elements of the service will be delivered by outside organizations. This provides opportunities both for delivering these services and providing communications infrastructure between service providers.

      o Increasing impact of content. The fundamental changes in the way in which content is stored, distributed and broadcast increases the complexity of these services. The integrated nature of these services will require transmission service providers to be increasingly skilled in handling content and have a greatly improved understanding of the businesses of the broadcasters themselves.

      o "Not in my backyard" arguments against tower proliferation driven by increased environmental and aesthetic concerns favor existing tower operators and locations. This further reinforces existing operators' positions and provides new revenue opportunities.

      WIRELESS COMMUNICATIONS

      The wireless communications market comprises a number of application segments: mobile communications including cellular and PCS telephony, Global System for Mobile ("GSM"), Universal Mobile Telecommunications System ("UMTS"), paging, Specialized and Enhanced Specialized Mobile Radio ("SMR" and "ESMR"), Point to Point Links, Public Access Mobile Radio and Public Access Mobile Data ("PAMR" and "PAMD"), and Wireless Local Loop.

      Traditionally, wireless communications operators have built and operated their own communications infrastructure. However, these services are increasingly outsourced as the wireless systems become more complex enabling operators to focus resources on the provision of services. In addition, the sharing of towers and sites is becoming increasingly necessary for environmental and regulatory reasons.

            INDUSTRY STRUCTURE

      We are a network service provider in the wireless communications industry, renting antenna space on our owned and leased towers and sites to a variety of carriers operating wireless services. In addition, through our strategy of outsourcing services, we also provide facilities and services, relating to the leasing of space on our towers, directly to the professional user market.

      Typically we receive fees for installing customers' equipment and antennas on towers in addition to rental payments from customers payable under their site leases. As of April 30, 2000, in the U.K., over 378 companies rented antenna space on our towers and sites. These site rental agreements have terms which are typically 10 years in length (and renewable), and are generally subject to price indexation with inflation. Site sharing customers are typically billed a year in advance. During the last four years, the number of lessees on our towers has grown from 1,989 to over 3,813 in April 2000 (excluding broadcast customers).

            WIRELESS APPLICATIONS

      Both the consumer and professional markets use wireless networks for a range of applications that are provided by the network operators who use our network and infrastructure to deliver them. We serve each of the major segments of these markets.

Cellular Telephony

      Cellular telephony is used predominantly by the consumer market, where it has the most widespread visibility, but it also extends to the professional market. Cellular communications in the U.K. is the largest of the wireless applications in term of customers, coverage, and usage of wireless communications sites and is experiencing extraordinary growth that is predicted to continue. Unlike the U.S., the regulation in the U.K. and much of Europe has extended to the technical standards, which when combined with other market differences has led to widespread implementation based on common standards. This has resulted in 46% penetration of the population with very strong growth and close to 100% geographic coverage of the services. We currently provide infrastructure for all of the cellular telephony operators in the U.K. under contracts accounting for (pound)33.8 million ($50.7 million ) revenues in 1999.

      The mobile subscriber market has sharply risen from 10.5 million in October 1998 to 25 million in March 2000. This figure is predicted to rise beyond 50% of the U.K.'s population during 2000. In order to provide both coverage and service availability this translates to increased demand for sites. The factors driving this unprecedented growth in mobile communications, network build and base stations include: subscriber growth; price competition; and e-commerce via mobile devices.

      In addition, price competition has been driven by the introduction of pre-paid or "pay-as-you-go" phones and regulatory changes enabling number portability between operators.

      A further growth factor is the massive growth in internet trading and other types of e-commerce, with various forecasts that 50-80% of all commercial trading will be by electronic means by 2003. New services, such as using the mobile phone as a credit/debit card are already being developed to exploit these moves.

UMTS

      UMTS is an advanced form of cellular telephony. Subsequent to licensing first generation analog voice-only cellular systems in 1985 and second generation digital GSM cellular systems in 1992, the U.K. government has now awarded 3rd generation UMTS licenses. These licenses have been awarded to four existing operators, all of whom are existing customers of ours for site sharing and one new entrant.

OPERATOR          NETWORK LICENSE
--------          ---------------
TIW (Hutchison)   one 15 MHz paired spectrum plus 10 MHz unpaired spectrum
Vodafone          one 15 MHz paired spectrum
ONE2ONE           three 10 MHz paired spectrum plus 5 MHz unpaired spectrum
BT3G              three 10 MHz paired spectrum plus 5 MHz unpaired spectrum
Orange            three 10 MHz paired spectrum plus 5 MHz unpaired spectrum

      UMTS third generation cellular licences in the U.K. have recently been issued by the U.K. Government for the period to December 31, 2021, allowing for 20 years of commercial services from January 1, 2002.

      Because UMTS provides significantly higher bandwidth than existing cellular technologies, UMTS will be able to introduce a range of new services to consumers such as e-commerce, video and internet access.

      We believe that these operators will require a complete national network based around a radio site infrastructure of up to 4,000 sites each by 2003 and potentially up to 10,000 or more sites by 2010, each ultimately, at a time when environmental concerns are making the acquisition and completion of these sites increasingly difficult.

      As an independent owner and operator of tower infrastructure and services, we believe we are well placed to take advantage of this business by offering these operators a number of services:

      o The existing four mobile cellular networks rely heavily on us for elements of their tower and site networks. We believe that the new fifth operator, TIW, will require access to a similar number of our sites to provide competitive coverage with the existing operators.

      o Additional site sharing for existing operators migrating to UMTS

      o By utilizing facilities and networks elsewhere in NTL Group, in particular its national network infrastructure, we are able to provide operators with both the transmission site and connectivity for the associated network. This will generate additional revenues from both the new entrant and existing operators.

      o Provision of high capacity backhaul circuits using the NTL Group fiber trunk network.

      Although at an earlier stage in development, similar opportunities also exist in Australia for which we believe we are particularly well suited.

In Building

      The dramatic growth necessitates reliable communications infrastructure in all commercial areas, leading to a requirement for good cellular coverage inside buildings. We believe this creates a new type of radio site, which unlike towers, will exist within commercial buildings, transport hubs, shopping malls and other large buildings. To this end, we have won the exclusive contract to provide this service inside Bluewater, Britain's largest shopping complex. Our initial analysis shows that there are approximately 2,000 large retail, transport and other multi-tenanted commercial properties in the U.K. that will require communications infrastructure to facilitate wireless telephony.

      This is predominantly an application for the consumer market but as the existence of a wireless network within a building is increasingly expected there are significant professional opportunities which will arise such as in-building PMR networks, data kiosks and fixed telephony.

Paging

      In the U.K. there are four analog paging networks and the government has recently awarded licenses for five additional digital networks. Developments in paging beyond basic text messaging to email delivery, voice mail notification and two way messaging coupled with new packaging and marketing of the services are leading to increased demand for paging transmission infrastructure. We provide infrastructure for all five paging companies and this accounts for less than 2% of our total revenues.

Private Mobile Radio ("PMR")

      We provide towers for PMR services which include dispatch, command and control, fleet management systems for utilities, local government and emergency services as well as private businesses. This application is in the professional user market.

      Like other wireless segments, the complexity of digital platforms is driving operators to outsource PMR functions including portfolios of towers. We believe that in the U.K. outsourcing by public safety organizations will bring up to 500 additional towers to the market by 2004 as part of the roll out of sites for the Public Safety Radio Communications Project ("PSRCP").

Public Access Mobile Radio / Public Access Mobile Data (PAMR/PAMD)

      PAMR and PAMD systems provide a combination of voice, dispatching and data applications useful for businesses such as fleet operators as well as hauling and logistics companies. PAMR/PAMD both complement and compete with mobile data capabilities established over PMR systems. As some of our customers transition to public communications systems, we will continue to provide appropriate services and infrastructure as part of our existing relationships with them. In the future, the major opportunity is based on the U.K. government's decision to provide a new network serving the police and other government services requiring emergency communication capabilities. PSRCP will use a 3,000 site network, with build-out commencing in 2000 and completion scheduled for 2005, to cover England, Scotland and Wales and enable real-time delivery of critical information such as vehicle records to police cars or medical information and advice to paramedic teams. Implementation plans are not yet fully defined but we believe that the site sharing, design and installation of the network required by the project represent significant opportunities for us.

Point to Point Links

      Approximately 250 PTOs compete with British Telecom for the provision of the deregulated telecommunications sectors' most lucrative segment, business network traffic. Most of these operators use microwave as part of their network strategy, with strategic hilltop sites, which provide "line of sight" microwave shots directly to large business users, as a key network access node. Our network of hill-top sites provide a platform for low-cost microwave access to U.K. businesses. A number of these PTOs lease space on towers from us for this purpose.

            AUSTRALIA

     Australia has one of the world's highest mobile penetration rates at approximately 40% or 7.5 million subscribers as of December 1999. There are three national GSM operators and the Australian government has recently undertaken further spectrum auctions resulting in three new mobile operators. We believe we are well positioned to take advantage of this, in particular since new entrants to the wireless market are very open to outsourcing non-core activities and the increasing number of operators using a finite number of sites.

            TRENDS

      Key trends in wireless communications include:

      o Rapid growth of cellular mobile telephony, with recent annual growth rates greater than 85% (FT Telecomms Markets) in the U.K. for existing services. Granting of licences for 3rd generation mobile will further boost demand, adding a new national mobile operator and requiring the provision of five entire networks. Because of the inherent differences of 3rd generation technology, each network will require significantly more sites and interconnection than previous services.

      o Government policy continues to encourage new entrants into all areas of the telecommunications and media market, continuing its leadership in de-regulation of these markets. New operators entering the fixed market are faced with significant costs in installing local loop and interconnection infrastructure whereas wireless communications operators offer a relatively low cost and quick way of providing services. These new wireless operators will drive the demand for tower sites.

      o Environmental pressures to encourage sharing of site facilities. Given that a single site could be ideally located for a number of services, the sharing of these sites will reduce the number of sites at a given location. In addition to the economic benefits, the current negative publicity surrounding the proliferation of transmission sites will increasingly encourage operators to share facilities.

      o The addition of new data based services to the existing voice-only networks as the transition to late 2nd and 3rd generation systems progresses. These services will include e-commerce facilities such as banking, shopping, and information delivery, mobile Internet access and mobile video. Smaller cell sizes and advances in the technology will remove the traditional bandwidth limitations that have restricted the growth of these services.

      o Increasing recognition by many communications and media companies that ownership and operation of networks is not a core business. This will drive increased demand for outsourced provision of tower infrastructure.

      o Increasing traffic volumes combined with pollution reduction programs and legislation will drive increased demand for traffic information, tolling and navigation systems and as a result, the necessary supporting tower infrastructure.

      o The advent of new digital technologies in all areas of communications is creating new service opportunities such as delivery of data to emergency services. These are dramatically changing existing markets as well as creating new ones. In addition to this global trend, the U.K. in particular has established a lead in broadcast digital technology that can be applied to other markets.

STRATEGY

      Our objective is to be recognized as the leading global owner and operator of towers and transmission networks and associated services for wireless communications, broadcast and media industries. We believe that we are strongly positioned to take advantage of global growth opportunities because of our extensive core competencies in:

Towers Management

      o     Extensive U.K. and Australia portfolio.

      o Experience in managing, owning, operating and maintaining broadcast towers.

      o Complete end-to-end capabilities covering all aspects of tower and aerial design & installation.

Privatization transition management

      o     Management experience of public-private ownership transition.

      o     Expertise in effective management of labor relations.

      o Extensive and proven ability to identify and effectively implement economies of scale in broadcast networks.

      o     Expertise in increasing asset utilization.

Service excellence

      o Supplier of choice for U.K. and Australian TV and radio broadcasting services.

      o Significant historical investment in infrastructure and control systems to achieve 99.9% availability.

      o State-of-the-art remote transmission control system for national and regional broadcast networks both in the U.K. and Australia.

Technology innovation

      o     History of service and support innovations.

      o Implementation of the world's largest and most complex digital terrestrial TV network including national and regional services in the U.K.

      o Implementation of the U.K.'s first national commercial digital audio broadcasting radio network.

      These competencies reinforce the following key strategies:

      Capitalize on the growth in demand for cellular and wireless communication services, by growing the site portfolio through acquisition and organic growth. Examples of successful portfolio acquisitions include Eastern Group Telecom with 121 established sites, with a further 589 locations agreed for development, plus Simoco U.K. with 112 towers. Examples of organic growth include 241 towers that we have built and for which we initially have One-2-One as the primary anchor tenant in addition to 611 broadcast towers that we planned and built ourselves. Furthermore, the requirement for wide spread coverage, in particular within buildings, is also yielding new opportunities that we have already demonstrated significant success, such as the Bluewater shopping center, the largest shopping center in Europe. We expect the Bluewater contract to be the first of many similar business opportunities in which we are involved.

      Acquire existing broadcast transmission networks worldwide. Australia is the first example of our strategy to acquire tower infrastructure and associated broadcast systems outside the U.K. Globally, there is a trend for governments and broadcasters to divest their transmission networks. We intend to purchase networks of sites together with transmission contracts and replicate the U.K. growth model overseas. For TV and radio, we will initially target efficiency improvement in analog networks and then participate in the introduction of digital services. There are approximately 15 near-term opportunities for acquisition of state owned broadcast assets including those in Canada, Malaysia, Thailand, Ireland, Italy, Belgium, South Africa, the Netherlands, Finland and Hungary. To achieve this strategy, the company is already building local relationships in a number of countries where privatization is imminent. To this end, we have already established a regional office in Singapore with outstations in Malaysia and Thailand. In addition to representing us in those markets, the offices are responsible for consultancy and other projects for the target customer base which serves to build business relationships and provide advance market intelligence in addition to generating revenue.

      Maximize asset utilization by fully exploiting additional tower and wireless services such as site leasing for owned tower infrastructure. This replicates our U.K. model and forms a key part of our plans for Australia, which include site sharing for mobile cellular operators and emergency service communication services.

      Participate in the continued roll-out of U.K. digital networks. We believe that the continued roll-out of the U.K.'s digital TV, radio and communications networks will generate significant revenue opportunities and give us an opportunity to demonstrate our on-going commitment to the implementation of highly complex, state-of-the-art digital broadcast and communications systems. Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending our range of services to include not only tower leasing and transmission services (as with analog), but also "end to end" system integration and service, from studio play-out centers to terrestrial transmission. We have been successful in this area in the U.K. and plan to replicate this successful experience internationally.

      Expand scope of product portfolio available to customers. As the industry increasingly focuses on its core business, we are able to support this through our experience and knowledge to develop and deliver new products and services to meet customers broadcast, network and communication infrastructure requirements. These products and services are based upon further expanding the revenue streams from our existing asset portfolio. This includes new services such as interconnection, playout and studio facilities where we have had significant success already, such as our contracts with SDN and British Eurosport. We are currently in discussions for what we believe will be similar significant new opportunities.

      Leverage extensive management experience with consulting services. For example, we are becoming increasingly involved in our customers' tower portfolio growth plans in areas where we are able to add significant values such as frequency planning. As a result, closer customer relationships are developed that enables us to take advantage of further outsourcing opportunities.

      AUSTRALIA

      Our experience with privatization of the U.K. broadcast network, ten years' experience of subsequent commercial operation, and our digital broadcast expertise provide us with the know-how to take advantage of similar developments in other countries. In April 1999, we significantly expanded the sales and scope of our broadcasting business through the acquisition of the Australian National Transmission Network ("NTN"), from the Australian government.

      Our acquisition of NTN adds 410 towers to our business with significant growth opportunities similar to the U.K., including the transition of the network to digital. In addition to the 410 towers we own, we also have access to an additional 151 towers. As such, we operate 561 tower sites and provide television and radio transmission services to Australia's national public TV and radio broadcasters, ABC and SBS. In addition, we serve regional and community TV and radio broadcasters, and provide equipment hosting services to telecommunications operators and emergency service communications from our towers.

      We intend to apply to the Australian network a strategy similar to that successfully employed in the U.K., specifically we intend to:

      o Yield operational efficiencies based on our experience of broadcast operation and privatization in the U.K.

      o Expand usage of tower infrastructure through new incremental revenues on existing infrastructure

      o Implement the transition to digital utilizing our U.K. expertise, focusing on long term signal distribution and transmission contracts

      o Enter the distribution and connectivity markets, initially by deploying an east coast telecommunications network to distribute new digital TV signals and other carrier services. This is similar to the successful market entry strategy used in the U.K.

      Since the acquisition of NTN, we have made a number of significant improvements to the existing operations in Australia and are now well positioned to take advantage of new opportunities in digital terrestrial broadcasting, data broadcasting and wireless and cellular networks.

      Our existing terrestrial television customers now benefit from a new network operations center based in Sydney from which the entire terrestrial TV network is managed. This facility is modeled on the existing facilities in the U.K. and will also enable us to operate and manage new digital terrestrial networks in the future. This new facility provides our customers with significantly more information and visibility of the networks and helps to further improve the responsiveness of our maintenance services.

      As part of the introduction of digital television in Australia, the government is actively promoting "datacasting" services which will ultimately provide homes with TV-based access to e-mail, the Internet, financial services, shopping, news, games and other interactive services. We have been awarded a datacasting trial licence by the Australian Broadcasting Authority (ABA) which has facilitated development of a technology platform for transmission to potential datacasters in order to broadcast content to a number of homes and businesses in Sydney, Canberra and Newcastle. We will also supply the associated end-to-end solution for the operators in the trial. This will encompass cable feed, encoders, multiplex, transmission services and the provision of set-top boxes.

     We have also gained new customers in the wireless communications market (such as Hutchison who uses certain of our towers for its CDMA network rollout). We are also developing new transmission services to support a recent Northern Territory government contract for two television services in Darwin, eleven new television and radio services for the Australian Broadcasting Corporation and 71 new analog television services for SBS.

SERVICES

      We are a leading global owner and operator of broadcast transmission and wireless communications infrastructure and related services. We own and manage 2,442 transmission towers and sites, of which 410 are located in Australia and 2,032 are located in the U.K. Of these sites, 1,020 provide broadcast services (611 in U.K., 410 in Australia). In addition to the 2,442 towers, we also have access to a further 829 sites for the use by our broadcast customers (151 in Australia and 678 in the U.K.). Using these sites and our supporting communication and service infrastructure, we are able to deliver national and regional broadcast and wireless communication services.

      We have developed a range of associated complimentary services around our site portfolio which enable us to use our experience and expertise to provide maximum leverage of the portfolio. These services are:

      o     Tower and site infrastructure services

            o Identification and acquisition of tower and sites, both individually and whole portfolios.

            o      Tower design, construction and project management.

            o      Antenna design and installation.

            o Both as a stand-alone service and as part of a wider service package to broadcast and wireless customers.

      o     Network management and development

            o Complete management and control of high availability broadcast networks on behalf of broadcast customers utilizing state-of-the-art remote monitoring and control systems.

            o Maintenance services for complete networks of broadcast transmission equipment.

      o Satellite uplinking services and associated support 24 hours a day, 7 seven days a week

            o Complete transmission services for entertainment services and distribution.

            o Mobile and transportable uplink facilities for customer site or remote use such as breaking news and sport services.

      o     Frequency and network planning

      o     Communications

            o Extensive fiber and microwave communications network to provide connection with and between tower and site infrastructure.

            o Fiber connectivity services between our uplink sites, customer premises in the U.K. and U.S. studio and playout facilities.

NETWORKS

Our tower and site portfolio consists of:

                             OWNED,     TO WHICH WE
                            LEASED OR       HAVE
            LOCATION         MANAGED       ACCESS          TOTAL
          ------------   ------------   ------------   ------------
          U.K.                2,032          678          2,710
          AUSTRALIA             410          151            561
          ------------   ------------   ------------   ------------
          TOTAL               2,442          829          3,271

      U.K. NETWORKS

Tower and Sites

      We have 2,032 owned and managed sites in the U.K. that provide extensive coverage of the U.K. population and landmass for our businesses in site leasing, broadcasting services and wireless communications. A large number of the towers were built for broadcast purposes before 1990. Between 1996 and 1999, we have constructed 241 towers at an aggregate cost of approximately (pound)17 million ($25.5 million ). Although current tower construction is not significant, it is anticipated that development of a large number of sites available to us as part of recent acquisitions will result in increased construction. Portfolio growth is currently achieved primarily through acquisition.

      The U.K. sites portfolio includes large hilltop transmission structures of heights ranging from under 30m to 385m (1270 ft).

TOWERS OVER 50M IN HEIGHT

                 Over 300m             10
                 200-300m              14
                 100-200m              12
                 50-100m               73

      These sites together afford the capability of line of sight microwave interconnection, as well as ideal locations for the operation of broadcast & two-way communications systems. Typical figures for key applications' coverage afforded by these sites is given below.

                 MARKET                     POPULATION COVERAGE
                 ------                     -------------------
                 TV Broadcast                        99%
                 Cellular communications             75%
                 Paging                              97%
                 PMR                                 97%

      Population coverage is determined by the Independent Television Commission, the U.K.'s commercial television regulatory authority. For cellular communications, coverage is based on an estimate of U.K. population coverage for a 7.5 km cell radius based on the U.K. government 1991 census. For paging and PMR, coverage is based on an estimate of U.K. population coverage for a 20 km cell radius based on the U.K. government 1991 census.

      It is our business policy to develop sites for any of our key markets in any area of the U.K. not currently served by good radio sites. As such, the effective coverage achievable from our sites is 100% in all key markets. We have extensively marketed our sites and have attracted a significant number of users on our existing site portfolio. Given current growth trends in mobile communications and the rollout across the U.K. of digital broadcast services, we anticipate significant continued growth in installations of new tenants.

      In addition to our owned and managed sites, we also have access to a further 678 additional sites in the U.K. to provide 99% national TV coverage through a site-sharing agreement. As a result of a number of factors which include the historical structure of the industry, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erecting further towers, we have made arrangements with CCI to share a large number of tower sites.

Satellite and Fiber

      We also own and operate a satellite communication network, which we use to provide services to our customers. This network consists of two uplink sites in Winchester and London which currently include 30 satellite dishes with sizes up to 52ft (16m) with the ability to transmit directly to over 50 satellites between 30 degrees West and 69 degrees East.

      In order to meet expanded demand for these services, we are also constructing an additional uplink site near Winchester which is planned to include up to 20 additional satellite dishes and will significantly increase our capacity. All required approvals have been granted and construction of this site is under way with the first services expected in the third quarter of 2000.

      All of our uplink sites are connected using a fiber network which provides our customers with connectivity to studios, facility houses, playout centers and, via our partnership with Williams Vyvx in the U.S., 48 cities in the U.S.

      We also own and operate a fleet of satellite news gathering trucks and portable "flyaway" terminals with which we are able to provide a range of services to our customers in association with our fixed uplinking and fiber infrastructure.

      AUSTRALIA

      In 1999, as part of our strategy of international expansion, we acquired NTN, the provider of broadcast transmission services to ABC and SBS, Australia's national public TV and radio broadcasters.

      The acquisition includes a broadcast site portfolio of 410 sites that are owned or leased and operated by us, and allows us to provide both new services to our existing customers and to grow site utilization by adding wireless and mobile communication customers. In addition, we have access to a further 151 sites to service our existing broadcast business.

      Our strategy is to grow the site portfolio through individual and portfolio acquisition and 'build to suit' construction.

SALES & MARKETING

      In anticipation of continued growth and in order to enhance decentralized management, our business is structured as customer focused business units including Media Solutions (comprised of Broadcast Television and Radio, Satellite and Media Services); Towers & Sites; and Australia. Each unit addresses and implements our sales and marketing requirements to meet its own needs and also benefits from corporate marketing activity undertaken along with the NTL Group.

      A key objective is to understand our customers' requirements to a level which will enable us to provide the best solution within their budget to support their business plan, from coverage growth to penetration of new markets. Our history of pioneering new approaches, operating flexibility and utilizing state-of-the-art technology should position us well in the partnership added value environment.

      Our site portfolio, and details of structure heights and locations, have been identified as critical information in our customers' decision to use our facilities and services. To this end we deliver our site portfolio information via state of the art electronic communication techniques providing our customers with the most up to date information to support and develop their businesses.

      We also undertake extensive proactive sales and marketing of our tower and site portfolio, including:

      o Direct sales through a dedicated national sales force that specializes in long term relationships with major customers

      o Dedicated resources to support and drive our customers' growth via virtual teams from strategic account development to after sales care

      o Development of close operational links with customers to better understand their site requirements and ensure awareness of our portfolio

      o     Database marketing of our existing customer base

      o A range of marketing communications activities including promotional brochures, newsletters, press liaison activities and regular industry exhibition attendance

      o     Attendance at relevant trade shows and conferences

      o Public and community related conferences and meetings to enhance our customers understanding of our current and future products and markets

      In order to support our international business development strategy, we also maintain sales offices in Singapore and Australia. These offices are able to draw on our global experience and knowledge to identify opportunities and generate revenues.

      Finally, in support of our international acquisition strategy, a dedicated team based in the U.K. monitors and identifies potential partnership, merger and acquisition activity and undertakes activities required to bring these opportunities to conclusion.

CUSTOMERS

      In both our site rental and network services businesses, we work with multiple customers in a variety of industries including those identified below.

      UNITED KINGDOM


BUSINESS UNIT           PRIMARY CUSTOMERS              INDUSTRY/MARKET
-------------           -----------------              ---------------
Media Solutions         Channel Four and Five; 17      Broadcasters
                        regional ITV companies;
                        BBC

                        Turner, Flextech,              Programers
                        Discovery, QVC

                        Reuters, APTN                  News Agencies

Broadcast Radio         BBC; Classic FM and parent     Radio
                        company GWR plc; Digital
                        One; Capital Radio plc;
                        EMAP Radio; Chrysalis
                        Radio

Towers & Site Leasing   Vodafone plc; Orange plc;      Cellular / Paging / PCS
(Cellular / Paging)     One2One; BTCellnet; and
                        Dolphin

                        Vodafone Airtouch, Cellnet,    Telecommunications,
                        One 2 One, Orange, Dolphin,    point to point links
                        BT N&S, Cable & Wireless,
                        Highway One, and MLL.


      AUSTRALIA


BUSINESS UNIT           PRIMARY CUSTOMERS             INDUSTRY
-------------           -----------------             --------
Television Broadcast    ABC; SBS                      Broadcasting

Radio Broadcast         ABC, SBS and DMG              Radio
Services

Towers & Site Leasing   Telstra, Vodafone, C&W        Cellular / Paging / PCS /
(Cellular Paging/       Optus, WIN television,        Broadcasting
broadcast)              Prime Television


      Only two customers, Channel Four in the U.K. and ABC in Australia, are expected to account for more than 10% of 2000 revenues of the Broadcast Group. Our ITV customers are made up of a federation of 17 individual franchises of which none individually make up more than 10% of revenues of the Broadcast Group. However, control of most of these 17 rests in the hands of three consolidated companies and the 17 negotiate with us collectively for contract renewal and pricing. Collectively, the 17 ITV companies contribute in excess of 10% of revenues of the Broadcast Group.

COMPETITION

      UNITED KINGDOM

      CCI is our primary competition in the terrestrial broadcast transmission market in the United Kingdom. CCI provides transmission services to the BBC. It also has been awarded the transmission contract for the new DTT multiplex service for the BBC and OnDigital. CCI has diversified from its core television broadcasting business using its transmission infrastructure to enter into the radio transmission and telecommunications sectors.

      Although CCI is a direct competitor, each of us and CCI have reciprocal rights to use the others' sites for broadcast transmission services in order to enable each of us to achieve the necessary country-wide coverage. This relationship is formalized by the site-sharing agreement entered into in 1991 when the IBA's towers portfolio was privatized and sold to us.

      CCI also offers site rental on a significant number of sites (some of which are managed on behalf of third parties) and has a range of site-related services, including installation and maintenance. There is little overlap between the portfolios and we believe our towers to be as well situated as those of CCI and that we will be able to continue expanding our own third-party site-sharing penetration.

      Tower & Site leasing also has CCI as its key competitor but also competes against Aerial Group plc which owns a smaller portfolio of towers, and cellular operators Vodafone Airtouch, Cellnet and Orange who own tower infrastructure. All of the U.K. mobile operators own site infrastructure and lease space to other users. The openness to sharing with direct competitors varies by operator. BTCellnet and Vodafone Airtouch have agreed to cut site costs by jointly acquiring and developing sites in the Scottish Highlands. BT and Cable & Wireless Communications are both major site-sharing customers but also compete by leasing their own sites to third parties. BT's position in the market is even larger when considered in combination with its interest in Cellnet.

      Several other companies compete in the market for site rental. These include British Gas, Racal Network Systems, Aerial Sites Plc, Relcom Aerial Services and the Royal Automobile Club. Some companies own sites initially developed for their own networks, while others are developing sites specifically to exploit this market.

      We face competition from a large number of companies in the provision of network services. The companies include CCI, speciality consultants and equipment manufacturers such as Nortel and Ericsson. Alice Soundtech, Radica and Sound Broadcast Systems all compete in our radio transmission market.

      AUSTRALIA

      In the provision of broadcasting transmission services, CCI is potentially a prime competitor and have recently acquired a portfolio of predominantly telecommunications towers, although they do not currently share broadcast infrastructure with us nor do they have an existing broadcast customer base. In addition, "TX Australia" has been formed as a joint venture by the three commercial metropolitan networks as an alternative supplier of sites, but not transmission services, in the five capital city markets. In the telecommunications market, there are approximately 40 carriers that are potential competitors.

      BARRIERS TO ENTRY

      The key barriers to entry for any competitor are the limitation on a new entrants' ability to gain access to a sufficient number of sites to provide a competitive service. These limitations include:

      o Customers' transmission licences and technical frequency planning restrictions often specify the location from which the transmission can take place. Our facilities are often the only available structures at the location. This is also a barrier to customers switching between transmission providers.

      o Planning/Zoning approval is becoming increasingly difficult and as such new entrants may often be precluded from building additional sites.

      o The capital-intensive nature of building transmission infrastructure. In addition the supporting broadcast infrastructure such as transmission control and monitoring systems must meet broadcaster requirements and the cost and complexity of replicating these would be very high. These costs are expected to increase with the migration to digital systems.

PROPERTIES

      We operate our business from a number of premises, all of which are shared to varying degrees with other parts of the NTL Group. Key premises are the head office at Crawley Court in Hampshire and the operations center at Emley Moor in Yorkshire which are both owned freehold and are largely devoted to our business.

       The 2,032 towers and sites in the U.K., and additional operational sites contain freehold owned sites (229), long leasehold sites (1,545), managed and licensed sites (258). The duration of these leases range from one to 20 years. We also have two satellite uplink facilities at Crawley Court and Morn Hill, both in Hampshire, which are both owned freehold.

      We do not believe that the short leasehold status of some of our sites poses any material threat to our revenues or plans.

      In Australia, we have access to 561 sites. We manage and can develop 410 transmission sites which are owned (240 freehold, 170 leasehold), leased or operated under licence. For 151 sites, we share under license and operate under restricted rights. We also lease offices in Sydney and Canberra.

EMPLOYEES

      Our services and infrastructure are provided using a combination of our employees and service delivery, support and maintenance from the NTL Group's operations division.

      As of April 30, 2000, our Broadcast Group employees numbered 601 of which 77 are based in Australia, 16 in Asia and 508 in the U.K. This includes the business management, commercial, project and technical support functions.

      Additionally, approximately 750 operations employees are dedicated to delivering, maintaining and operating the broadcast transmission services through managed service level agreements. On a short-term basis, additional employees are also used from other parts of NTL for specific projects.

      We recognize a single union, the Broadcast Entertainment Cinematography and Theatrical Trade Union ("BECTU"). Approximately 20% of core staff (120) and approximately 90% of technical and operational staff
(630) are represented by BECTU with whom we have a formal collective bargaining agreement. We enjoy excellent relationships with our employees and there have been no significant labor disputes in the last five years.

SITE SHARING AGREEMENT

      Our site sharing agreement with Crown Castle enables us to provide close to 100% coverage of the UK for the broadcast of television or radio. Under the present site sharing agreements, each party has reciprocal rights to use each others' sites for broadcasting usage. Each site license granted pursuant to this site sharing agreement is for an initial period expiring on December 31, 2005, subject to title to the site and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December.

LEGAL PROCEEDINGS AND REGULATORY

      We are not currently a party to any material litigation.

REGULATION

      U.K.

      Through our activities in broadcasting television and radio, we are required under U.K. legislation to hold Telecommunications Act licences.

          INDEPENDENT TELEVISION COMMISSION ("ITC") AND RADIO AUTHORITY ("RA")

      The ITC and RA are the regulatory bodies that oversee the entire commercial broadcast television and radio industry in the U.K. They are concerned both with content suitability and broadcast quality.

      Several of our customers have legal obligations to the ITC in these areas under their individual program licences. As the transmission service provider to most of the television and radio broadcasters in the industry we also have certain quality requirements to meet in order to enable its customers to meet their obligations to the ITC.

            TRANSMISSION LICENCE

      The Transmission License enables us to run telecommunications systems for the provision of television and radio transmission services. It permits us to carry out our core business of providing transmission services to television and radio broadcasters. The Transmission License was granted on December 20, 1990 for a period of 25 years from January 1, 1991. It is subject to revocation thereafter on 10 years' written notice from the Radiocommunications Agency. No notice may be given before the end of the fifteenth year. The transmission license also requires us to hold Wireless Telegraphy Act licenses in respect of each element of wireless telegraphy comprising our system.

            WIRELESS TELEGRAPHY LICENCES

      We hold a number of Wireless Telegraphy Act licenses throughout our business. Our core business of providing transmission services for television and radio broadcasting requires one of these, a License for the Transmission of Broadcasting Services. This license was granted on January 1, 1991 and permits us to operate wireless telegraphy stations at those sites, and at specified mast heights, power, polarization and frequency as set out in a schedule to the License.

      This license continues in force from year to year unless revoked by the Secretary of State or unless we do not pay the license fees.

      In addition, we provide transmission services for a large number of radio stations pursuant to our License for the Transmission of Broadcasting Services dated January 1, 1991. In respect of two radio stations, Classic FM and Virgin Radio, we have been issued licenses that are specific for those radio stations. In both cases, the radio station pays the license fees direct to the Radio Communications Agency.

            PRICE REGULATION

      Our Price Regulated Business consists of the television transmission service provided to the ITV (Channel 3) companies and Channel 4/S4C, including the operation and maintenance of transmission equipment and the provision to third party transmission operators of the accommodation, masts and antennae necessary for the operation of broadcast transmission services.

      On December 24, 1996, the Director General of OFTEL issued the formal modification to our Telecommunications Act Licenses to effect the price controls that are to apply to us for the period from January 1, 1997 to December 31, 2002. The Price Cap Review had two purposes: (1) to establish a new "P0" (allowable revenues for the first year of the next control period, 1997, in respect of our Maximum Price Regulated Business) and (2) to establish a new "X" (the percentage by which such revenues must, after allowing for consumer price inflation, be reduced each year thereafter). The Director General's review concluded that, on assumptions valid at the time, the new P0 was set at (pound)53.15 million ($79.73 million) and the new "X" was 4.

      AUSTRALIA

      Legislation concerning media and telecommunications is the responsibility of the Department of Communication and Arts. Media regulation and broadcasting spectrum planning is handled by the Australian Broadcasting Authority (ABA). Responsibility for the other, non-military spectrum falls under the Australian Communication Authority. Additional competition issues are determined by the Australian Consumer and Competition Commissions.

      As owner of broadcast intrastructure, the Broadcast Group is subject to certain legislative access obligations including the provision of analog broadcast and digital television transmission services and facilities access.



------------------------------------------------------------------------------

PROXY
                              NTL INCORPORATED
               110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING ON [   ], 2000


      The undersigned hereby appoints George S. Blumenthal, Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of NTL Incorporated (the "Company") to be held at 10:00 a.m., local time, on [ ], 2000, at the Essex House Hotel, located at 160 Central Park South, New York, New York 10019, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be a vote FOR proposal 1, FOR proposal 2, and in the discretion of the above named persons as to any other matter that may properly come before the Special Meeting.

      1. The approval of the charter amendment proposal as described in the accompanying proxy statement.

            [ ]  FOR          [ ]  AGAINST      [ ] ABSTAIN

      2. The approval of the incentive plan proposal as described in the accompanying proxy statement.

            [ ]  FOR          [ ]  AGAINST      [ ] ABSTAIN

      3. In the discretion of persons named above, to act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.


                      ________________________
                              Signature

                      ________________________
                              Signature


                   Dated: __________________, 2000

            In case of joint owners, each joint owner must sign.
            If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.


      PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                    AND RETURN IN THE ENCLOSED ENVELOPE